SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

Filed by the registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

      [ ]     Preliminary Proxy Statement         [ ]  Confidential, For Use
                                                       of the Commission Only
      [X]     Definitive Proxy Statement               (as permitted by Rule
                                                       14a-6(e)(2)
      [ ]     Definitive Additional Materials

      [ ]     Soliciting Material Pursuant to
              240.14a-11(c) or 240.14a-12

                         AAMES FINANCIAL CORPORATION
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               (Name of Registrant as Specified in Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
      [X]   No Fee Required
      [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
            0-11.

      (1) Title of each class of securities to which transaction applies:

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      (2) Aggregate number of securities to which transactions applies:


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      (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid.

[ ]   Fee paid previously with preliminary materials.

[ ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount previously paid:

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      (2)   Form, Schedule or Registration Statement No.:

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      (3) Filing party:

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      (4) Date filed:

[AAMES LOGO]

                               August 6, 1999

Dear Stockholder:

      You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Aames Financial Corporation (the "Company") to be held at the Hotel Inter-Continental, 251 S. Olive Street, Los Angeles, California 90012, on Monday, September 13, 1999, at 10:00 a.m., Los Angeles time (the "Meeting"). The Meeting was originally scheduled for December 18, 1998 (the "Originally Scheduled Meeting") and was later postponed by the Company to allow for the completion of negotiations with the Company's new equity partner, Capital Z Financial Services Fund II, L.P. ("Capital Z").

      After considering the Company's rapidly worsening financial distress, its immediate need for capital and its inability to attract other sources of the necessary capital, the Board of Directors decided it was in the best interests of the Company and its public stockholders to agree to the terms of a $125 million equity investment by Capital Z. As of today, Capital Z has purchased $100 million worth of the Company's equity for a per share equivalent price of $1.00 and received 75% of the voting control and 5 of 9 seats on the Board of Directors. Prior to the announcement of the Capital Z investment, the Company's common stock was trading at $2.50 per share. Donaldson, Lufkin & Jenrette Securities Corporation, the Company's financial advisor, considered the per share equivalent price of $1.00 to be fair to the Company's stockholders.

      The investment by Capital Z is a three-phase transaction:

                                   PHASE 1
                              FEBRUARY 10, 1999
          o Capital Z purchased 75,500 shares of Series B Convertible Preferred Stock and Series C Convertible Preferred Stock for $1,000 per share, for an aggregate investment of $75 million. Parties designated by Capital Z purchased 1,500 shares of Series C Convertible Preferred Stock for $1,000 per share.

          o Capital Z appointed or nominated five of the nine members of the Company's Board of Directors.


                                   PHASE 2
                                AUGUST 3, 1999
          o Capital Z purchased 25,000 additional shares of Series C Convertible Preferred Stock for $1,000 per share, for an aggregate additional investment of $25 million, bringing Capital Z's total investment to $101.5 million.

          o    The dilutive effect of Phases 1 and 2 is as follows:

                                         Percent of Voting Power
                                       -----------------------------
                                         PRIOR TO    AFTER PHASE 1
                                          PHASE 1     AND PHASE 2
                       Capital Z             0%           75.3%
                       Other               100%           24.7%
                       stockholders


                                   PHASE 3

          o PHASE 3 WILL ONLY OCCUR IF THE STOCKHOLDERS APPROVE THE AMENDMENTS To THE COMPANY'S CERTIFICATE OF INCORPORATION AND A 1,000-FOR-1 STOCK SPLIT OF THE STOCK PURCHASED BY CAPITAL Z TO BE CONSIDERED AT THE MEETING.

          o The Company will offer to its existing holders of common stock the right to purchase one share of Series C Convertible Preferred Stock for each share of their common stock in a rights offering.

          o If the existing holders of common stock purchase less than $25 million of the Series C Convertible Preferred Stock in the rights offering, Capital Z has agreed to purchase any additional amount of Series C Convertible Preferred Stock necessary to bring the total amount of stock sold in the rights offering to $25 million of the Series C Convertible Preferred Stock.

          o    The dilutive effect of Phases 1 through 3 is as follows:

                                                 Percent of Voting Power
                                       -------------------------------------------
                                         PRIOR TO    AFTER RIGHTS   AFTER RIGHTS
                                         PHASE 1     OFFERING (IF   OFFERING (IF
                                        ----------   NONE OF THE    ALL OF THE
                                                         OTHER         OTHER
                                                     STOCKHOLDERS   STOCKHOLDERS
                                                       EXERCISE       EXERCISE
                                                      THEIR RIGHT   THEIR RIGHT
                                                      TO PURCHASE)  TO PURCHASE)
                                                      ------------   -----------
                       Capital Z             0%          78.2%          61.1%
                       Other stockholders  100%          21.8%          38.9%



      After the rights offering, the Company will have sold newly issued shares of its capital stock representing between 80.3% and 81.1% of the total equity of the Company for an aggregate of between $126.8 million and $132.8 million. The following are the primary effects of the investment by Capital Z:

          o THE STOCKHOLDERS EXISTING PRIOR TO THE INVESTMENT BY CAPITAL Z HAVE SUFFERED SUBSTANTIAL DILUTION TO THEIR STOCK HOLDINGS. AS A RESULT OF THE INVESTMENT BY CAPITAL Z, THESE STOCKHOLDERS WILL BE REDUCED FROM HOLDING 100% OF THE VOTING POWER TO BETWEEN 21.8% AND 38.9% OF THE VOTING POWER OF THE COMPANY.

          o THE STOCK PRICE PRIOR TO THE ANNOUNCEMENT OF THE INVESTMENT BY CAPITAL Z (AS OF DECEMBER 23, 1998) WAS $2.50 AS COMPARED TO THE $1.00 PER SHARE PAID BY CAPITAL Z FOR CONTROL OF THE COMPANY.

          o Capital Z will ultimately beneficially own between 61.1% and 78.2% of the total equity and voting power of the Company. For this position, Capital Z will have paid between $100 million and $125 million. Capital Z's final ownership percentage and total investment will depend upon the amount of Series C Convertible Preferred Stock purchased by the holders of the common stock in the rights offering.

          o The pro forma book value per share of common stock (assuming full subscription of the rights offering) was $0.64 at December 31, 1998 compared to the actual book value per share of $3.40 reported at December 31, 1998.

          o 4 of the 9 directors have been appointed and a fifth nominated by Capital Z.

          o We have obtained $101.5 million in additional capital from Capital Z and other parties designated by Capital Z and will obtain an additional amount between $25 million and approximately $31 million if the rights offering is consummated.

       At the Meeting, you will be asked to consider and vote upon several proposals related to the investment by Capital Z . Specifically, you will be asked to consider proposals to amend the Company's Certificate of Incorporation to (1) increase the authorized amount of the Company's common stock, (2) increase the authorized amount of the Company's preferred stock, (3) amend the Certificate of Incorporation with respect to the Series B and Series C Preferred Stock to change to September 30, 1999 the date by which stockholders must approve those increases in the Company's authorized capital, and (4) effect a 1,000-for-1 forward stock split of the outstanding classes of preferred stock. These amendments are necessary to complete a recapitalization of the Company and are conditions for consummating the rights offering. The Board of Directors of the Company recommends that the stockholders vote in favor of all of the proposals.

       Pursuant to the terms of a waiver given by the current holders of the Series B and Series C Convertible Preferred Stock, if the Company fails to adopt these amendments prior to the earlier of September 30, 1999 or the date of the Meeting (if, in the latter case, any of the proposed amendments to the Certificate of Incorporation is defeated at the Meeting), the dividend rate on the Series B and Series C Convertible Preferred Stock will increase from 6.5% to 15% per annum. Further, if these amendments are not adopted by September 30, 1999, a warrant to purchase up to 3 million shares of common stock held by Capital Z Management, Inc., an affiliate of Capital Z, will become exercisable at an exercise price of $1.00 per share.

      In addition to the proposals to amend the Company's Certificate of Incorporation, you will be asked to vote in the election of directors, to adopt the 1999 Stock Option Plan and to ratify the appointment of Ernst & Young LLP as the Company's independent accountants.

      The enclosed materials supersede and replace the materials that were sent to you for the Originally Scheduled Meeting, and we therefore encourage you to read carefully the enclosed Notice of Annual Meeting and Proxy Statement, which more fully describe the proposals to be considered at the Meeting.

      It is important that your shares be represented at the Meeting, whether or not you plan to attend personally. Therefore, you are requested to complete, sign and date the enclosed proxy card and return it as soon as possible in the enclosed envelope so that your shares will be represented. Please note that proxy cards returned for the Originally Scheduled Meeting are invalid and, in order for your shares to be counted, you should return the enclosed proxy card. If you attend the Meeting in person, you may vote in person even if you have previously returned your proxy card.

      We appreciate your support.

                                                Sincerely,

                                                /s/ Steven M. Gluckstern

                                                Steven M. Gluckstern
                                                Chairman of the Board

                           AAMES FINANCIAL CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 13, 1999

TO THE STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Aames Financial Corporation (the "Company") will be held at the Hotel Inter-Continental, 251 S. Olive Street, Los Angeles, California 90012, on Monday, September 13, 1999, at 10:00 a.m., Los Angeles time, for the purpose of voting upon:

     1. Common Stock Proposal. A proposal to approve an amendment to the Company's Certificate of Incorporation to increase the Company's authorized common stock by 350,000,000 shares to an aggregate of 400,000,000 shares (the "Common Stock Proposal");

     2. Preferred Stock Proposal. A proposal to approve an amendment to the Company's Certificate of Incorporation to increase the Company's authorized preferred stock by 199,000,000 shares to an aggregate of 200,000,000 shares (the "Preferred Stock Proposal");

     3. Preferred Stock Amendment Proposal. A proposal to approve an amendment to the Company's Certificate of Incorporation with respect to the Series B and Series C Convertible Preferred Stock to change to September 30, 1999 the date by which the Common Stock Proposal and Preferred Stock Proposal must be approved to avoid an increase in the dividend rate on each such series from 6.5% to 15% (the "Preferred Stock Amendment Proposal" and, together with the Common Stock Proposal and the Preferred Stock Proposal, the "Stock Proposals").

     4. Stock Split. A proposal to approve an amendment to the Company's Certificate of Incorporation to effect a 1,000-for-1 forward stock split of the Company's Series B Convertible Preferred Stock and Series C Convertible Preferred Stock outstanding as of September 13, 1999 (the "Stock Split");

     5. Election of Series B Directors. The election of four Series B Directors to hold office until the 1999 Annual Meeting of Stockholders and thereafter until such directors' successors are duly elected and qualified.

     6. Election of Class III Common Stock Director. The election of one Class III Common Stock Director to hold office until the 2001 Annual Meeting of Stockholders and until such director's successor is duly elected and qualified;

     7. 1999 Stock Option Plan. The adoption of the Company's 1999 Stock Option Plan;

     8. Ratification of Accountants. The ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending June 30, 1999; and

     9. Other Business. Such other business as may properly come before the Meeting and any adjournment(s) thereof.

          The Meeting was originally scheduled for December 18, 1998 (the "Originally Scheduled Meeting"). Due to ongoing negotiations with Capital Z Financial Services Fund II, L.P., a Bermuda limited partnership ("Capital Z"), which the Company believed would lead to an equity investment by Capital Z, the Company elected to postpone the Originally Scheduled Meeting to avoid the additional expense of a special meeting of the stockholders of the Company in connection with a transaction with Capital Z. On December 23, 1998, the Company entered into a Preferred Stock Purchase Agreement with Capital Z, which was amended on February 10, 1999, June 9, 1999 and July 16, 1999, pursuant to which a partnership majority-owned by Capital Z and certain other investors designated by Capital Z purchased $101.5 million of the Company's Series B and Series C Convertible Preferred Stock and Capital Z or its designees agreed to purchase up to $25 million of additional Series C Convertible Preferred Stock to the extent not purchased by the holders of the Company's common stock in a contemplated rights offering (discussed in the attached Proxy Statement). Under this agreement, the Company has agreed to solicit its stockholders' approval of the amendments to its

Certificate of Incorporation as more fully described in the attached Proxy Statement. This notice supersedes and replaces in all respects the notice sent to stockholders for the Originally Scheduled Meeting.

      Only stockholders of record of the Company at the close of business on July 15, 1999 are entitled to notice of, and to vote at, the Meeting and any adjournment(s) thereof.

      All stockholders are cordially invited to attend the Meeting in person. However, to ensure your representation at the Meeting, you are urged to complete, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Proxies returned for the Originally Scheduled Meeting will not be counted for the Meeting and therefore you must mark, sign and return this new Proxy to ensure your representation at the Meeting. Any stockholder attending the Meeting may vote in person, even though he or she has returned a Proxy.

                                             By Order of the Board of Directors

                                             /s/ Barbara S. Polsky

                                             Barbara S. Polsky
                                             Secretary

Los Angeles, California August 6, 1999

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. PROXIES RETURNED FOR THE ORIGINALLY SCHEDULED MEETING WILL NOT BE COUNTED AS VOTING AT THE MEETING.

YOUR BOARD OF DIRECTORS HAS REVIEWED AND CONSIDERED THE TERMS AND CONDITIONS OF THE STOCK PROPOSALS AND THE STOCK SPLIT. THE BOARD OF DIRECTORS BELIEVES THAT THE STOCK PROPOSALS AND THE STOCK SPLIT ARE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE STOCK PROPOSALS AND THE STOCK SPLIT AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THEIR APPROVAL.

                         AAMES FINANCIAL CORPORATION
                       350 S. Grand Avenue, 52nd Floor
                        Los Angeles, California 90071
                                (323) 210-5000
                               ----------------

                               PROXY STATEMENT
                        ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 7, 1999

                              TABLE OF CONTENTS



INTRODUCTION.............................................................................1
    General..............................................................................1
    Summary..............................................................................2
      Our Recommendations to Stockholders................................................2
      Record Date; Voting Power..........................................................2
      Matters to be Considered at the Meeting............................................2
      Vote Required to Approve the Proposals.............................................2
      Share Ownership of Certain Stockholders and Management.............................3
      The Capital Z Investment...........................................................4
      Background of the Capital Z Investment.............................................5
      Certain Effects of the Capital Z Investment........................................5
      Terms of the Series B and Series C Convertible Preferred Stock.....................6
      Fairness Opinion of Financial Advisor..............................................7
      Required Stockholder Approvals.....................................................7
      Reasons for Increasing Authorized Capital and Effecting the Stock Split............8
      Consequences of Failure to Approve Proposed Amendments to Certificate
    of Incorporation.....................................................................8
      Consequences of Approval of the Proposed Amendments to the Certificate
    of Incorporation.....................................................................8
      1999 Stock Option Plan.............................................................9
      Ratification of Independent Accountants............................................9
    Revocability of Proxies.............................................................10
    Costs of Solicitation of Proxies....................................................10
    Voting Securities...................................................................10
STOCK PROPOSALS.........................................................................13
    Introduction........................................................................13
    The Stock Proposals and the Stock Split.............................................13
    Vote Required.......................................................................14
    Reasons for Increasing Authorized Capital, Changing the Date in the
    Series B and Series C Convertible Preferred Stock
    and Effecting the Stock Split.......................................................15
    Background and Purpose of the Stock Proposals and the Stock Split...................17
    Opinions of Financial Advisor.......................................................22
    Factors Considered by the Board of Directors in Approving the Capital Z
    Transaction.........................................................................28
    Board of Directors Recommendations..................................................29
ELECTION OF SERIES B DIRECTORS..........................................................30
ELECTION OF CLASS III COMMON STOCK DIRECTOR.............................................31
    Capital Z and the Board of Directors................................................31
MANAGEMENT..............................................................................32
    Information with Respect to Nominees, Continuing Directors and Executive
    Officers............................................................................32
    Board Meetings and Committees.......................................................34
    Compensation of Directors...........................................................34
    Certain Relationships and Related Transactions; Employment Agreements...............34
    Compensation Committee Interlocks and Insider Participation.........................40


                                    Page i

PRINCIPAL STOCKHOLDERS..................................................................40
EXECUTIVE COMPENSATION..................................................................43
    Summary Compensation Table..........................................................43
    Option Grants in Last Fiscal Year...................................................44
    Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Options..........45
    Section 16(a) Beneficial Ownership Reporting Compliance.............................45
    Section 401(k) Plan.................................................................45
    Deferred Compensation Plan..........................................................46
PERFORMANCE GRAPH.......................................................................47
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION..........................47
    Executive Compensation..............................................................48
    Performance Bonus Plan..............................................................48
    Executive Compensation--Chief Executive Officer.....................................49
    Statement Regarding Tax Policy Compliance...........................................49
PROPOSAL TO APPROVE THE ADOPTION OF THE AAMES FINANCIAL CORPORATION 1999
   STOCK OPTION PLAN....................................................................50
    Introduction........................................................................50
    Purpose.............................................................................50
    Effective Date; Duration............................................................50
    Administration......................................................................50
    Eligibility and Nondiscretionary Grants.............................................50
    Terms of Options....................................................................51
    Adjustments Upon Changes in Capitalization..........................................51
    Change in Control...................................................................52
    Market Value........................................................................52
    Shares Subject to the 1999 Plan.....................................................52
    Amendment and Termination of the 1999 Plan..........................................52
    Federal Income Tax Consequences.....................................................52
    New Plan Benefits...................................................................52
    Vote Required and Board of Directors' Recommendation................................54
PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS...........................55
PROPOSALS OF STOCKHOLDERS...............................................................55
OTHER MATTERS...........................................................................55
ANNUAL REPORT TO STOCKHOLDERS...........................................................56
REPORTS ON FORM 10-K AND 10-K/A.........................................................56

EXHIBIT "A" - AAMES FINANCIAL CORPORATION 1999 STOCK OPTION PLAN
EXHIBIT "B" - PROPOSED AMENDMENTS TO ARTICLE FOURTH OF THE COMPANY'S
            CERTIFICATE OF INCORPORATION
EXHIBIT "C" - PROPOSED AMENDMENTS TO THE CERTIFICATE OF INCORPORATION WITH
            RESPECT TO SERIES B CONVERTIBLE PREFERRED STOCK AND SERIES C CONVERTIBLE PREFERRED STOCK
EXHIBIT "D" - DECEMBER 21, 1998 LETTER, DONALDSON, LUFKIN & JENRETTE
            SECURITIES CORPORATION TO THE BOARD OF DIRECTORS OF AAMES FINANCIAL CORPORATION
EXHIBIT "E" - JULY 16, 1999 LETTER, DONALDSON, LUFKIN & JENRETTE
            SECURITIES CORPORATION TO THE CONTINUING BOARD OF DIRECTORS OF THE BOARD OF AAMES FINANCIAL CORPORATION


                                     Page ii

                                  INTRODUCTION

GENERAL

         Aames Financial Corporation (the "Company") is furnishing this Proxy Statement to you to solicit proxies for use by our Board of Directors at our 1998 Annual Meeting of Stockholders (the "Meeting"), to be held at the Hotel Inter-Continental, 251 S. Olive Street, Los Angeles, California 90012, at 10:00 a.m., Los Angeles time, on September 13, 1999, and any adjournment(s) of the Meeting. We elected to postpone the Meeting from its originally scheduled date of December 18, 1998 (the "Originally Scheduled Meeting") due to our ongoing negotiations with Capital Z Financial Services Fund II, L.P. ("Capital Z"), because we believed those discussions would lead to an investment by Capital Z. By postponing the Originally Scheduled Meeting, we avoided the expense of a special meeting of the stockholders to consider matters related to the transaction with Capital Z. Under our agreement with Capital Z, which is described in greater detail below, we have agreed to solicit your approval of the amendments to our Certificate of Incorporation, which are described in detail in this Proxy Statement. This Proxy Statement and the accompanying Proxy supersede and replace the Proxy Statement and Proxy mailed to you for the Originally Scheduled Meeting. Even if you completed and returned a Proxy for the Originally Scheduled Meeting, your vote will not be counted unless you complete and return the enclosed Proxy to be represented at the Meeting or you attend the Meeting and vote in person. We anticipate mailing this Proxy Statement and the accompanying Proxy to you on or about August 9, 1999.

                                     SUMMARY


      THIS SUMMARY ONLY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY STATEMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO FULLY UNDERSTAND THE PROPOSALS PRESENTED BY THE BOARD OF DIRECTORS FOR CONSIDERATION BY THE STOCKHOLDERS, YOU SHOULD READ CAREFULLY THIS ENTIRE PROXY STATEMENT.

OUR RECOMMENDATIONS TO STOCKHOLDERS

(See pages 29, 30, 31, 54 and 55.)

      The Board of Directors unanimously recommends that you vote FOR the approval and adoption of each of the proposals to be presented at the stockholders' meeting.

RECORD DATE; VOTING POWER

(See pages 9 and 10.)

      Only stockholders who hold shares on the Record Date, July 15, 1999, are entitled to vote at the stockholders' meeting. At the stockholders' meeting, you are entitled to one vote for each share of common stock you hold of record as of the Record Date and 1,000 votes for each share of preferred stock you hold of record as of the Record Date (except that the Series C Convertible Preferred Stock is not entitled to vote for the election of directors).

      On the Record Date, there were 31,016,964 shares of common stock outstanding and 76,750 shares of preferred stock outstanding consisting of 26,704 shares of Series B Convertible Preferred Stock and 50,046 shares of Series C Convertible Preferred Stock. All of the shares of common stock and preferred stock outstanding on July 15, 1999 are entitled to vote at the stockholders' meeting.

MATTERS TO BE CONSIDERED AT THE MEETING

     At the stockholders' meeting, you will be asked to approve the following:

o an increase in the authorized number of shares of our common stock from 50,000,000 to 400,000,000 shares. This requires an amendment to our Certificate of Incorporation;

o an increase in the authorized number of shares of our preferred stock from 1,000,000 to 200,000,000 shares. This requires an amendment to our Certificate of Incorporation;

o a change to September 30, 1999 from June 30, 1999 in the Series B and Series C Preferred Stock the date by which the stockholders must approve the increase in the authorized common stock and authorized preferred stock. This requires an amendment to our Certificate of Incorporation.

o a 1,000-for-1 forward stock split of our Series B Convertible Preferred Stock and our Series C Convertible Preferred Stock. This requires an amendment to our Certificate of Incorporation;

o the election of four Series B Convertible Preferred Stock directors (the "Series B Directors") for terms ending at the 1999 annual meeting of stockholders (if you hold shares of Series B Convertible Preferred Stock);

o the election of one Class III common stock director (the "Common Stock Director") for a term ending at the 2001 annual meeting of stockholders (if you hold shares of common stock or Series B Convertible Preferred Stock);

o    the 1999 Stock Option Plan;

o the ratification of the appointment of Ernst & Young LLP as our independent accountants for the fiscal year ending June 30, 1999; and

o such other matters as may properly come before the stockholders' meeting and any adjournment(s) thereof.

     We do not expect to ask our stockholders to vote on any other matters at the stockholders' meeting. However, if any other matters are properly presented at the stockholders' meeting for consideration, the persons named by the stockholders to be their proxies will have discretion to vote on such matters in accordance with their own judgment.

VOTE REQUIRED TO APPROVE THE PROPOSALS

     To approve the proposal to increase the number of authorized shares of common stock from 50,000,000 to 400,000,000, we must receive:

o the affirmative vote of a majority of the votes entitled to be cast by holders of all outstanding shares of common stock and all outstanding shares of preferred stock, voting together as a single class; and

o the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares of common stock, voting together as a separate class.

     To approve the proposal to increase the number of authorized shares of preferred stock from 1,000,000 to 200,000,000, we must receive:

o the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares of common stock and all outstanding shares of preferred stock, voting together as a single class; and

o the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares of preferred stock, voting together as a separate class.

     To approve the proposal to change to September 30, 1999 from June 30, 1999 in the Series B and Series C Convertible Preferred Stock the date by which the stockholders must approve the increase in the authorized common stock and authorized preferred stock, we must receive:

o the affirmative vote of a majority of the votes entitled to be cast by holders of all outstanding shares of common stock and all outstanding shares of preferred stock, voting together as a single class;

o the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares of preferred stock, voting together as a separate class.

     To approve of the 1,000-for-1 forward stock split of the Series B and Series C Convertible Preferred Stock, we must receive:

o the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares of common stock and all outstanding shares of preferred stock, voting together as a single class; and

o the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares of preferred stock, voting together as a separate class.

     To elect each of the Series B Directors, we must receive the affirmative vote of a majority of the votes entitled to be cast by holders of Series B Convertible Preferred Stock which are present and voting (either in person or by proxy) at the stockholders' meeting. HOLDERS OF THE COMMON STOCK AND HOLDERS OF THE SERIES C CONVERTIBLE PREFERRED STOCK ARE NOT ENTITLED TO VOTE IN THE ELECTION OF THE SERIES B DIRECTORS.

     To elect the Common Stock Director, we must receive the affirmative vote of a majority of the votes cast by holders of common stock and Series B Convertible Preferred Stock who are present and voting (either in person or by proxy) at the stockholders' meeting, voting together as a single class. HOLDERS OF THE SERIES C CONVERTIBLE PREFERRED STOCK ARE NOT ENTITLED TO VOTE IN THE ELECTION OF THE COMMON STOCK DIRECTOR.

     To adopt the 1999 Stock Option Plan and to ratify the appointment of Ernst & Young LLP as our independent accountants for the fiscal year ending June 30, 1999, we must receive the affirmative vote of a majority of the votes cast by holders of outstanding shares of common stock and outstanding shares of preferred stock, which are present and voting (either in person or by proxy) at the stockholders' meeting, voting together as a single class.

SHARE OWNERSHIP OF CERTAIN STOCKHOLDERS AND MANAGEMENT

(See pages 40 through 42.)

         The holders of the Series B and Series C Convertible Preferred Stock and our executive officers and directors have indicated that they intend to vote all of their common stock and all of their preferred stock in favor of each of the proposals to be presented at the stockholders' meeting. In addition, holders of the Series B and Series C Convertible Preferred Stock, Cary Thompson, our former Chief Executive Officer and a current director, and Neil Kornswiet, our President and a director, are contractually obligated to cast their votes in favor of the proposals to amend the Certificate of Incorporation to increase the number of shares of capital stock we are authorized to issue and in favor of the proposal to split the Series B and the Series C Convertible Preferred Stock to be presented at the stockholders' meeting. As of the Record Date, the holders of Series B and Series C Convertible Preferred Stock and our executive officers and directors were entitled to cast an aggregate of 1,890,560 shares of common stock, 26,704 shares of Series B Convertible Preferred Stock and 50,046 shares of Series C Convertible Preferred Stock, representing approximately 6.1% of the common stock, 73.0% of the common stock and pre-ferred stock voting together as a single class and 100% each of the Series B and Series C Convertible Preferred Stock.

      Because the holders of the Series B and Series C Convertible Preferred Stock and our executive officers and directors intend to vote their shares of common stock and preferred stock in favor of each of the proposals presented at the meeting, adoption of each of the proposals other than the proposal to approve the increase in the number of authorized shares of common stock from 50,000,000 to 400,000,000, is assured. In addition, if holders of at least 43.9% of the outstanding shares of common stock join our executive officers and directors in voting in favor of this latter proposal, this proposal will also be adopted.

THE CAPITAL Z INVESTMENT

         Many of the proposals to be presented at the meeting are in connection with an investment by Capital Z. The Capital Z Investment is described on pages 11 through 25 in this Proxy Statement.

         In February 1999, Capital Z (through a partnership majority owned by Capital Z) invested $75 million in our Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, representing 69.6% of the total equity and voting power of the Company after the investment. Concurrently with this investment, persons designated by Capital Z purchased 1.5 million, and Cary Thompson, the former Chief Executive Officer of the Company, purchased $250 thousand of the Series C Convertible Preferred Stock.

         On July 16, 1999, Capital Z (through a partnership majority owned by Capital Z) purchased $25 million of additional Series C Convertible Preferred Stock (the "Additional Investment") which, together with the $75 million invested on February 1999, represented 75.3% of the total equity and voting power.

         You should note that you are not being asked to approve the transaction with Capital Z. Due to a severe liquidity crisis (described below), we consummated the transaction with Capital Z without seeking approval of our stockholders. We did this with the prior approval of the New York Stock Exchange. However, in connection with the Capital Z Investment, we are requesting that our stockholders approve the proposal in this Proxy Statement to increase the authorized number of shares of our common stock, to increase the authorized number of shares of our preferred stock, to amend the outstanding preferred stock and to effect a 1,000-for-one forward stock split of the Series B and Series C Convertible Preferred Stock.

         We intend to commence a public offering (the "Rights Offering") to the holders of our common stock of non-transferable subscription rights to purchase up to approximately 31 million (the exact number representing the number of shares of our common stock outstanding on the record date for the Rights Offering) shares of Series C Convertible Preferred Stock for $1.00 per share. We expect that the total number of shares outstanding on the record date for the Rights Offering will be approximately 31 million since all of our outstanding securities convertible or exercisable for common stock have conversion or exercise prices below our current market price and as of the Record Date for the Meeting there were 31,016,964 shares of common stock outstanding. Capital Z has agreed to purchase any amount of stock necessary to bring the total amount sold in the Rights Offering to $25 million of Series C Convertible Preferred Stock.

     Neil Kornswiet, our President and a director, has agreed to purchase 1,667,000 shares of the Series C Convertible Preferred Stock in the Rights Offering. Mr. Kornswiet will pay for his shares with a note given to the Company. His promise to pay the note will be secured by the Series C Convertible Preferred Stock he purchases in the Rights Offering. Following this purchase, Mr. Kornswiet will beneficially hold 2,407,860 shares of our common stock and 1,667,000 shares of our Series C Convertible Preferred Stock, which will represent between 2.5% and 2.6% of our combined voting power.

     As a result of the transactions described above, Capital Z (through a partnership majority-owned by Capital Z), immediately following the Rights Offering, will have invested between $100 million (if at least 25 million of the shares offered in the Rights Offering are purchased by holders of common stock) and $123.3 million (if no stockholders other than Neil Kornswiet purchase shares of common stock in the Rights Offering) and will hold an aggregate of 61.1% of our total equity and voting power (assuming that all of the shares offered in the Rights Offering are purchased by the holders of common stock).

BACKGROUND OF THE CAPITAL Z INVESTMENT

(See pages 17 through 22.)

     For a description of the events leading to the Board of Directors' decision to authorize the Capital Z Investment, see "Stock Proposals Background and Purpose of the Stock Proposals and the Stock Split").

     In June 1997, we engaged Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") to work with us to identify our strategic alternatives. On our behalf, DLJ contacted over 50 institutions to solicit their interest in acquiring or investing in us. As part of this engagement, we obtained a $38 million investment on April 27, 1998 from entities controlled by Ronald N. Perelman and Gerald Ford, Chairman and CEO of Golden State Bancorp Inc.

     In October 1998, global conditions in the capital and credit markets unexpectedly worsened, our access to the debt and equity markets was severely restricted and the market for our asset-backed securities tightened. These factors combined to result in a severe liquidity crisis and our Board was concerned that we would not be able to continue to operate as a going concern. Our net income for the quarter ended September 30, 1998 was only $448,000, and we expected a significant net loss for the quarter ended December 31, 1998 (the net loss for the quarter ended December 31, 1998 was $195,745,000). At that time, the Board of Directors considered the following options: we could seek protection under the bankruptcy laws; we could severely downsize our operations and operate as a much smaller company, or we could seek an equity investment of the type provided by Capital Z and restructure our operations to effect cost savings. The Board of Directors determined that the latter course of action was the course most likely to maximize stockholder value.

      Although the conditions in the global capital and credit markets improved throughout the first two calendar quarters in 1999, weaknesses in those markets continued to negatively affect the subprime home equity sector generally and the Company specifically. Recognizing this and in furtherance of its goal to improve the Company's capital base, in August 1999, Capital Z made the Additional Investment.

CERTAIN EFFECTS OF THE CAPITAL Z INVESTMENT

(See pages 15 through 17 and 40 through 42.)

     The following are the primary effects of the Capital Z Investment and the contemplated Rights Offering:

o Capital Z will ultimately beneficially own between 61.1% and 78.2% of the total equity and voting power of the Company. For this position, Capital Z will have paid between $100 million and $123.3 million. Capital Z's final ownership percentage and total investment will depend upon the amount of Series C Convertible Preferred Stock purchased by the holders of the common stock in the Rights Offering.

o The stockholders existing prior to the Capital Z Investment have suffered substantial dilution to their stock holdings. As a result of the Capital Z Investment, these stockholders will be reduced from holding 100% of the voting power to between 21.8% and 38.9% of the voting power of the Company.

o The pro forma book value per share of common stock (assuming full subscription of the Rights Offering) was $0.64 at December 31, 1998 compared to the actual book value per share of $3.40 reported at December 31, 1998.

o 4 of the 9 directors have been appointed and a fifth nominated by Capital Z.

o We have obtained $101.5 million in additional capital from Capital Z and other parties designated by Capital Z and will obtain an additional amount between $25 million and approximately $31 million (the exact number representing the number of shares of our common stock outstanding on the record date for the Rights Offering) if the Rights Offering is consummated.

     The following table describes the dilutive effect of the Capital Z Investment (assuming the Rights Offering does not occur):


                        PERCENT OF VOTING POWER
                        -----------------------
              PRIOR TO CAPITAL Z       AFTER CAPITAL Z
                  INVESTMENT             INVESTMENT*
                  ----------             -----------
Capital Z             0%                    75.3%
Other                100%                   24.7%
stockholders


   The following table describes the dilutive effect of the Capital Z Investment (assuming the Rights Offering occurs and only Capital Z and Mr. Kornswiet, the President of the Company who is contractually obligated to purchase approximately 1.7 million shares in the Rights Offering, purchase shares in the Rights Offering):

                        PERCENT OF VOTING POWER
                        -----------------------
                  PRIOR TO CAPITAL Z     AFTER RIGHTS
                     INVESTMENT           OFFERING*
                     ----------           ---------
Capital Z              0%                   78.2%
Other                100%                   21.8%
stockholders

   The following table describes the dilutive effect of the Capital Z Investment (assuming the Rights Offering occurs and the common stockholders acquire all of the shares in the Rights Offering):

                        PERCENT OF VOTING POWER
                        -----------------------
                  PRIOR TO CAPITAL Z    AFTER RIGHTS
                      INVESTMENT          OFFERING*
                      ----------          ---------
Capital Z              0%                   61.1%
Other                100%                   38.9%
stockholders
----

* The Series B and Series C Convertible Preferred Stock are entitled to vote with the holders of the common stock, as a single class, on all matters presented to the holders of the common stock, except that the Series C Convertible Preferred Stock may not vote for the election of directors.

TERMS OF THE SERIES B AND SERIES C CONVERTIBLE PREFERRED STOCK

o RANK. For dividends or distribution of assets upon liquidation, dissolution or winding up of the Company, the Series B and Series C Convertible Preferred Stock rank senior to each other class or series of preferred stock and prior to the common stock and all subsequently issued classes and series of capital stock. The Series B and Series C Convertible Preferred Stock rank in parity with one another.

o LIQUIDATION (if the proposed amendments to our Certificate of Incorporation are not adopted at this meeting). In the event of any liquidation, dissolution or winding up of the Company, the holders of Series B and Series C Convertible Preferred Stock will receive $1,000 per share plus any accrued but unpaid dividends and, after such payment, will participate with the holders of the common stock on an as-converted basis in the remaining assets of the Company.

o LIQUIDATION (if the proposed amendments to our Certificate of Incorporation are adopted at the meeting). In the event of any liquidation, dissolution or winding up of the Company, the holders of Series B and Series C Convertible Preferred Stock will receive $1.00 per share plus all accrued but unpaid dividends.

o DIVIDENDS. The holders of Series B and Series C Convertible Preferred Stock will receive cash dividends at an annual rate of 6.5%, payable quarterly in cash. We have the option to accrue and not pay dividends for the first two years after issuance of the shares. Because the proposed amendments to our Certificate of Incorporation were not adopted prior June 30, 1999, the dividend rate increased to 15% per annum. However, the current holders of the Series B and Series C Preferred Stock have waived their right to receive the dividend increase until the earlier of September 30, 1999 or the date of this meeting (if, in the latter case, any of the proposed amendments to the Certificate of Incorporation is defeated at this meeting).

o RESTRICTIONS ON DIVIDENDS. So long as any shares of Series B or Series C Convertible Preferred Stock are outstanding, we may not pay any dividends on or repurchase, redeem or retire any junior securities.

o VOTING RIGHTS. Prior to the adoption of the proposed amendments to our Certificate of Incorporation, each share of Series B and Series C Convertible Preferred Stock are entitled to 1,000 votes. After the adoption of the proposed amendments to our Certificate of Incorporation, each share of Series B and Series C Convertible Preferred Stock will be entitled to 1 vote. The Series B and Series C Convertible Preferred Stock are entitled to vote with the holders of the common stock, as a single class, on all matters presented to the holders of the common stock, except that the Series C Convertible Preferred Stock may not vote for the election of directors.

o SERIES B DIRECTORS. The holders of the Series B Convertible Preferred Stock will have the right, voting separately as a series, to elect four directors to our Board of Directors.

o RESTRICTIONS. Without the consent of the holders of the Series B and Series C Convertible Preferred Stock, voting as a single class, we may not take any of the following actions:

     o authorize, create or issue, or increase the authorized amount of any senior securities, parity securities or any security convertible into a class or series of capital stock prior to the mandatory redemption date of the Series B Convertible Preferred Stock;

     o reorganize or reclassify outstanding shares of common stock, enter into any consolidation or merger, or sell or convey all or substantially all our property;

     o amend, alter or repeal any provisions of our Certificate of Incorporation or Bylaws to the extent that such action would have a material adverse effect on the rights of the Series B or the Series C Convertible Preferred Stock;

o REDEMPTION. On February 10, 2009, we may redeem all outstanding shares of Series B and Series C Convertible Preferred Stock by paying the stated value per share ($1,000 per share if the proposed amendments to our Certificate of Incorporation are not adopted and $1.00 per share if the proposed amendments to our Certificate of Incorporation are adopted) plus all accrued but unpaid dividends in cash out of funds legally available for such purpose.

o CONVERSION. Prior to the adoption of the proposed amendments to our Certificate of Incorporation and the approval of the proposal to split the Series C and Series B Convertible Preferred Stock, each share of Series B and Series C Convertible Preferred Stock will be convertible into 1,000 shares of common stock. This will be the case even though the Company will not have a sufficient number of authorized shares of common stock to issue upon conversion. If the proposed amendments to our Certificate of Incorporation are adopted and the proposal to split the Series C and Series B Convertible Preferred Stock is approved, each share of Series B and Series C Convertible Preferred Stock will be convertible into one share of common stock.

FAIRNESS OPINION OF FINANCIAL ADVISOR

      The Board of Directors (with respect to the Preferred Stock Purchase Agreement, dated December 23, 1998, without giving effect to the subsequent amendments (the "Original Transaction")) and the directors other than those appointed or nominated by Capital Z (with respect to the Additional Investment) received opinions from DLJ to the effect that, as of the date of such opinions and subject to the assumptions, limitations and qualifications set forth in such opinions, the consideration to be received from Capital Z in the Original Transaction, on the one hand, and in the Additional Investment, on the other hand, was fair to the Company's public stockholders from a financial point of view. We paid DLJ $2.5 million for advising us in connection with the Original Transaction (including rendering a fairness opinion) and we paid DLJ $250,000 for rendering a fairness opinion with respect to the Additional Investment. In addition, over the past two years we have paid DLJ approximately $750,000 for unrelated engagements, including advising us with respect to the Perelman/Ford investment.

REQUIRED STOCKHOLDER APPROVALS

      The rules of the New York Stock Exchange would ordinarily have required that we obtain the approval of our stockholders before selling 20% or more of our capital stock or effecting a change in control. The Audit Committee of our Board of Directors, however, determined that if we delayed the Capital Z Investment in order to obtain the approval of our stockholders, it would seriously jeopardize the viability of our company. In reliance on the Audit Committee's determination, the New York Stock Exchange waived its rules and the Board of Directors authorized us to proceed with the Capital Z Investment without obtaining the approval of our stockholders.

      Each of the proposed amendments to our Certificate of Incorporation requires stockholder approval. These amendments increase the authorized number of shares of common stock and preferred stock, amend the terms of the Series B and Series C Convertible Preferred Stock to change to September 30, 1999 the date by which the stockholders must approve the increase in our authorized and preferred stock and authorize a 1,000-for-1 stock split of our Series B Convertible Preferred Stock and Series C Convertible Preferred Stock. Delaware law requires these amendments to be approved by the stockholders at the meeting even though in all cases other than the increase in the authorized number of shares of common stock, Capital Z and its designees have the ability to approve these transactions at meeting of stockholders even if all the holders of common stock voted against the proposals.

REASONS FOR INCREASING AUTHORIZED CAPITAL AND EFFECTING THE STOCK SPLIT

      You are urged to consider and approve the increase in authorized capital and the stock split to be considered at the stockholders' meeting for the following reasons:

o We need to increase the number of authorized shares of common stock before we can offer to the holders of our common stock the right to purchase up to approximately 31 million (the exact number representing the number of shares of our common stock outstanding on the record date for the Rights Offering) shares of Series C Convertible Preferred Stock for $1.00 per share in the Rights Offering;

o If we do not adopt the amendments before the earlier of September 30, 1999 or the date of this meeting (if, in the latter case, any of the proposed amendments to the Certificate of Incorporation is defeated at this meeting), the dividend rate on the Series B and Series C Convertible Preferred Stock held by Capital Z will increase from 6.5% to 15% per annum and Capital Z will be able to exercise a warrant to purchase up to 3,000,000 additional shares of common stock at an exercise price of $1.00 per share;

o We need to increase the number of authorized shares of common stock in order to provide for the conversion of outstanding Series B and Series C Convertible Preferred Stock;

o We need to increase the number of authorized shares of common stock before we can issue options to officers and other key employees under our 1999 Stock Option Plan (if adopted by the stockholders) which, the Board of Directors believes, is necessary to obtain and maintain qualified management; and

o We need to increase the number of authorized shares of common stock and preferred stock before we can provide additional shares of common stock and preferred stock to be issued in the future.

CONSEQUENCES OF FAILURE TO APPROVE PROPOSED AMENDMENTS TO CERTIFICATE OF INCORPORATION

     If the stockholders do not approve the proposed amendments to the Certificate of Incorporation, it will have the following consequences:

o We will not be able to commence the Rights Offering and consequently the holders of our common stock will not receive rights to purchase up to approximately 31 million (the exact number representing the number of shares of our common stock outstanding on the record date for the Rights Offering) shares of Series C Convertible Preferred Stock at $1.00 per share;

o The dividend rate on the Series B and Series C Convertible Preferred Stock will increase from 6.5% to 15% per annum;

o An affiliate of Capital Z will be able to acquire up to an additional 3,000,000 shares of common stock for $1.00 per share (although there will not be sufficient authorized shares in order to comply with any such exercise);

o The Series B and Series C Convertible Preferred Stock will continue to be able to participate in dividends and rights in liquidation on an as converted basis with holders of the common stock and any remaining assets after the liquidation preference is paid on the Series B and Series C Convertible Preferred Stock; and

o    Capital Z will control 75.3% of the voting power of the Company.

CONSEQUENCES OF APPROVAL OF THE PROPOSED AMENDMENTS TO THE CERTIFICATE OF INCORPORATION.

     If the stockholders approve the proposed amendments to the Certificate of Incorporation, it will have the following consequences:

o    We will be able to commence the Rights Offering;

o We will raise between an additional $25 million and approximately $31 million (or such greater number as the total number of shares of our common stock outstanding on the record date for the Rights Offering times $1.00) of equity capital (as a result of the Rights Offering or Capital Z's standby purchase commitment, as the case may be);

o If all of the approximately 31 million shares offered in the Rights Offering are purchased by holders of the common stock, Capital Z's voting power will be 61.1%;

o If none of the holders of the common stock other than Mr. Kornswiet (who is contractually obligated to do so) purchases shares of common stock in the Rights Offering, Capital Z's voting power in the Company will be 78.2%; and

o The holders of the Series B and Series C Convertible Preferred Stock will be able to convert their shares of Series B and Series C Convertible Preferred Stock at any time into shares of common stock.

1999 STOCK OPTION PLAN

(See pages 50 through 54.)

     In addition to the proposal to approve and adopt the amendments to our Certificate of Incorporation, you will also vote on a separate proposal to approve and adopt our 1999 Stock Option Plan, which provides that certain of our officers and other key employees may be granted options to purchase our common stock. The proposal to approve and adopt the 1999 Stock Option Plan is separate from, and in no way conditioned upon the outcome of, the proposal to approve and adopt the amendments to our Certificate of Incorporation. A copy of the 1999 Stock Option Plan is attached as Exhibit "A" to this Proxy Statement and we encourage you to read the 1999 Stock Option Plan in its entirety.

RATIFICATION OF INDEPENDENT ACCOUNTANTS.

     In addition to the proposal to approve and adopt the amendments to our Certificate of Incorporation and the proposal to approve and adopt our 1999 Stock Option Plan, you will also vote on a separate proposal to ratify the appointment of Ernst & Young LLP as our independent accountants for the fiscal year ending June 30, 1999.

REVOCABILITY OF PROXIES

     A Proxy for use at the Meeting is enclosed. The enclosed Proxy supersedes and replaces in all respects the Proxy materials mailed to the stockholders for the Originally Scheduled Meeting. Any stockholder who executes and delivers such Proxy has the right to revoke it at any time before it is exercised by delivering to the Secretary of the Company an instrument revoking it or a duly executed Proxy bearing a later date, or by attending the Meeting and voting in person. Subject to such revocation, all shares represented by a properly executed Proxy received in time for the Meeting will be voted by the Proxy holders in accordance with the instructions on the Proxy. Proxies for the Originally Scheduled Meeting which have been executed and returned will not be counted as voting at the Meeting. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the Proxy will be voted (i) for the approval of each of the proposed amendments to the Certificate of Incorporation to be acted upon at the Meeting, (ii) for the election of the nominees for Series B Convertible Preferred Stock Directors set forth herein (the "Series B Directors"), (iii) for the election of the nominee for Common Stock Director set forth herein (the "Common Stock Director"), (iv) for the adoption of the 1999 Stock Option Plan, (v) for the ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending June 30, 1999 and (vi) if any other business is properly presented at the Meeting, in accordance with the recommendations of the Board of Directors.

COSTS OF SOLICITATION OF PROXIES

     The expenses of preparing, assembling, printing and mailing this Proxy Statement and the materials used in the solicitation of Proxies will be borne by the Company. It is contemplated that the Proxies will be solicited through the mails but officers, directors and regular employees of the Company may solicit Proxies personally. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the Proxy materials to stockholders whose stock in the Company is held of record by such entities. In addition, the Company has engaged the services of Chase Mellon Shareholder Services and may use the services of other individuals or companies it does not regularly employ in connection with the solicitation of Proxies if management determines it advisable.

VOTING SECURITIES

     The close of business on July 15, 1999 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and any adjournment(s) thereof (the "Record Date"). As of July 15, 1999, 31,016,964 shares of the Company's common stock, no shares of the Company's Series A Preferred Stock, 26,704 shares of the Company's Series B Convertible Preferred Stock and 50,046 shares of the Company's Series C Convertible Preferred Stock were outstanding.

     A majority of the outstanding shares of common stock, a majority of the outstanding shares of Series B Convertible Preferred Stock and a majority of the outstanding shares of Series C Convertible Preferred Stock must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business. A stockholder is entitled to cast one vote for each share of common stock and 1,000 votes for each share of Series B and Series C Convertible Preferred Stock held on the Record Date for each proposal for which he or she is entitled to vote.

     Approval of the proposal to increase the number of authorized shares of common stock from 50,000,000 to 400,000,000 (the "Common Stock Proposal") requires (i) the affirmative vote of a majority of the votes entitled to be cast by holders of all outstanding shares of common stock and all outstanding shares of Series B and Series C Convertible Preferred Stock, voting together as a single class, and (ii) the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares of common stock, voting together as a separate class.

      Approval of the proposal to increase the number of authorized shares of preferred stock from 1,000,000 to 200,000,000 (the "Preferred Stock Proposal") requires (i) the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares of common stock and all outstanding shares of Series B and Series C Convertible Preferred Stock, voting together as a single class, and (ii) the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares of Series B and Series C Convertible Preferred Stock, voting together as a separate class.

     Approval of the proposal to amend the Certificate of Incorporation with respect to the Series B and Series C Convertible Preferred Stock to change to September 30, 1999 the date by which the stockholders must approve the Common Stock Proposal and Preferred Stock Proposal (the "Preferred Stock Amendment Proposal" and together with the Common Stock Proposal and the Preferred Stock Proposal, the "Stock Proposals") requires (i) the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares of common stock and all outstanding shares of Series B and Series C Convertible Preferred Stock, voting together as a single class, and (ii) the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares of Series B and Series C Convertible Preferred Stock, voting together as a separate class.

     Approval of the 1,000-for-1 forward stock split of the Series B and Series C Convertible Preferred Stock (the "Stock Split") requires (i) the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares of common stock and all outstanding shares of Series B and Series C Convertible Preferred Stock, voting together as a single class, and
(ii) the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares of Series B and Series C Convertible Preferred Stock, voting together as a separate class.

     The election of each of the Series B Directors requires the affirmative vote of a majority of the votes entitled to be cast by holders of Series B Convertible Preferred Stock which are present and voting (either in person or by proxy) at the Meeting. Holders of the common stock and holders of the Series C Convertible Preferred Stock are not entitled to vote in the election of the Series B Directors.

      The election of the Common Stock Director requires the affirmative vote of a majority of the votes cast by holders of common stock and Series B Convertible Preferred Stock who are present and voting (either in person or by proxy) at the Meeting, voting together as a single class. Holders of the Series C Convertible Preferred Stock are not entitled to vote in the election of the Common Stock Director.

      Adoption of the 1999 Stock Option Plan and the ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending June 30, 1999 requires the affirmative vote of a majority of the votes cast by holders of outstanding shares of common stock and outstanding shares of Series B and Series C Convertible Preferred Stock, which are present and voting (either in person or by proxy) at the Meeting, voting together as a single class.

      The holders of the Series B and Series C Convertible Preferred Stock and each of the executive officers and directors of the Company have indicated that they intend to vote shares of common stock and Series B and Series C Convertible Preferred Stock held by them in favor of each of the proposals to be presented at the Meeting. In furtherance thereof, the holders of the Series B and Series C Convertible Preferred Stock are contractually obligated to cast their votes in favor of the Preferred Stock Proposal, the Common Stock Proposal, the Stock Split, the election of the nominees identified in this Proxy Statement for election as Series B Directors, the election of the nominee identified in this Proxy Statement for election as the Common Stock Director and the approval of the 1999 Stock Option Plan. In addition, Cary Thompson, the former Chief Executive Officer and a director of the Company, and Neil Kornswiet, the President and a director of the Company, are contractually obligated to cast their votes in favor of the Preferred Stock Proposal, the Common Stock Proposal and the Stock Split. At the Record Date, the holders of the Series B and Series C Convertible Preferred Stock and the executive officers and directors of the Company controlled the vote of an aggregate of 1,890,560 shares of the common stock, 26,704 shares of the Series B Convertible Preferred Stock and 50,046 shares of the Series C Convertible Preferred Stock, constituting in the aggregate 6.1%, 100% and 100% of the common stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, respectively, and 73.0% of common stock and preferred stock voting together as a single class. Accordingly, adoption of each of the proposals to be presented at the Meeting other than the Common Stock Proposal is assured. In addition, if holders of at least 43.9% of the outstanding shares of common stock join the directors of the Company in voting in favor of the Common Stock Proposal, the Common Stock Proposal will also be adopted.

     In accordance with the laws of the State of Delaware and the Certificate of Incorporation and Bylaws, for election of directors, only proxies and ballots indicating votes "For all nominees," "Withhold authority to vote all nominees" or specifying that votes be withheld from one or more designated nominees are counted to determine the total number of votes present and entitled to be cast, and broker non-votes are not counted. Therefore, abstentions and broker non-votes have no effect on the outcome of the election. For the adoption of the Stock Proposals and the Stock Split, which are decided by the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares of stock entitled to vote on such proposals, abstentions and broker non-votes have the same effect as a vote against such proposals. For the adoption of all other proposals, which are decided by a majority of the votes cast, only proxies and ballots indicating votes "For," "Against" or "Abstain" on the proposal or providing the designated proxies with the right to vote in their judgment and discretion on the proposal are counted to determine the number of shares present and entitled to vote, and broker non-votes are not counted. Thus, abstentions have the same effect as a vote against a proposal but broker non-votes have no effect on the outcome of the proposal.

                                 STOCK PROPOSALS

                   APPROVE THE AMENDMENT OF THE CERTIFICATE OF
                    INCORPORATION TO INCREASE THE AUTHORIZED
                        NUMBER OF SHARES OF COMMON STOCK

                   APPROVE THE AMENDMENT OF THE CERTIFICATE OF
                    INCORPORATION TO INCREASE THE AUTHORIZED
                       NUMBER OF SHARES OF PREFERRED STOCK

                   APPROVE THE AMENDMENT TO THE CERTIFICATE OF
     INCORPORATION WITH RESPECT TO THE SERIES B AND SERIES C PREFERRED STOCK
                TO CHANGE TO SEPTEMBER 30, 1999 THE DATE BY WHICH
           THE OTHER STOCK PROPOSALS MUST BE APPROVED BY STOCKHOLDERS

                   APPROVE THE AMENDMENT OF THE CERTIFICATE OF
                      INCORPORATION TO EFFECT A STOCK SPLIT
                             OF THE PREFERRED STOCK

INTRODUCTION

         On December 23, 1998, as amended February 10, 1999, June 9, 1999 and July 16, 1999, the Company entered into a Preferred Stock Purchase Agreement with Capital Z (the "Preferred Stock Purchase Agreement"), pursuant to which Capital Z has agreed to make an equity investment of up to $126.5 million in the Company (the "Investment"). The Investment is to be made as follows: (i) on February 10, 1999 (the "Initial Closing") Capital Z (through a partnership majority owned by Capital Z) and certain other investors designated by Capital Z purchased 26,704 shares of the Series B Convertible Preferred Stock of the Company and 49,796 shares of the Series C Convertible Preferred Stock of the Company for $1,000 per share, or an aggregate purchase price of $76.5 million;
(ii) on August 3, 1999, Capital Z (through a partnership majority owned by Capital Z) purchased an additional 25,000 shares of Series C Convertible Preferred Stock of the Company for $1,000 per share, or an aggregate purchase price of $25 million (the "Additional Investment"); (iii) subject to the approval of each of the Stock Proposals and the Stock Split, the Company intends to commence a public offering to the holders of the common stock of the Company of non-transferable subscription rights (the "Subscription Rights") to purchase up to approximately 31 million (or such greater number as the total number of shares of our common stock outstanding on the record date for the Rights Offering times $1.00) of Series C Convertible Preferred Stock for $1.00 per share, and (iv) Capital Z has agreed to purchase up to $25 million of additional shares of Series C Convertible Preferred Stock for $1.00 per share to the extent not purchased by the Company's common stockholders in the (the
"Standby Commitment").

         On February 10, 1999, the Board of Directors approved the proposed amendments to the Certificate of Incorporation, subject to stockholder approval, to increase the amount of the Company's authorized capital stock and to effect a 1,000-for-1 forward stock split of the outstanding Preferred Stock. On June 9, 1999, the Board of Directors approved the proposed amendments to the Certificate of Incorporation with respect to the Series B and Series C Convertible Preferred Stock, subject to stockholder approval, to change to September 30, 1999 the date by which stockholders must approve the other proposed amendments to the Certificate of Incorporation.

THE STOCK PROPOSALS AND THE STOCK SPLIT

     The Certificate of Incorporation currently authorizes the issuance of 50,000,000 shares of common stock and 1,000,000 shares of preferred stock. Of such 50,000,000 presently authorized shares of common stock, 31,016,694 shares were issued and outstanding on the Record Date. Of such 1,000,000 shares of presently authorized preferred stock, 26,704 shares of Series B Convertible Preferred Stock were issued and outstanding on the Record Date and 50,046 shares of Series C Convertible Preferred Stock were issued and outstanding on the Record Date. In addition, an aggregate of 18,983,036 shares of common stock have been reserved for issuance as of the Record Date under outstanding options, warrants and other rights to purchase common stock of the Company.

     A vote for each of the Stock Proposals will approve the proposed amendments to the Certificate of Incorporation to increase the Company's authorized number of shares of common stock by 350,000,000 to 400,000,000 shares and the preferred stock by 199,000,000 to 200,000,000 shares to change to September 30, 1999 in the Series B and Series C Preferred Stock the date by which the stockholders must approve the Common Stock Proposal and Preferred Stock Proposal. A vote for the Stock Split will approve the proposed amendment to the Certificate of Incorporation to effect the Stock Split. The amendment to increase the authorized common stock is presented to the stockholders as the Common Stock Proposal, the amendment to increase the authorized preferred stock is presented to stockholders as the Preferred Stock Proposal, the amendment to change the date in the Series B and Series C Preferred Stock Proposals must be adopted is presented to the stockholders as the Preferred Stock Amendment Proposal, and the amendment to effect the Stock Split is presented to the stockholders as the Stock Split. The proposed amendments to the Certificate of Incorporation described herein are set forth in Exhibit "B" and Exhibit "C" attached hereto.

     Upon adoption of the Stock Proposals and the Stock Split, the Company will file an amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, effect the Stock Split and reserve the number of shares of common stock necessary for issuance upon conversion of the Series B and Series C Convertible Preferred Stock and the warrants issued to Capital Z Management, Inc.

     If each of the Stock Proposals is adopted, the additional shares of common stock and preferred stock could be issued at the discretion of the Board of Directors without any further action by the stockholders, except as required by applicable law or regulation, in connection with acquisitions, efforts to raise additional equity for the Company, and other corporate purposes.

VOTE REQUIRED

     Approval of the Common Stock Proposal requires (i) the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares of common stock and all outstanding shares of Series B and Series C Convertible Preferred Stock, voting together as a single class, and (ii) the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares of common stock, voting as a separate class.

     Approval of the Preferred Stock Proposal requires (i) the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares of common stock and all outstanding shares of Series B and Series C Convertible Preferred Stock, voting together as a single class, and (ii) the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares of Series B and Series C Convertible Preferred Stock, voting as a separate class.

     Approval of the Preferred Stock Amendment Proposal requires (i) the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares of common stock and all outstanding shares of Series B and Series C Convertible Preferred Stock, voting together as a single class, and
(ii) the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares of Series B and Series C Convertible Preferred Stock, voting as a separate class.

     Approval of the Stock Split requires (i) the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares of common stock and all outstanding shares of Series B and Series C Convertible Preferred Stock, voting together as a single class, and (ii) the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding Series B and Series C Convertible Preferred Stock, voting as a separate class.

     The holders of the Series B and Series C Convertible Preferred Stock and each of the executive officers and directors of the Company have indicated that they intend to vote shares of common stock and Series B and Series C Convertible Preferred Stock held by them in favor of each of the proposals to be presented at the Meeting. In furtherance thereof, the holders of the Series B and Series C Convertible Preferred Stock and

Cary Thompson, the former Chief Executive Officer and a director of the Company, and Neil Kornswiet, the President and a director of the Company, are contractually obligated to cast their votes in favor of the Preferred Stock Proposal, the Common Stock Proposal and the Stock Split. At the Record Date, the holders of the Series B and Series C Convertible Preferred Stock and the executive officers and directors of the Company controlled the vote of an aggregate of 1,890,560 shares of the common stock, 26,704 shares of the Series B Convertible Preferred Stock and 50,046 shares of the Series C Convertible Preferred Stock, constituting in the aggregate 6.1%, 100% and 100% of the common stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, respectively, and 73.0% of the common stock and preferred stock, voting together as a single class. Each of the shares of Series B and Series C Convertible Preferred Stock is entitled to 1,000 votes at the Meeting. Because the holders of Series B and Series C Convertible Preferred Stock have agreed to vote in favor of the Preferred Stock Proposal, the Preferred Stock Amendment Proposal and the Stock Split, adoption of each of the Preferred Stock Proposal, the Preferred Stock Amendment Proposal and the Stock Split is assured. In addition, if holders of at least 43.9% of the outstanding shares of common stock join the executive officers and directors of the Company in voting in favor of the Common Stock Proposal, the Common Stock Proposal will also be adopted.

     Approval of the Common Stock Proposal, approval of the Preferred Stock Proposal and approval of the Preferred Stock Amendment Proposal are not, in any case, contingent upon approval of the other Stock Proposals. Approval of the Stock Split is contingent upon the approval of the Stock Proposals.

REASONS FOR INCREASING AUTHORIZED CAPITAL, CHANGING THE DATE IN THE SERIES B AND SERIES C CONVERTIBLE PREFERRED STOCK AND EFFECTING THE STOCK SPLIT

      The stockholders of the Company are urged to consider and approve the Stock Proposals, which will increase the authorized common stock and preferred stock, change the date in the Series B and Series C Convertible Preferred Stock by which the other Stock Proposals must be adopted and effect the Stock Split of the Series B and Series C Convertible Preferred Stock, for the following reasons:

     Lack of Authorized Shares. The Company has either issued or reserved for issuance substantially all 50,000,000 shares of common stock currently authorized by the Certificate of Incorporation. At the Record Date, only 18,983,036 shares of common stock remained available for future issuance, all of which have been reserved for use. At the Record Date, there are insufficient shares of authorized preferred stock to provide for the Rights Offering, there were insufficient shares of authorized common stock to provide for the conversion of outstanding Series B and Series C Convertible Preferred Stock and there would have been insufficient shares of authorized common stock for the 1999 Stock Option Plan (if adopted by the stockholders). The Stock Proposals and the Stock Split must be approved if the Company is to have the ability to (i) effect the Rights Offering, (ii) provide for the conversion of outstanding Series B and Series C Convertible Preferred Stock, or (iii) issue additional shares of common stock or preferred stock.

     Agreement with Capital Z. As part of the agreement with Capital Z, the Company agreed to solicit approval of the stockholders for the Stock Proposals and the Stock Split, in part to facilitate the Rights Offering. The Rights Offering may not be consummated unless and until the Stock Proposals and the Stock Split are adopted and the applicable amendments to the Certificate of Incorporation are filed with the Secretary of State of the State of Delaware. Pursuant to the terms of the Series B and Series C Convertible Preferred Stock, if the Company fails to effect the Stock Proposals and the Stock Split and file the applicable amendment to the Certificate of Incorporation that are necessary to complete a recapitalization (the "Recapitalization") of the Company prior to June 30, 1999 (which was waived by the current holders of the Series B and Series C Convertible Preferred Stock until the earlier of September 30, 1999 or the date of the Meeting if, in the latter case, any of the proposed amendments to the Certificate of Incorporation is defeated at the Meeting), (i) the dividend rate on the Series B and Series C Convertible Preferred Stock will increase from 6.5% to 15% per annum, and (ii) a warrant to purchase up to 3 million shares of common stock held by Capital Z Management, Inc., an affiliate of Capital Z, will become exercisable at an exercise price of $1.00 per share. Further, prior to the Recapitalization, in addition to its regular dividend rights and rights in liquidation based on its stated value per share, the Series B and Series C Convertible Preferred Stock will participate in dividends and rights in liquidation with holders of the common stock in any remaining assets of the Company.

     Rights Offering. As soon as practicable following the date of this Proxy Statement, subject to the approval of the proposals to be presented at the Meeting, the Company intends to distribute the Subscription Rights without charge as a dividend to record holders of the common stock (the "Record Holders"). Each of the Record Holders will receive the Subscription Rights, each of which shall entitle the holder thereof to subscribe during the 30-day period following commencement of the Rights Offering, for one share of the Series C Convertible Preferred Stock for each share of the common stock held on the Record Date. Each whole Subscription Right will entitle the Record Holder to subscribe for one share of the Series C Convertible Preferred Stock at $1.00 per share (the "Subscription Price"). The Subscription Rights will not be transferable by the Record Holders.

     All Subscription Rights will cease to be exercisable by Record Holders at 5:00 p.m. eastern time, on that date which is 30 days from the commencement of the Rights Offering, unless extended by the Company (the "Expiration Date"). Consummation of the Rights Offering will be contingent on stockholder approval of each of the Stock Proposals and the Stock Split and the filing of the applicable amendments to the Certificate of Incorporation with the Secretary of State of the State of Delaware.

     Neil Kornswiet, President and a director of the Company, has agreed to purchase 1,667,000 shares of the Series C Convertible Preferred Stock in the Rights Offering at the Subscription Price. Unlike other stockholders, Mr. Kornswiet will pay for his shares purchased in the Rights Offering by delivering to the Company a five year promissory note. The note will bear interest at 6.5% per annum and be payable from 25% of any annual cash bonus Mr. Kornswiet receives. The note accelerates upon Mr. Kornswiet's termination of employment and is secured by the shares to be purchased. If Mr. Kornswiet is still employed by the Company on February 10, 2000 or was terminated earlier by the Company for a reason other than for "cause" (as defined in the note), the note becomes non-recourse. Immediately following such purchase, Mr. Kornswiet will beneficially hold an aggregate of 2,407,860 shares common stock of the Company and 1,667,000 shares of the Series C Convertible Preferred Stock of the Company, constituting an aggregate of between 2.5% and 2.6% of the combined voting power of the Company.

      Capital Z has agreed to purchase at the Expiration Date any amount of unsubscribed shares of Series C Convertible Preferred Stock (for $1.00 per share) necessary to bring the total amount of such stock sold in the Rights Offering up to 25 million shares.

     The Company reserves the right, in its sole discretion, at any time prior to delivery of the shares of Series C Convertible Preferred Stock offered in the Rights Offering, to terminate the Rights Offering by giving oral or written notice thereof to the subscription agent and making a public announcement thereof. A stockholder who votes in favor of the Stock Proposals (or either of them) is not committed to purchase shares of Series C Convertible Preferred Stock in the Rights Offering.

     Following the completion of the Rights Offering, Capital Z will hold Series B and Series C Convertible Preferred Stock representing 100% of the voting rights entitled to elect the Series B Directors, 46.3% of the voting rights entitled to elect five of the nine members of the Company's Board of Directors (the "Common Stock Directors") assuming that all shares of Series C Convertible Preferred Stock offered in the Rights Offering are purchased by the holders of the common stock of the Company, and, assuming that all shares of Series C Convertible Preferred Stock offered in the Rights Offering are purchased by the holders of the common stock of the Company, 61.1% of the combined voting power of the Company. If none of the shares of Series C Convertible Preferred Stock offered in the Rights Offering are purchased by the holders of common stock of the Company, Capital Z would hold Series B and Series C Convertible Preferred Stock representing 78.2% of the combined voting power of the Company.

     If the Rights Offering is consummated and all of the approximately $31 million of Series C Convertible Preferred Stock is sold in the Rights Offering, the Company will receive net proceeds from such offering in the approximate amount of $30 million. The Company intends to use the net proceeds to recapitalize the Company's equity base and for general corporate purposes.

     THIS PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY THE SERIES C CONVERTIBLE PREFERRED STOCK. AN OFFER IS BEING MADE ONLY THROUGH A SEPARATE PROSPECTUS.

     THE BOARD OF DIRECTORS MAKES NO RECOMMENDATION AS TO WHETHER STOCKHOLDERS SHOULD EXERCISE THEIR SUBSCRIPTION RIGHTS.

BACKGROUND AND PURPOSE OF THE STOCK PROPOSALS AND THE STOCK SPLIT

      The Company has historically operated, and expects to continue at least in the near term to operate, on a negative cash flow basis. The more significant of the Company's cash requirements is a result of the Company's use of securitization as a loan disposition strategy and, prior to September 1998, the Company's primary loan disposition strategy. As a company that operates on a negative cash flow basis, it depends upon the credit and capital markets and the whole loan market for its liquidity.

     In June 1997, the Board of Directors determined that operating a negative cash flow company presented the Company with a unique set of circumstances in light of capital market and economic uncertainties and the increasingly competitive environment in the subprime home equity sector. The Board of Directors engaged Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") to work with the Company in developing a means to maximize opportunities for the Company and its stockholders, whether by remaining independent and growing the Company internally and through acquisition, or selling the Company or entering into a business combination transaction.

     From June 1997 through September 1998, DLJ contacted over 50 institutions to solicit their interest in acquiring or investing in the Company. These institutions consisted of a wide range of potential strategic acquirors including commercial banks, thrifts, insurance companies, diversified consumer finance companies, credit card companies and other mortgage banks with a cost of funds substantially lower than the Company's. DLJ also contacted a number of private equity/leverage buyout funds that focus in the specialty finance sector. The Company engaged in discussions with several of the parties contacted by DLJ regarding various business combination transactions. Several of those parties conducted significant due diligence. As a result of this effort, on April 27, 1998, the Company obtained a $38 million equity investment from private entities controlled by Ronald N. Perelman and Gerald Ford, Chairman of the Board and Chief Executive Officer of Golden State Bancorp Inc. (the "Perelman/Ford Investment"). After the Perelman/Ford Investment, the Company continued to engage in discussions with various parties, including Golden State Bancorp Inc., who had previously conducted due diligence, but no offers to acquire or make further investments in the Company were made.

     In October 1998, global conditions in the capital and credit markets unexpectedly became extraordinarily negative which had an adverse impact on the subprime home equity finance sector generally and the Company specifically. These market conditions severely restricted the Company's access to credit facilities, precluded access to public equity and debt markets and adversely affected the premiums received in the whole loan market. The combination of these factors resulted in a severe liquidity crisis for the Company. The primary reason for engaging in the discussions with strategic partners was no longer the maximization of growth opportunities for the Company and its stockholders. Rather, locating a strategic partner became necessary to avoid a sale of the Company's strategic assets or the taking of other actions that could jeopardize the Company's ability to continue to operate as a going concern.

     The effects of the events in the Fall of 1998 on the Company (which are disclosed more completely below) are illustrated by the following table (dollars in thousands):

                                       Fiscal 1998                                          Fiscal 1999
                     ---------------------------------------------------------------------------------------------------------
                          Third Quarter           Fourth Quarter             First Quarter                 Second Quarter
                     (ENDED MARCH 31, 1998)   (ENDED JUNE 30, 1998)    (ENDED SEPTEMBER 30, 1998)    (ENDED DECEMBER 31, 1998)
                     ----------------------   ---------------------    --------------------------    -------------------------

Total Revenues            $59,538                   $72,111                     $57,761                     ($154.423)(1)
Net Income (Loss)           2,018                     6,442                      (2,156)                     (195,745)
Gain on Sale               24,821                    38,534                      19,677                        8,752
Total Loan                570,896                   673,902                     725,057                      550,218
Production
----------

(1)   Includes a valuation adjustment of interest-only strips of $191,646,000.

     Set forth below is a more complete discussion of the following conditions that impacted the Company's liquidity and operations:

     Gain on Sale. The Company's gain on sale from its $650 million securitization completed in September 1998 was significantly reduced due to the $15.3 million loss on its U.S. Treasury hedge position. The Company has historically attempted to mitigate interest rate risk between the time of loan origination and loan securitization primarily by hedging its portfolio of fixed rate loans through agreements with third parties that sell U. S. Treasury securities not yet issued and through the purchase of U.S. Treasury Put Options. Changes in U.S. Treasury rates were generally reflected in the pass-through rates on asset-backed securities. Beginning in the third calendar quarter of 1998 and continuing into the fourth quarter, both the international and domestic markets reacted adversely to economic events in the Far East and Russia. As a consequence of this international economic instability, there was a substantial break in the traditional hedge correlation as market participants moved quickly and materially into lower risk, lower yielding U.S. Treasury securities, and away from higher risk and higher yielding asset-backed securities. Because of this, the Company incurred hedge losses of $15.3 million during the three months ended September 30, 1998. This loss included a loss of $10.7 million on a hedge position having a notional amount of $250 million that expired on September 30, 1998. The position had a market value of $248 million just three months earlier. The other component of the September 30, 1998 quarterly hedge loss was a $4.6 million charge on a hedge position having a notional amount of $85 million and a market value of approximately $80.4 million. Due to the lack of correlation at September 30, 1998, the Company marked each position to market through a charge to income. The Company later voluntarily terminated the second hedge position on December 23, 1998, with a modest positive adjustment from the September 30, 1998 mark.

     Warehouse Credit Lines. The Company depends on warehouse and other revolving credit facilities to fund its loan production operations. During the Fall of 1998, the Company retained access to warehouse and other revolving credit facilities with borrowing limits aggregating in excess of $1.0 billion. However, changes in advance rates imposed by some of the lenders effectively limited the Company to a single committed $300 million warehouse line. The Company believed that without a change in market conditions or a change in the Company's liquidity position, it was unlikely that additional or replacement credit facilities of sufficient size could be arranged. Further, provisions in the Company's then current warehouse line required the Company to maintain a minimum level of profitability over two consecutive quarters. The expected loss in the second fiscal quarter would violate this provision as well as a provision requiring the Company to maintain a minimum net worth and to maintain a minimum debt to equity ratio. If the Company were unable to obtain the necessary waivers it would in such a case be in default under the line and the line could have been terminated prior to its expiration. In the event of a termination of the line and if alternative sources of warehouse funds were not obtained, the Company would have had to terminate its loan production operations. The Company received the necessary waivers on February 5, 1999. This line expired on April 8, 1999.

     Public Equity and/or Debt Markets. Historically, the Company funded negative cash flow primarily from the sale of its equity and debt securities. However, the global liquidity crisis during the Fall of 1998 made the capital markets inaccessible to the Company. Further, the drop in home equity stock prices and the consequent unavailability of the public equity and debt markets exacerbated the Company's liquidity constraints. Additionally, the Company was concerned that the deteriorating conditions in its markets could result in the Company violating a leverage ratio requirement contained in an indenture governing its public debt.

     Whole Loan Sales. During the second fiscal quarter of 1999, the Company attempted to address its liquidity constraints by employing its previously disclosed strategy of evaluating the market conditions, cash flow and profitability of whole loan sales relative to the securitization market and selling its loans in the whole loan market. However, gains associated with whole loan sales for cash were generally at levels lower than those recognized when such loans were securitized. Further, prices then being paid by whole loan purchasers were less than the Company's cost of production. Accordingly, sales of loans in the whole loan market contributed to the anticipated loss in the quarter ended December 31, 1998. Additionally, so long as the Company sold whole loans on a servicing released basis, the Company would no longer grow its servicing portfolio. Moreover, the weakness in the asset-backed market caused other subprime lenders to rely on the whole loan market for their loan disposition strategy. The result was abundance in the supply, and a lowering of the prices paid, for whole loans and tightening of underwriting guidelines applied by the whole loan purchasers. The Company raised its prices and modified its underwriting guidelines for its loan products in response to these changes which was expected to, and did, have the effect of decreasing loan production in the second and third fiscal quarters.

     Servicing Advances. In the second fiscal quarter of 1999, the Company's liquidity crisis was further exacerbated by the requirement of the Company, as servicer of the loans it has securitized, to advance interest on delinquent loans in the securitized pools on a monthly basis. This short-term cash requirement arises once each month. Generally, the Company is obligated to make the servicing payment in the middle of the month. A portion of the cash advances are then reimbursed from payments received on the related loans. The Company did not have sufficient funds to make the payment in December 1998. However, an immediate insolvency crisis was averted when one of the Company's lenders expanded the Company's credit facility to provide the funds necessary to satisfy the December obligation. Under the terms of the credit facility, funds were also available to help satisfy the January advance but only if the agreement with Capital Z was then in full force and effect, as well as the satisfaction of other conditions. The lender would not, however commit to fund servicing advances in subsequent months. If the Company were unable to arrange for funds necessary to make the servicing payment, the Company would very likely have had to engage in extraordinary transactions, such as seeking subservicing arrangements that include the obligation to make servicing advances or strategic asset sales, to provide the liquidity necessary to operate. Management believed that any such transaction would have had a material adverse effect on the Company's results of operation. Further, there could be no assurance that any such extraordinary transaction could have been consummated. In that event, the Company would very likely have been terminated as servicer. Any such termination would have had a material adverse effect on the Company and jeopardized its ability to continue to operate as a going concern.

     As the Company's liquidity position weakened dramatically in the second fiscal quarter of 1998, the Company's efforts to locate a strategic partner intensified. In early October 1998, DLJ contacted Capital Z to inquire whether it would be interested in making an investment in the Company. Capital Z reacted positively to the inquiry. On or about October 13, 1998, Capital Z presented the Company with a letter agreement (the "Original Letter Agreement") containing the terms under which Capital Z would be interested in commencing due diligence. Under the Original Letter Agreement, the Company granted Capital Z exclusive access to the Company's books, records and personnel until November 5, 1998 in order to evaluate whether it was interested in making an equity investment in the Company. The Company agreed not to solicit offers for alternative transactions until the earlier of the third business day following the submission of a proposal by Capital Z, but not later than November 10, 1998 (or November 5, 1998 if no proposal was submitted by Capital Z on or prior to such date). The Company agreed to pay a fee of (i) $2.0 million upon the submission of a proposal, (ii) $1.0 million upon consummation of the investment, and (iii) $5.5 million if the Company consummated an alternative transaction with a third party at any time within 12 months of the date of the Original Letter Agreement, unless Capital Z declined to consummate the investment due to due diligence concerns, and agreed to reimburse all of Capital Z's expenses.

     On October 13, 1998, the Board of Directors held a special meeting to discuss the proposed Capital Z transaction as well as whether to permit due diligence. After careful consideration of the provisions of the Original Letter Agreement and in light of the Company's then current liquidity position, the Board of Directors authorized the commencement of due diligence and further authorized management to enter into the Original Letter Agreement and a related confidentiality agreement. On October 13, the Company and Capital Z entered into the Original Letter Agreement setting forth the terms pursuant to which Capital Z would agree to conduct due diligence in contemplation of a proposed investment in the Company.

     Between October 14, 1998 and November 3, 1998, Capital Z and its representatives visited the Company's facilities in Los Angeles and Irvine, California and met with representatives of the Company and DLJ to conduct a preliminary due diligence examination of the Company and to discuss the operations, business and prospects of the Company.

     On November 3, 1998, the Company received a draft proposal from Capital Z including the basic terms of the investment (the "Original Draft Proposal"). The Original Draft Proposal consisted of an investment by Capital Z of up to $100 million in a newly designated series of preferred stock at a price of $1.00 per share. Under the Original Draft Proposal, Capital Z would fund at least $75 million at closing and would also agree to purchase up to an additional $25 million of preferred stock, based on the results of an offering to existing holders of common stock of non-transferable rights to purchase up to $25 million of a newly designated series of preferred stock at the same price and on the same terms and conditions as Capital Z.

     On November 9, 1998, at a regular meeting, the Board of Directors discussed the status and terms of the Original Draft Proposal. DLJ made a detailed presentation to the Board of Directors regarding the principal financial terms of the Original Draft Proposal and DLJ's financial analysis of the proposed transaction and reviewed with the Board of Directors its other options to either effect a sale of the Company or alternative debt or equity financing. Because no serious proposals for a business combination or a financing had been received to date and because the Company's financial condition was rapidly worsening, the only other strategic option that was seriously considered was the sale of strategic assets of the Company and the voluntary liquidation of its assets. This alternative would have involved the sale of each of the Company's operating units, the termination of most of its employees and the subsequent liquidation of the Company following the payment of all of its liabilities. Following the DLJ presentation, the Board of Directors concluded that the Original Draft Proposal from Capital Z represented the strategic option that was most likely to maximize value to the existing stockholders of the Company and appointed three outside directors to serve on the Strategic Planning Committee (the "Committee"). The Committee was authorized to negotiate the terms and conditions of the proposed investment with Capital Z, evaluate and determine whether to consummate a transaction with Capital Z, review and approve definitive agreements with respect thereto and take any and all other actions which a Board of Directors is authorized to take in connection therewith.

     On November 11, 1998, the Committee held a special meeting for the purpose of discussing the Original Draft Proposal in further detail. Between November 11, 1998 and November 16, 1998, management negotiated with Capital Z regarding the Original Draft Proposal and the terms of a new letter agreement (the "Letter Agreement").

     On November 16, 1998, the Company received the Letter Agreement and a draft proposal in the form of a term sheet, which contained updated provisions of the Original Draft Proposal (the "Draft Proposal"). The Letter Agreement contained provisions that limited the Company's ability to consummate a business combination transaction or equity infusion with third parties until the sooner to occur of December 31, 1998 or notification by Capital Z that it did not want to proceed with the investment, including restrictions on the Company's ability to solicit, initiate or facilitate any business combination or equity investment by a third party, subject to the Company's right to send certain confidential information agreed to by Capital Z and the Company to unsolicited third party offerees, a right on the part of Capital Z to "match" a competitive offer made by a third party, and the fees imposed on the Company if an alternative transaction were consummated. Pursuant to the Letter Agreement, the Company was obligated to pay Capital Z (i) $2.0 million upon the submission of the term sheet, (ii) $1.0 million upon consummation of the investment, and (iii) $5.5 million if the Company consummated an alternative transaction with a third party (subject to certain exceptions) at any time within 12 months of the date of the Letter Agreement, unless Capital Z declined to consummate the investment due to due diligence concerns, and agreed to reimburse all of Capital Z's expenses.

     On November 16, 1998, the Committee held a special meeting to discuss the Letter Agreement and the Draft Proposal. Counsel to the Company reviewed the terms of the Letter Agreement with the Committee in detail. The Committee considered the Draft Proposal and discussed the Company's other strategic options. Because no serious proposals for a business combination or a financing had been received since the November 9, 1998 meeting and because the Company's financial condition was rapidly worsening, the only other strategic option that was seriously considered was the sale of strategic assets of the Company and the voluntary liquidation of its assets. The Committee concluded that the investment by Capital Z set forth in the Draft Proposal was the best and the only solution to the Company's long-term liquidity needs, other than a liquidation of its assets. The Committee further determined that, based on the results of the search in the market previously conducted by DLJ and DLJ's report on the state of the capital markets at that time, it was unlikely that a third party bid would be presented that could be consummated in time to meet the liquidity requirements of the Company. Thereafter, the Committee approved the Letter Agreement.

     On December 16, 1998, the Company received an unsolicited contact from a third party regarding a possible business transaction. The Company informed Capital Z of the third party contact and, pursuant to the Letter Agreement, the Company forwarded an Information Package to the third party. The third party did not conduct any further due diligence and did not make an offer to the Company.

     On December 14, 1998, the Company announced that it had postponed the Originally Scheduled Meeting due to ongoing discussions with Capital Z.

     The Board of Directors held a special meeting on December 17, 1998, at which meeting counsel and management advised the Board of Directors as to the status of the negotiations. The Board of Directors reviewed, with management and counsel, drafts of the Preferred Stock Purchase Agreement and the related ancillary agreement.

     Negotiations were completed December 21, 1998. On December 21, 1998, the Committee met and reviewed the final draft of the Preferred Stock Purchase Agreement and the ancillary agreements. Counsel to the Company reviewed with the Committee each of the Preferred Stock Purchase Agreement and other ancillary agreements. DLJ delivered its fairness opinion regarding the terms of the Original Transaction as described in "Opinions of Financial Advisor." The Committee unanimously approved the Preferred Stock Purchase Agreement and the ancillary agreements. The Committee also recommended necessary amendments to the Certificate of Incorporation and stockholder rights plan and authorized management to take all appropriate action with respect to any filings or other matters necessary to consummate the investment by Capital Z, which were ratified on February 10, 1999 by the Board of Directors.

      Between October 14 and December 23, Capital Z conducted extensive legal and operational due diligence on the Company and retained an outside consulting firm to evaluate the Company. On December 23, 1998, the Company and Capital Z entered into the Preferred Stock Purchase Agreement.

      On January 14, 1999, the Company received notification that the New York Stock Exchange (the "NYSE") would permit the Company to issue the Series B and Series C Convertible Preferred Stock pursuant to the Preferred Stock Purchase Agreement without having to seek approval of the stockholders of the Company. Under the Shareholder Approval Policy (the "Policy") of the NYSE, the issuance of the Series B and Series C Convertible Preferred Stock would normally require approval of the stockholders of the Company. However, the Audit Committee of the Company's Board of Directors determined that the delay necessary to secure approval of the Company's stockholders would seriously jeopardize the financial viability of the Company. Based on that determination, the NYSE accepted the Company's application for an exception to the Policy.

      On February 10, 1999, the Company and Capital Z amended the Preferred Stock Purchase Agreement to provide for the sale of an additional 1,500 shares of Series C Convertible Preferred Stock, at $1,000 per share, for $1.5 million. On February 10, 1999, Capital Z informed the Company that it intended to designate Georges C. St. Laurent, Jr., a director of the Company, to purchase the additional shares.

      The Initial Closing occurred on February 10, 1999, wherein the Company completed the sale of 26,704 shares of Series B Convertible Preferred Stock to Capital Z, and the sale of 49,796 shares of Series C Convertible Preferred Stock to Capital Z and Mr. St. Laurent, a designee of Capital Z, for the aggregate purchase price of $76.5 million. Also, on February 10, 1999, the Company completed the sale to Cary H. Thompson of 250 shares of Series C Convertible Preferred Stock, at $1,000 per share, for $250,000, in satisfaction of Mr. Thompson's obligations under the Management Investment Agreement, dated as of December 23, 1998, by and between the Company and Mr. Thompson. Thus, the total gross proceeds from the sale of Series B and Series C Convertible Preferred Stock received by the Company at the Initial Closing were $76.75 million.

     On February 10, 1999, as a material inducement to Capital Z's investment, Neil B. Kornswiet, the President and a director of the Company, agreed to terminate his then existing Employment Agreement with the Company (referred to herein as the "Original Kornswiet Employment Agreement") and enter into a new Employment Agreement (referred to herein as the "New Kornswiet Employment Agreement"). To induce Mr. Kornswiet to agree to terminate the Original Kornswiet Employment Agreement and to give up his change of control payments which would otherwise have been triggered by the investment of Capital Z and valuable ongoing rights to bonuses based on the retail and broker loan production of the Company (without which Capital Z had informed the Company that it would be unwilling to proceed with its investment), the Company agreed to pay to Mr. Kornswiet his bonus of $1.46 million for 1998's fourth fiscal quarter, the receipt of which Mr. Kornswiet had previously agreed to defer.

     At the time of the Initial Closing, the Company and Capital Z had anticipated that the stockholders would approve the Stock Proposals and Stock Split, and the Rights Offering would be closed, by June 30, 1999. Due to the complexities involved in restating the Company's securitization related assets, time and effort spent in finalizing a servicing advance facility and delays in receiving the necessary regulatory clearances, the Meeting and the Rights Offering were delayed. Therefore, on June 9, 1999, Capital Z agreed to amend the Preferred Stock Purchase Agreement and waive provisions in the Certificate of Incorporation with respect to the Series B and Series C Convertible Preferred Stock to change to September 30, 1999 from June 30, 1999 the date by which stockholders must approve the proposals to increase the Company's authorized common and preferred stock. The effects of those amendments and waiver were to postpone the exercisability of a warrant issued to an affiliate of Capital Z for up to 3 million shares of the Company's common stock and to waive the right to receive the increase in the dividend rate from 6.5% to 15% on the Series B and Series C Convertible Preferred Stock to the earlier of September 30, 1999 or the date of the Meeting (if, in the latter case, any of the proposed amendments to the Certificate of Incorporation are defeated at the Meeting).

     On July 16, 1999, the disinterested members of the Board of Directors, those directors other than those appointed or nominated by Capital Z (the "Continuing Directors"), approved the Additional Investment and the issuance of warrants for 1.25 million shares of common stock. Counsel to the Company reviewed with the Continuing Directors the terms of the Additional Investment. DLJ made a financial presentation evaluating the proposed transaction and delivered its fairness opinion regarding the terms of the Additional Investment as described in "Opinions of Financial Advisor." The Continuing Directors unanimously approved the terms of the Additional Investment.

OPINIONS OF FINANCIAL ADVISOR

     In its role as financial advisor to the Company, DLJ was asked to render opinions to the Board of Directors as to the fairness to the public stockholders of the Company, from a financial point of view, of the consideration to be received by the Company from Capital Z pursuant to its investment under the Preferred Stock Purchase Agreement without giving effect to the subsequent amendments (the "Original Transaction") and pursuant to the Additional Investment.

     On December 21, 1998, DLJ delivered its opinion to the effect that as of the date of such opinion, and based upon and subject to the assumptions, limitations and qualifications set forth in such opinion, the consideration to be received by the Company from Capital Z for its investment under the Preferred Stock Purchase Agreement in the Original Transaction was fair to the Company's stockholders from a financial point of view. On July 16, 1999, DLJ delivered its opinion to the effect that as of the date of such opinion, and based upon and subject to the assumptions, limitations and qualifications set forth in such opinion, the consideration to be received by the Company from Capital Z for the Additional Investment was fair to the Company's public stockholders from a financial point of view.

     A COPY OF THE DLJ OPINION DATED DECEMBER 21, 1999 IS ATTACHED HERETO AS EXHIBIT "D" AND A COPY OF THE DLJ OPINION DATED JULY 16, 1999 IS ATTACHED HERETO AS EXHIBIT "E" AND BOTH OPINIONS ARE INCORPORATED HEREIN BY REFERENCE. THESE OPINIONS HAVE NOT BEEN, AND WILL NOT BE, UPDATED. STOCKHOLDERS ARE URGED TO READ THE DLJ OPINIONS CAREFULLY AND COMPLETELY FOR ASSUMPTIONS MADE, PROCEDURES FOLLOWED, OTHER MATTERS CONSIDERED AND LIMITS OF THE REVIEW BY DLJ.

     The December 21, 1999 DLJ opinion was prepared for the Company's Board of Directors and the July 16, 1999 DLJ opinion was prepared for the Continuing Directors. The DLJ opinions are directed only to the fairness to the Company's stockholders from a financial point of view of the consideration received by the Company from Capital Z in the Original Transaction and the Additional Investment. THE DLJ OPINIONS DO NOT ADDRESS THE ADVISABILITY OF THE STOCK PROPOSALS OR THE STOCK SPLIT OR ANY OF THE OTHER MATTERS TO BE CONSIDERED AT THE MEETING AND SUCH OPINIONS DO NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE ON ANY PROPOSAL PRESENTED AT THE MEETING. DLJ was not retained as an advisor or agent to the Company's stockholders or any other person, other than as an advisor to the Company's Board of Directors. As part of its investment banking business, DLJ is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwriting, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

     The DLJ opinions do not constitute opinions as to the prices at which the shares of the Company's common stock will actually trade at any time. The terms and conditions of the Original Transaction and the Additional Investment were determined in arm's-length negotiations between Capital Z and the Company. No restrictions or limitations were imposed by the Company upon DLJ with respect to the investigations made or the procedures followed by DLJ in rendering its opinions.

     In arriving at its opinions, DLJ reviewed the Preferred Stock Purchase Agreement, including all amendments thereto. DLJ also has reviewed financial and other information about the Company that was publicly available or furnished to it by the Company, including information provided during discussions with management of the Company. Included in the information were certain financial projections prepared by management of the Company for the periods set forth in the respective opinions, including the Company's projected weekly cash positions through the dates set forth in the respective opinions. In addition, DLJ reviewed certain financial and securities data of the Company and conducted such other financial studies, analyses and investigations as DLJ deemed appropriate for purposes of the opinions.

     In rendering its opinions, DLJ relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to it from public sources, that was provided to it by the Company or its representatives or that was otherwise reviewed by DLJ. With respect to the financial projections and cash flow analyses supplied to it, DLJ assumed that they had been reasonably prepared based on the best currently available estimates and judgments of the management of the Company as to the future operations, cash flow, financial condition and performance of the Company and its financial assets. DLJ has not assumed any responsibility for making any independent evaluation of any assets or liabilities of the Company, or for making any independent verification of any of the information reviewed by it. In addition, DLJ has relied as to certain legal matters on advice of counsel to the Company, including that the Company's Board of Directors at all relevant times owed its fiduciary duty to the common stockholders of the Company.

     The DLJ opinions are necessarily based on economic, market, financial and other conditions as they existed on, and the information made available to it as of, the date of each of its opinions. It should be understood that, although subsequent developments may affect its opinions, DLJ does not have any obligation to update, revise or reaffirm the DLJ opinions.

     The following is a summary of the analyses employed by DLJ in arriving at its opinions.

     ANALYSIS OF ALTERNATIVES. For the Original Transaction, DLJ analyzed the range of alternatives practicably available to the Company. These consisted of: do nothing ("null alternative"); access additional capital through the public debt and equity markets; sell assets to raise cash and meet short-term obligations; sell the Company; file for bankruptcy or liquidate the Company; or seek private equity investments.

      o The Company advised DLJ that pursuing the null alternative was not a practical alternative if it intended to continue as a going concern. At the time that the opinion regarding the Original Transaction was delivered, the Company projected a cash shortfall in each of the next three months. Without additional short-term financing or another extraordinary transaction (such as a sale of strategic assets) to cover its immediate working capital needs, the Company's creditors would be unlikely to negotiate standstills, terms or extensions, leading to the need to file for bankruptcy. If the Company filed for bankruptcy, the Company's common stockholders would have retained no value for their shares in a forced sale, which the Company was advised was the most likely outcome following a bankruptcy filing, and would have retained a per share value less than the equivalent price per share paid by Capital Z in the Original Transaction in an orderly liquidation, which the Company was advised was a less likely outcome following a bankruptcy filing. See "Forced Sale Analysis" and "Orderly Liquidation Analysis."

      o For the past year, the Company sought additional capital through whatever means was possible. However, because of real and perceived problems in the home equity industry, the public debt and equity markets were unavailable. The Company had been unable to find an underwriter interested in trying to raise additional capital for the Company through the public markets.

      o In light of then current market conditions, a timely sale of assets to help the upcoming liquidity requirements was unlikely. Furthermore, due to the influx of available assets from other troubled home equity lenders, the probable price received for the assets would likely be at a discount. At the time that DLJ delivered its opinion with respect to the Original Transaction, the Company's three principal assets were its mortgage loans held for sale ("LHFS"), mortgage servicing rights ("MSR") and its interest-only and residual assets. Although the Company was regularly disposing of its LHFS in the secondary markets, the cash generated from these sales were not sufficient to meet its operating requirements. For the three months prior to the delivery of such opinion, the Company had attempted to sell it LHFS. The offers that the Company had received were substantially below those under normal market conditions. As such time, there had been only a limited number of subprime MSR sales and none of such transactions with characteristics similar to those of the Company's provided any premium. Moreover, there was not an active and liquid market for the residual and interest-only assets. The Company advised DLJ that the combination of unfeasible execution deadlines and unfavorable economics made piecemeal sales of the Company's assets impractical.

      o DLJ contacted over 50 potential purchasers of the Company. Due to the factors described herein, most of the parties chose not to pursue discussions with the Company at such time and stated that they required both financial and operating stability before pursuing an acquisition of the Company. As a result, the urgency of the Company's liquidity crisis at the time the opinion was delivered with respect to the Original Transaction combined with a lack of interest from potential purchasers, made sale of the entire Company an unlikely alternative.

      o Based upon factors such as the Company's inability to procure debtor-in-possession financing to pursue a restructuring or recapitalization, the Company believed, based in part on advice of its counsel, that a voluntary bankruptcy filing would likely have led to a loss of control and a liquidation of the Company's assets. The Company believed that the most likely liquidation scenario would have been a court-administered forced sale of assets. Under this scenario, DLJ's analysis indicated that the common stockholders would have retained no value for their shares. See "Forced Sale Analysis" below. Thus, the bankruptcy alternative would leave little or no value for the common stockholders of the Company as contrasted to the Original Transaction. Because of its inability to raise capital through the public markets, the Company was attempting to secure capital through private channels. For the 12 months previous to the time the DLJ delivered its opinion with respect to the Original Transaction, the Company had numerous discussions with private equity investors other than Capital Z. The Company advised DLJ that, based on such discussions, it believed that it was unlikely to be able to complete a transaction with such a private equity investor before a liquidity crisis.

     At the time of the Additional Investment, the Company advised DLJ that the alternatives available to it as such time were substantially similar to the alternatives available to it at the time of the Original Transaction. As a result of this analysis, DLJ concluded that relative to the other available alternatives, the Original Transaction and the Additional Investment had the following advantages: they were immediately achievable; they met the Company's immediate liquidity requirements; they gave sufficient near-term liquidity to the Company and provided necessary assurances to its creditors; they allowed the Company to avoid immediate bankruptcy; and they maintained the Company's flexibility to still pursue a sale of the Company to a party offering superior terms; and they preserved substantial stockholder value relative to other alternatives. In conclusion, the Capital Z investments under the Original Transaction and the Additional Investment preserved greater common stockholder value compared to the other alternatives.

         FORCED SALE ANALYSIS. In connection with the Original Transaction and the Additional Investment, DLJ reviewed the range of proceeds that could potentially have been realized by common stockholders from the forced sale of assets of the Company, similar to what would be expected to occur in a Chapter 7 bankruptcy liquidation. DLJ relied on advice from counsel to the Company that a voluntary bankruptcy filing would most likely lead to a loss of control and a forced liquidation of assets under Chapter 7. The analysis assumed that (i) creditors would foreclose on collateral and sell the assets, resulting in quick-sale value realization of all the Company's assets; (ii) debt would first be paid off from the asset sale proceeds before any value is realized by the common stockholders; and (iii) each secured debt line is paid off according to its lien priority on each respective asset, with unsecured debt sharing in any remaining proceeds in accordance with its contractual priority. DLJ compared the book value of the Company's principal assets, consisting of its servicing portfolio, interest-only and residual assets ("excess servicing receivables"), current and delinquent loans held for sale and its productions channels, to a range of estimated sale proceeds for such assets. DLJ prepared an analysis of a range of recent sales of servicing portfolios and transactions involving excess servicing receivables that it believed to be most comparable. However, DLJ indicated that there were very few recent sales of assets with characteristics similar to those of the Company's assets and that such sales were not comparable to the proposed transactions in many respects. DLJ arrived at pricing ranges for each class of asset based on estimates derived from data on prior sales of similar assets, and from inquires to companies and operators with knowledge of the market and pricing for subprime assets and servicing rights. Based on such inquires and comparable transactions analysis, DLJ concluded that, (a) on or about the time it rendered its opinion with respect to the Original Transaction, the range of expected proceeds in a forced sale scenario for the Company ranged from a low of approximately $435.3 million to a high of approximately $528.8 million (see Table 1) and (b) on or about the time it rendered its opinion with respect to the Additional Investment, the range of expected proceeds in a forced sale scenario for the Company ranged from a low of approximately $705.2 million to a high of approximately $786.8 million (see Table 3). This compared to estimated outstanding liabilities of approximately $533.8 million at December 31, 1998 (see Table 2) and outstanding liabilities of approximately $894.0 million on June 30, 1999 (see Table 4). DLJ's analysis indicated that, at the time that the DLJ opinions were delivered with respect to the Original Transaction and the Additional Investment, the Company's outstanding obligations were in excess of potential amounts available to repay such obligations. As a result, DLJ's analysis indicated that the Company's common holders would receive little or no value under the forced sale scenario.

  TABLE 1-ESTIMATED PROCEEDS FROM FORCED SALE OF ASSETS: ORIGINAL TRANSACTION
                                ($ in thousands)

                                                     PREMIUM%/
                                 BOOK VALUE OF      MULTIPLE (X)             SALE PROCEEDS
         ASSETS                     ASSETS           LOW / HIGH         LOW CASE      HIGH CASE
------------------------------------------------------------------------------------------------
SERVICING PORTFOLIO                $4,081,211       0.25%/0.40%         $10,203        $16,325

EXCESS SERVICING RECEIVABLES          592,701     30.00%/40.00%         177,810        237,080

LOANS HELD FOR SALE (CURRENT)         211,805   102.00%/104.00%         216,041        220,278

LOANS HELD FOR  SALE (DELINQUENT)      11,148     75.00%/85.00%           8,361          9,476

SALE OF PRODUCTION CHANNELS            22,845      1.00X/2.00X           22,845         45,690

-----------------------------------------------------------------------------------------------
TOTAL PROCEEDS FROM ASSET SALES                                       $435,260        $528,849
-----------------------------------------------------------------------------------------------


TABLE 2-REPAYMENT ANALYSIS SUMMARY: ORIGINAL TRANSACTION
($ in thousands)

                        DECEMBER 31, 1998                  REPAYMENT
                                              ---------------------------------
      LIABILITIES          ESTIMATED BALANCE        LOW CASE         HIGH CASE
------------------------------------------------------------------------------
Funding Debt                    $211,806            $211,806         $211,806
Residual Financing                35,000              35,000           35,000
10.5% Senior Notes                23,000              23,000           23,000
9.125% Senior Notes              150,000             150,000          150,000
Convertible Subordinated Debt    113,990              15,455          109,043
------------------------------------------------------------------------------
TOTAL DEBT                      $533,796            $435,261         $528,849

TABLE 3-ESTIMATED PROCEEDS FROM FORCED SALE OF ASSETS: ADDITIONAL INVESTMENT
($ in thousands)


                                                     PREMIUM%/
                                   BOOK VALUE OF    MULTIPLE (X)         SALE PROCEEDS
         ASSETS                       ASSETS          LOW / HIGH     LOW CASE      HIGH CASE
--------------------------------------------------------------------------------------------
SERVICING PORTFOLIO                  $3,935,922        0.25%/0.35%     $9,840        $13,776
EXCESS SERVICING RECEIVABLES            353,683      25.00%/35.00%     88,421        123,789

LOANS HELD FOR SALE (CURRENT)           532,011    102.00%/104.00     542,652        553,292

LOANS HELD FOR SALE (DELINQUENT)         28,001      75.00%/85.00%     21,000         23,801

SALE OF PRODUCTION CHANNELS              14,424       3.00x/5.00x      43,272         72,120

---------------------------------------------------------------------------------------------
TOTAL PROCEEDS FROM ASSET SALES                                      $705,185       $786,778
---------------------------------------------------------------------------------------------

TABLE 4-REPAYMENT ANALYSIS SUMMARY: ADDITIONAL INVESTMENT
($ in thousands)

                         JUNE 30, 1999                  REPAYMENT
                                         ----------------------------------------
      LIABILITIES           BALANCE           LOW CASE            HIGH CASE
---------------------------------------------------------------------------------
Funding Debt                    $535,997            $535,997            $535,997
Residual Financing                17,250              17,250              17,250
10.5% Senior Notes               150,000             150,000             150,000
9.125% Senior Notes              113,990               1,938              83,530
Convertible                       76,750                   0                   0
Subordinated Debt
---------------------------------------------------------------------------------
TOTAL DEBT                      $893,987            $705,185            $786,777

     ORDERLY LIQUIDATION ANALYSIS. In connection with the Original Transaction, DLJ also analyzed the value that could potentially have been realized by a common stockholder of the Company if the Company underwent an orderly liquidation of its assets. An orderly liquidation scenario contemplates that the Company would cease to conduct substantially all of its business functions related to originating new assets, would focus solely on collecting and otherwise servicing existing assets and would be able to sell its current loans held for sale at par or greater. Under this scenario, it is assumed that the Company's servicing agreements would remain in effect and that the other parties thereto would take no action in respect of the Company's default under such agreements. In such a scenario, the Company would terminate all origination sources and discontinue any new loan origination and securitization activities. Critical to an orderly liquidation scenario is the assumption that the Company would retain its servicing rights and service its existing servicing portfolio and that the creditors of the Company would not enforce their rights under their respective lending arrangements and would forbear a forced-sale liquidation, and instead would opt for a longer-term, orderly liquidation of and pay-out on, the Company's assets. Based on factors, including its market experience, DLJ believed that the ability to obtain such critical agreements from creditors would be highly unlikely.

      Using discounted cash flows and relying upon estimated cash flows, minimum servicing payments and expenses and the terms and amount of indebtedness as provided by the Company, this analysis indicated that under both high and low case versions of the most likely orderly liquidation scenarios, both at the time the DLJ opinion was rendered with respect to the Original Transaction and at the time it was rendered with respect to the Additional Investment, the Company's stockholders would receive a net present value per share less than the per share amount paid by Capital Z in the Original Transaction and in the Additional Investment. The following chart summarizes the analysis of such orderly liquidation scenarios.

ORDERLY LIQUIDATION ANALYSIS SUMMARY
                            ORIGINAL TRANSACTION                ADDITIONAL INVESTMENT
                            --------------------                ---------------------
                        HIGH CASE          LOW CASE          HIGH CASE         LOW CASE
                        ---------          --------          ---------         --------
Discount Rate               20.0%            25.0%              25.0%             25.0%
Net Present Value
of Cash Flows
Remaining to             $30,660          $22,729            $45,620           $31,920
Stockholders
($ IN THOUSANDS)
Per Share Net              $0.82            $0.61              $0.40             $0.28
Present Value

     DLJ also believed, due to factors that would apply to the Company in an orderly liquidation scenario, that over time the Company's ability to maintain the cash flow performance contemplated by these scenarios would be significantly reduced. As a result, DLJ believed that the orderly liquidation scenarios should be given relatively less weight in the overall analysis.

     The summary set forth above does not purport to be a complete description of the analyses performed by DLJ but describes, in summary form, the principal elements of the presentations made by DLJ to the Company's Board of Directors in connection with its fairness opinions delivered with respect to the Original Transaction and the Additional Investment. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Each of the analyses conducted by DLJ was carried out in order to provide a different perspective on the relevant transactions and add to the total mix of information available. Other than as specifically stated above as to the analyses that were not relevant, DLJ did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching its conclusion, DLJ considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all relevant analyses taken as a whole. DLJ did not place particular reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its determinations. Accordingly, notwithstanding the separate factors summarized above, DLJ believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete or misleading view of the evaluation process underlying its opinions. The analyses performed by DLJ are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

     The Company agreed to pay DLJ a fee equal to $2.5 million upon consummation of the Original Transaction and a fee equal to $250,000 upon delivery of the fairness opinion with respect to the Additional

Investment The Company has also agreed to reimburse DLJ promptly for all out-of-pocket expenses (including the reasonable fees and out-of-pocket expenses of counsel) incurred by DLJ in connection with its engagement and to indemnify DLJ and certain related persons against certain liabilities in connection with its engagement, including liabilities under the federal securities laws. The terms of the fee arrangement with DLJ, which DLJ and the Company believe are customary in transactions of this nature, were negotiated at arm's length between the Company and DLJ and the Company's Board of Directors was aware of such arrangement.

     DLJ has performed investment banking and other services for the Company in the past and has received usual and customary compensation for such services. Most recently, DLJ acted as financial advisor to the Company in connection with a $38.0 million equity investment in April 1988 and acted as co-manager of a $150.0 million senior note offering for the Company in October 1996. DLJ's asset-backed group has lead-managed or co-managed two and four mortgage-backed securitizations, respectively, in the past two years. Certain investment funds affiliated with DLJ and certain employees of DLJ are limited partners of Capital
Z. Such funds and employees have an aggregate investment in Capital Z of approximately $25.0 million. In the ordinary course of business, DLJ may actively trade the securities of the Company for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

FACTORS CONSIDERED BY THE BOARD OF DIRECTORS IN APPROVING THE CAPITAL Z TRANSACTION

     The Board of Directors of the Company approved the Letter Agreement and the Draft Proposal, approved the transactions contemplated by the Preferred Stock Purchase Agreement, and determined to recommend the transactions set forth in the Preferred Stock Purchase Agreement to the stockholders of the Company after carefully considering all available information, including the following:

     The Financial Condition of the Company. As set forth in detail above, the Company was experiencing a severe cash flow and liquidity crisis that resulted from, in large part, global conditions in the capital and credit markets, hedge exposure issues, weakness in the asset-backed securities market, increasing reliance on whole loan sales, and weakness in the public equity and debt markets. These financial difficulties manifested themselves in the Company's restricted warehouse availability which resulted in a significant reduction in loan production. Due to the deteriorating financial condition of the Company, the Board of Directors determined that a strategic transaction in the form of an investment or business combination was necessary to sustain the Company as a going concern. An investment by Capital Z, as set forth in the Draft Proposal, would present the Company with up to $100 million in working capital in the form of equity.

     Absence of Additional Third Party Offers. Despite over a year-long effort by DLJ, the Company was not presented with any serious offers for a significant financing or business combination transaction other than the proposed investment by Capital Z as set forth in the Draft Proposal.

     Liquidation of Assets of the Company. Based in part upon DLJ's analysis as described in "Opinions of Financial Advisor," the Board of Directors concluded that a forced sale of assets would likely result in no distribution to the Company's stockholders and that an orderly liquidation of the assets of the Company would result in an aggregate distribution to the holders of the common stock of the Company of an amount with a net present value less than the equivalent per share amount paid by Capital Z in the Original Transaction and in the Additional Investment, after deducting expenses relating to such liquidation and payment of outstanding debt.

     Possible Change in Global Market Conditions. The Board of Directors concluded that the proposed investment by Capital Z, as set forth in the Draft Proposal, best positioned the Company to continue as a going concern until such time as a positive change in the capital and credit markets, the asset-backed securities market and the global equity and debt markets could result in the strengthening of the Company's financial condition and results of operations.

     Continuation of Liquidity Crisis. In July 1999, the Continuing Directors concluded that the Additional Investment was necessary and appropriate in light of the continuing weakness in the capital, credit and asset-backed market for the subprime home equity sector. The Continuing Directors noted that although the liquidity and financial strength of the Company had improved with the Initial Investment, the Company's ability to access other forms of junior capital remained hindered in light of current market conditions. Without the Additional Investment, the Company would likely be unable to support its operations. Further, the Company's inability to complete a securitization in the quarter ended June 30, 1999 severely hampered the Company's warehouse capacity.

     Fairness Opinions of DLJ. DLJ rendered opinions to the Board of Directors that consideration to be received from Capital Z in the Original Transaction was fair to the stockholders of the Company from a financial point of view, and to the Continuing Directors that the consideration to be received from Capital Z in the Additional Investment, was fair to the stockholders of the Company from a financial point of view. See "Opinions of Financial Advisor."

     Substantial Dilution to the Existing Stockholders. The Board of Directors considered the substantial dilutive impact of the Capital Z Investment on existing stockholders. See "Certain Effects of the Capital Z Investment" on page 5 of the Summary of this Proxy Statement.

BOARD OF DIRECTORS' RECOMMENDATIONS

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE STOCK PROPOSALS AND THE STOCK SPLIT AND RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE TO APPROVE EACH OF THEM.

                        ELECTION OF SERIES B DIRECTORS

     The Bylaws of the Company provide that the Board of Directors shall consist of no fewer than three and no more than nine members as determined from time to time by the Board of Directors. The Board of Directors currently consists of nine directors divided into two groups. The Series B Directors are elected by the holders of the Series B Convertible Preferred Stock and the other group, the Common Stock Directors, are elected by the holders of the common stock and the holders of the Series B Convertible Preferred Stock, voting as a single class. The Common Stock Directors are further divided into three classes with staggered terms: Class I, consisting of two directors, with a term expiring in 2000, Class II, consisting of two directors, with a term expiring in 1999, and Class III, consisting of one director, with a term expiring at the Meeting. At each annual meeting of stockholders, all of the Series B Directors are elected for a one-year term and Common Stock Directors constituting one of the classes with staggered terms are elected for three-year terms.

     The Company has agreed, from and after the Initial Closing, to nominate four designees of the holders of Series B Convertible Preferred Stock to be elected as the Series B Directors at each annual meeting of stockholders. The nominees for election as Series B Directors identified below have been designated by Capital Z.

     At the Meeting, the four Series B Directors will be elected for a term expiring at the next Annual Meeting of Stockholders. Series B Directors may be removed without cause by the vote of a majority of the holders of Series B Convertible Preferred Stock then entitled to vote.

     Unless otherwise instructed, the Proxy holders will vote the Proxies received for the nominees named below. If the nominee(s) are unable or unwilling to serve as directors at the time of the Meeting or any adjournment thereof, the Proxies will be voted for such other nominee as shall be designated by the holders of Series B Convertible Preferred Stock to fill any vacancy. The Company has no reason to believe that such nominees will be unwilling or unable to serve if elected as a director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED BELOW.

     The Board of Directors proposes the election of the following nominees as Series B Directors:

                             Steven M. Gluckstern
                               Mani A. Sadeghi
                                Adam M. Mizel
                               David A. Spuria

     If elected, the nominees are expected to serve until the next Annual Meeting of Stockholders. The election of each of the nominees for Series B Director requires the affirmative vote of a majority of the votes entitled to be cast by holders of Series B Convertible Preferred Stock who are present (either in person or by proxy) at the Meeting. The holders of the Series B Convertible Preferred Stock have agreed to cast their votes in favor of the nominees listed above. Accordingly, election of each of the nominees is assured.

                 ELECTION OF CLASS III COMMON STOCK DIRECTOR

     The Bylaws of the Company provide that the Board of Directors shall consist of no fewer than three and no more than nine members as determined from time to time by the Board of Directors. The Board of Directors currently consists of nine directors divided into two groups. The Series B Directors are elected by the holders of the Series B Convertible Preferred Stock and the Common Stock Directors are elected by the holders of the common stock and the holders of the Series B Convertible Preferred Stock, voting as a single class. The Common Stock Directors are further divided into three classes with staggered terms: Class I, consisting of two directors, with a term expiring in 2000, Class II, consisting of two directors, with a term expiring in 1999, and Class III, consisting of one director, with a term expiring at the Meeting. At each annual meeting of stockholders, all of the Series B Directors are elected for a one-year term and Common Stock Directors constituting one of the classes with staggered terms are elected for three-year terms.

     The Company has agreed, from and after the Initial Closing, to nominate one designee of Capital Z to be elected as a Common Stock Director at each annual meeting of stockholders in which the applicable group is to be elected. The nominee for election as a Common Stock Director identified below has been designated by Capital Z.

     At the Meeting, the Common Stock Director will be elected for a term expiring at the 2001 Annual Meeting of Stockholders. The Common Stock Directors may be removed only for cause with the vote of a majority of the votes entitled to be cast by the holders of common stock and Series B Convertible Preferred Stock.

     Unless otherwise instructed, the Proxy holders will vote the Proxies received for the nominee named below. If the nominee is unable or unwilling to serve as a director at the time of the Meeting or any adjournment thereof, the Proxies will be voted for such other nominee as shall be designated by the current Board of Directors to fill any vacancy. The Company has no reason to believe that such nominee will be unwilling or unable to serve if elected as a director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED BELOW.

     The Board of Directors proposes the election of the following nominee as the Class III Common Stock Director:

                                 Eric C. Rahe

     If elected, the nominee is expected to serve until the 2001 Annual Meeting of Stockholders. The election of the nominee for Common Stock Director requires the affirmative vote of a majority of votes cast by the holders of common stock and Series B Convertible Preferred Stock who are present (either in person or by proxy) at the Meeting, voting together as a single class. The holders of the Series B Convertible Preferred Stock and Messrs. Thompson and Kornswiet have indicated their intention to cast their votes in favor of the election of the nominee identified above. Accordingly, the election of such nominee is assured.

CAPITAL Z AND THE BOARD OF DIRECTORS

     If each of the nominees for Series B Directors are elected at the Meeting (which election is assured), and the nominee for Class III Common Stock Director is elected at the Meeting, affiliates of Capital Z will occupy five of the nine positions on the Company's Board of Directors and, thus, will be able to control the management and operations of the Company.

                                  MANAGEMENT

INFORMATION  WITH  RESPECT TO NOMINEES,  CONTINUING  DIRECTORS  AND  EXECUTIVE
OFFICERS

     The following table sets forth certain information with respect to the nominees, Continuing Directors and executive officers of the Company as of July 15, 1999:


                                                                                 YEAR TERM
NAME                                   AGE         POSITION                      EXPIRES

NOMINEES:

Steven M. Gluckstern                    48         Chairman of the Board           1998
Adam M. Mizel                           29         Director                        1998
Eric C. Rahe                            30         Director                        1998
Mani A. Sadeghi                         36         Chief Executive Officer and     1998
                                                   Director
David A. Spuria                         38         Director                        1998

CONTINUING DIRECTORS:

George W. Coombe, Jr.                   73         Director                        2000
Neil B. Kornswiet                       42         President and Director          2000
Georges C. St. Laurent, Jr.             63         Director                        1999
Cary H. Thompson                        42         Director                        1999


OTHER EXECUTIVE OFFICERS:

Mark E. Costello                        48         Executive Vice President -
                                                   Aames Funding Corporation
Barbara S. Polsky                       45         Executive Vice President,
                                                   General Counsel and Secretary
David A. Sklar                          46         Executive Vice President -
                                                   Finance & Chief Financial
                                                   Officer (Chief Accounting
                                                   Officer)

     The executive officers of the Company are appointed by and serve at the discretion of the Board of Directors. There is no family relationship between any director and any executive officer of the Company.

     GEORGE W. COOMBE, JR. is a Senior Fellow at the Stanford Law School teaching International Commercial Arbitration. From 1990 to 1995, Mr. Coombe was a partner in the law firm of Graham & James and from 1975 to 1990, he was Executive Vice President and General Counsel of Bank of America. From 1968 to 1975, Mr. Coombe served as Assistant General Counsel and Corporate Secretary of General Motors Corporation.

     STEVEN M. GLUCKSTERN was elected a director and appointed Chairman of the Board of Directors of the Company in February 1999. Mr. Gluckstern has served as a Chairman of the Board of Capital Z Management, Inc. and Capital Z Partners, Ltd. since July 1998, as Chairman of Zurich Centre Group LLP since 1996 and as Chairman of Zurich Reinsurance (North America), Inc. since 1993.

      NEIL B. KORNSWIET was elected President in May 1999, and has served as a director since September 1996. Mr. Kornswiet was appointed Co-Chairman of the Board in November 1997, a position he held until February 1999. Mr. Kornswiet founded One Stop Mortgage, Inc. ("One Stop") in August 1995 and was its Chairman, Chief Executive Officer, President and sole stockholder from September 1995 through its acquisition by the Company in August 1996. Mr. Kornswiet continues to serve as Chairman, Chief Executive Officer and President of One Stop, now a wholly-owned subsidiary of the Company. Mr. Kornswiet was also named an Executive Vice President of the Company in September 1996 and President of the Company in May 1997. From 1992 to 1995, Mr. Kornswiet was President of Quality Mortgage, a privately held mortgage banking company. From 1983 to 1992, Mr. Kornswiet was a lawyer specializing in consumer credit and other regulatory matters for financial institutions and mortgage banking companies.

     ADAM M. MIZEL was elected a director in February 1999. Mr. Mizel has served as a Senior Vice President and director of Capital Z Management, Inc. and Capital Z Partners, Ltd. since August 1998. From

April 1994 through August 1998, Mr. Mizel served as Vice President and Managing Director at Zurich Centre Investments, Inc.

     ERIC C. RAHE was elected a director in February 1999. Mr. Rahe has served as a Vice President of Capital Z Management, Inc. since August 1998. From August 1996 through July 1998, Mr. Rahe served as both an Associate and Vice President of Insurance Partners, a private equity fund focused on the insurance industry. From January 1994 through August 1996, Mr. Rahe was an Analyst and an Associate at DLJ.

     MANI A. SADEGHI was elected a director in February 1999 and was appointed interim Chief Executive Officer in May 1999. Mr. Sadeghi has served as Chief Executive Officer of Equifin Capital Partners, LLC, which provides private equity investment management and advisory services, since June 1998. Mr. Sadeghi has also served as Group President from September 1996 until February 1998 and as Corporate Development Officer from September 1994 to September 1996 of AT&T Capital Corporation and as the Director of Strategic Planning and Business Development at GE Capital Corporation from July 1992 through September 1994.

     DAVID A. SPURIA was elected a director in February 1999. Mr. Spuria has served as General Counsel of Capital Z Partners Ltd. and Capital Z Management, Inc. since July 1998. Mr. Spuria was as a partner from January 1995 through July 1998 and an associate from March 1991 through December 1994 with the law firm of Weil, Gotshal & Manges, LLP.

     GEORGES C. ST. LAURENT, JR. has served as a director of the Company since November 1997. Mr. St. Laurent, who held the position of Co-Chairman of the Board from November 1997 through February 1999, is the former Chairman of the Board and Chief Executive Officer of Western Bank, Oregon (1988 to 1997). Currently, Mr. St. Laurent is a principal in various real estate, agricultural and forestry related ventures and also serves as a director of Baxter International, Inc. and The Perkin Elmer Corporation.

     CARY H. THOMPSON has served as a director of the Company since January 1992. He was Chief Operating Officer of the Company from March 1996 until May 1997, and Chief Executive Officer of the Company from May 1997 until May 1999. From May 1994 until joining the Company as Chief Operating Officer, Mr. Thompson served as Managing Director-Head of United States Financial Institutions and Media Group for NatWest Markets. From June 1989 to May 1994, Mr. Thompson was Senior Vice President-Head of West Coast Financial Institutions Group for Oppenheimer & Co. Mr. Thompson is currently Senior Managing Director, Head of Corporate Finance, Los Angeles at Bear Stearns & Co. Inc. Mr. Thompson is also on the Board of Directors of Fidelity National Financial, Inc., a title insurance company.

      MARK E. COSTELLO joined the Company in March 1995 as Vice President - Correspondent Lending. He was named Senior Vice President - Correspondent Lending in October 1995 and Executive Vice President - Loan Production in May 1997, a position he held until February 1999, when he became Executive Vice President - Loan Production of Aames Funding Corporation, a wholly-owned subsidiary of the Company. Prior to joining the Company, he was Director of Wholesale Lending for Advanta Mortgage Corporation USA. From 1980 to 1993, Mr. Costello was a Vice President with Citibank, New York, in the mortgage and consumer banking areas.

      BARBARA S. POLSKY joined the Company in May 1996 as Senior Vice President and General Counsel. In May 1997, she became Executive Vice President and General Counsel and in June 1997 she was appointed Secretary of the Company. Prior to joining the Company, Ms. Polsky was a partner in the law firm of Manatt, Phelps & Phillips, LLP, where she specialized in financial institution and corporate securities matters.

     DAVID A. SKLAR joined the Company in May 1997 as Executive Vice President-Finance. In November 1997, he was named Executive Vice
President-Finance and Chief Financial Officer. Prior to joining the Company he was Executive Vice President and Chief Financial Officer of Imperial Bancorp and subsidiaries.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held a total of 14 meetings during the fiscal year ended June 30, 1998. Among its committees, the Board of Directors has an Audit Committee and a Compensation Committee. After the Initial Closing, the Board of Directors formed a Stock Option Committee. During the fiscal year ended June 30, 1998, each director, with the exception of Lee Masters, attended at least 75% of the meetings of the Board of Directors and committees on which he served.

         The Audit Committee met 5 times and the Compensation Committee met 7 times during the fiscal year ended June 30, 1998. The Audit Committee's functions include recommending to the Board of Directors the engagement of the Company's independent accountants, discussing the scope and results of the audit with the accountants, discussing the Company's financial accounting and reporting principles and the adequacy of the Company's financial controls with the accountants and the Company's management, discussing the results of internal audits with management and reviewing and evaluating the Company's accounting policies and internal accounting controls. The Compensation Committee reviews, approves and recommends to the Board of Directors all short-term compensation and compensation plans for officers with the title of Senior Vice President and above as well as approves and authorizes as to employees, grants under the Corporation's stock option plans. See "Report of the Compensation Committee on Executive Compensation." In addition, a Stock Option Committee has been established with the authority to grant options to the Chief Executive Officer and to the four highest compensated officers other than the Chief Executive Officer. Grants made by the Stock Option Committee are subject to ratification by the Compensation Committee. As of the Initial Closing, the members of the Audit Committee were Messrs. Coombe, Mizel and Rahe, the members of the Compensation Committee were Messrs. Gluckstern, Mizel and St. Laurent and the members of the Stock Option Committee were Messrs. Coombe and St. Laurent.

     In November 1998, the Board of Directors also formed a Strategic Planning Committee which consisted of Messrs. Coombe, Kinder and St. Laurent. The Strategic Planning Committee was authorized to negotiate the terms and conditions of the investment by Capital Z, evaluate and determine whether to consummate the transaction with Capital Z, review and approve definitive agreements with respect thereto and take any and all other actions which a Board of Directors is authorized to take in connection therewith. Mr. Kinder resigned from the Board of Directors of the Company, effective February 10, 1999.

COMPENSATION OF DIRECTORS

     Each director who is not an officer of or otherwise employed by the Company as either an employee or a consultant is entitled to receive an annual retainer of $8,000, a fee of $2,000 for each regular or special Board meeting attended in person, $500 for each regular or special committee meeting attended in person or by telephone, and $1,000 for each regular or special Board meeting attended by telephone.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS; EMPLOYMENT AGREEMENTS

     On December 23, 1998, as amended on February 10, 1999, June 9, 1999 and July 16, 1999, the Company and Capital Z entered into the Preferred Stock Purchase Agreement, providing for an equity investment by Capital Z and its designees of up to $126.5 million in the Company. Pursuant to the Preferred Stock Purchase Agreement, the Company issued to Capital Z at the Initial Closing 26,704 shares of Series B Convertible Preferred Stock and 48,296 shares of Series C Convertible Preferred Stock for $1,000 per share for an aggregate of $75 million. Georges C. St. Laurent, Jr., a director of the Company, pursuant to the Preferred Stock Purchase Agreement as a designee of Capital Z, purchased 1,500 shares of Series C Convertible Preferred Stock for $1,000 per share for an aggregate investment of $1.5 million. Pursuant to the Preferred Stock Purchase Agreement, the Company sold to Capital Z (through a partnership majority owned by it) an additional $25 million of Series C Convertible Preferred Stock and as soon as practicable following adoption of the Stock Proposals and the Stock Split, will distribute Subscription Rights to the holders of its common stock providing them the right to purchase, in the aggregate, up to approximately 31 million shares of the Series C Convertible Preferred Stock of the Company for $1.00 per share for an aggregate of approximately $31 million. Capital Z has agreed to purchase any amount of unsubscribed shares of Series C Convertible

Preferred Stock (for $1.00 per share) necessary to bring the total number of shares sold in the Rights Offering up to 25 million of the shares of Series C Convertible Preferred Stock (the "Standby Commitment"). At the Initial Closing, Capital Z transferred ownership of its Series B Convertible Preferred Stock and Series C Convertible Preferred Stock to Specialty Finance Partners, a Bermuda general partnership ("Specialty Partners"), 99.6% of which is owned by Capital Z and 0.4% of which is owned by Equifin Capital Partners, Ltd. ("Equifin Capital").

     On January 4, 1999, Capital Z Management, Inc. ("Cap Z Management"), an affiliate of Capital Z, received, as a fee for the Standby Commitment, a warrant to purchase 1.25 million shares of the Company's common stock at an initial exercise price of $1.00 per share. On February 10, 1999, the Company paid to Cap Z Management a $1 million transaction fee in connection with the transactions contemplated by the Preferred Stock Purchase Agreement and issued to Cap Z Management an additional warrant (the "Contingent Warrant") to purchase up to 3 million shares of the Company's common stock at an initial exercise price of $1.00 per share, which is exercisable only if the Recapitalization (as defined herein) is not completed by the earlier of September 30, 1999 or the date of the Meeting (if, in the latter case, any of the proposed amendments to the Certificate of Incorporation is defeated at the Meeting). In connection with the transactions contemplated by the Preferred Stock Purchase Agreement, the Company has paid to Cap Z Management aggregate additional fees of $2 million and has agreed to reimburse Capital Z for all of its expenses incurred in connection with the negotiation and execution of the Preferred Stock Purchase Agreement and the transactions contemplated thereby. In connection with the Additional Investment, the Company issued to designees of Capital Z warrants to purchase in the aggregate 1.25 million shares of the Company's common stock at an initial exercise price of $1.00 per share (subject to the availability of authorized common stock).

     On February 10, 1999, pursuant to the Preferred Stock Purchase Agreement, the Company entered into an Preferred Stock Purchase Agreement For Management Advisory Services (the "Equifin Agreement") with Equifin Capital Management, LLC ("Equifin Management"), pursuant to which the Company is obligated to pay to Equifin Management, a quarterly management advisory fee of $250,000 for a period of five (5) years. Mr. Sadeghi, interim Chief Executive Officer, is Chief Executive Officer of Equifin Management. On February 10, 1999, pursuant to the Equifin Agreement, the Company paid to Equifin $250,000 in consideration of consulting services rendered prior to the execution of the Equifin Agreement and as an advance for consulting services to be rendered in the quarter ending March 31, 1999. On July 16, 1999, the Company amended the Equifin Agreement to provide for the payment of an additional quarterly advisory fee of $250,000 for the period beginning on May 14, 1999 and ending on the date on which the Company hires a new Chief Executive Officer.

     Each of Messrs. Gluckstern, Mizel, Rahe and Spuria, directors of the Company, has a direct or indirect interest in Capital Z and Cap Z Management. Mr. Sadeghi, the Chief Executive Officer and a director of the Company, has a material equity interest in Equifin Management and Equifin Capital. Messrs. Gluckstern, Mizel and Spuria are members of Capital Z Partners, Ltd., a Bermuda corporation ("Cap Z Ltd."), which is the general partner of Capital Z Partners, L.P. ("Cap Z Partners"), which is the general partner of Capital Z. Messrs. Gluckstern and Mizel are limited partners of Cap Z Partners and shareholders of Cap Z Management. Messrs. Gluckstern and Mizel are officers of Cap Z Management. Mr. Rahe is an officer of Cap Z Management and a limited partner of Cap Z Partners. Mr. Sadeghi is the Chief Executive Officer of Equifin Management. Cap Z Ltd. is a preferred shareholder of Equifin Capital. Mr. Spuria is General Counsel of Cap Z Ltd. and Cap Z Management and a limited partner of Cap Z Partners.

     On August 28, 1996, the Company acquired One Stop, a residential mortgage lender. Prior to the acquisition, One Stop was owned by Neil B. Kornswiet, currently the President and a director of the Company. In the acquisition, the Company issued approximately 3.5 million shares of the common stock, 2.4 million shares of which was issued to Mr. Kornswiet. In addition, Mr. Kornswiet has agreed to purchase 1,667,000 shares of Series C Convertible Preferred Stock in the Rights Offering for $1.00 per share. Mr. Kornswiet continues to serve as Chairman of the Board of Directors, Chief Executive Officer and President of One Stop. See "Executive Compensation."

     On January 26, 1998, the Board of Directors approved the Executive and Director Loan Program under which directors and executive officers of the Company were entitled to obtain a mortgage loan from the Company at the Company's cost of funds (plus 25 basis points) as determined by an approved, independent investment banking firm. In July 1999, the Board suspended the program indefinitely. All loans made under the Executive and Director Loan Program were fixed rate, fully amortized, 15- or 30-year loans with no prepayment penalties and were underwritten to the Company's underwriting guidelines in effect at the time of the loan. Participants in this program were not charged any loan fees except for those fees or costs charged by third parties. The following executive officers and directors have loans with the Company for the following principal amount and outstanding balance (as of June 15, 1999) at an interest rate of 6.5% (except where noted otherwise): Mark E. Costello, officer, $325,000 loan amount, $304,839.55 outstanding balance; Barbara S. Polsky, executive officer, $400,500 loan amount, $394,858.36 outstanding balance; David A. Sklar, executive officer, $379,300 loan amount, $374,326.84 outstanding balance; Cary H. Thompson, director, $1,500,000 loan amount (at an interest rate of 7.375%), $1,500,000 outstanding balance.

     From time to time certain officers, directors and employees of the Company, as well as members of their immediate families, acted as private investors in loan transactions originated by the Company. All such loans are originated on terms and conditions which are no more favorable than loans originated by the Company for other nonaffiliated private investors except that such persons receive 75% of any prepayment fees collected by the Company on such loans. The Company discontinued its private investor program in August 1997.

     Cary Thompson, the former Chief Executive Officer and a director and the owner of 21,900 shares of the Company's common stock and 250 shares of the Company's Series C Convertible Preferred Stock, and Neil Kornswiet, the Company's President and a director and the owner of 1,812,860 shares Company's common stock (collectively, the "Management Shareholders"), have each entered into a Management Voting Agreement with Capital Z (the "Management Voting Agreement") pursuant to which the Management Shareholders have agreed to vote all of the shares of capital stock beneficially owned by them (the "Management Shares") in favor of the Common Stock Proposal, the Preferred Stock Proposal, the Stock Split and against any proposal for an alternative transaction or any other matter which would materially impede, interfere with or delay any of the transaction contemplated by the Preferred Stock Purchase Agreement. In the event the Preferred Stock Proposal, Common Stock Proposal and the Stock Split (the "Recapitalization") are not consummated prior to the earlier of September 30, 1999 or the date of the Meeting (if, in the latter case, any of the proposed amendments to the Certificate of Incorporation is defeated at the Meeting), the Management Shareholders have agreed to vote all Management Shares as directed by the Board of Directors. The Management Voting Agreement will terminate at the completion of the Recapitalization and with respect to any Management Shares which are transferred as permitted by the Management Voting Agreement.

     On December 23, 1998, each of the Management Shareholders entered into a Management Investment Agreement with the Company. Pursuant to the Management Investment Agreements, Cary Thompson purchased 250 shares of Series C Convertible Preferred Stock for $1,000 per share at the Initial Closing (equivalent to 250,000 shares at $1.00 per share if the Recapitalization is effected) and Neil Kornswiet is obligated to purchase 1,667,000 shares of Series C Convertible Preferred Stock in the Rights Offering for $1.00 per share. Mr. Kornswiet will pay for his shares purchased in the Rights Offering by delivering to the Company a five-year promissory note. The note will bear interest at 6.5% per annum and be payable from 25% of any annual cash bonus Mr. Kornswiet receives. The note accelerates upon Mr. Kornswiet's termination of employment and is secured by the shares to be purchased. If Mr. Kornswiet is still employed by the Company on February 10, 2000 or was terminated earlier by the Company for a reason other than for "cause" (as defined in the note), the note becomes non-recourse.

      The Company entered into an employment agreement with Cary H. Thompson, Chief Executive Officer of the Company, in March 1996 (amended in May 1997 and August 1998) (the "Original Thompson Employment Agreement") pursuant to which Mr. Thompson was employed as Chief Executive Officer at a base salary of $900,000 per year. He was also entitled to receive, at the expense of the Company, the use of an automobile (including all maintenance and expenses associated therewith), a standard term life insurance policy in the amount of $1 million, a standard term accidental death policy in the amount of $1 million, under certain circumstances, a long-term disability policy providing an annual disability payment equal to 125% of his base salary and coverage for him and the dependent members of his family under the Company's medical and dental policies. Pursuant to the Original Thompson Employment Agreement, at the time he was hired, Mr. Thompson was also granted non-qualified options to purchase 1,125,000 shares of the common stock and additional non-qualified options to purchase 670,950 shares of the common stock to assist him in providing for federal and state income taxes payable as a result of such options and in recognition of the fact that the Company may benefit from federal and state tax deductions as a result. In the event of a Severance Termination (as defined in the agreement) or a voluntary termination following a Change in Control (generally, a 20% change in the voting power of the common stock, certain changes in Board membership, a merger or complete liquidation or dissolution of the Company), the Company was obligated to pay Mr. Thompson two years' base salary plus an amount based on the performance bonuses previously paid. In addition, all options held by him were to vest as of the Severance Termination and remain exercisable for 12 months following such date. In addition, in the event of a Change in Control, all options would become immediately vested and remain exercisable for the entire remaining term of the option.

     Concurrently with the execution of the Preferred Stock Purchase Agreement, the Company entered into a five-year employment agreement with Cary H. Thompson, the Company's Chief Executive Officer (the "New Thompson Employment Agreement"). The New Thompson Employment Agreement was effective on the date of the Initial Closing, at which time the Original Thompson Employment Agreement was terminated. The New Thompson Employment Agreement was terminated on May 13, 1999 when Mr. Thompson resigned as Chief Executive Officer of the Company. The New Thompson Employment Agreement superceded and invalidated any of Mr. Thompson's rights and benefits accruing under all other employment, change in control, stock option and any and all other agreements between Mr. Thompson and the Company that provide for the payment of compensation or benefits to Mr. Thompson other than (i) benefits provided under the Company's 401(k) plan, (ii) the use of an automobile (including all maintenance and expenses associated therewith) at the expense of the Company, and (iii) stock options granted to Mr. Thompson under the Company's various stock option plans and stock options granted outside of such plans. Under the New Thompson Employment Agreement, Mr. Thompson earned an annual base salary of $600,000 and was entitled to receive cash bonuses after the 1999 calendar year of between 0-100% of Mr. Thompson's annual base salary. Mr. Thompson also was entitled to receive, at the expense of the Company, (i) not less than $2 million of standard term life insurance, (ii) medical and dental benefits for Mr. Thompson and members of his family, (iii) a long-term disability policy providing for payments in an amount equal to 60% of Mr. Thompson's annual base salary, provided such policy could be obtained for a reasonable cost, (iv) other benefits under the Company's savings, pension and retirement plans and other benefit plans or programs maintained by the Company for the benefit of its executives, and (v) reimbursement of reasonable business expenses incurred in accordance with the Company's policies. Under the New Thompson Employment Agreement, the Company was obligated to grant to Mr. Thompson an option to purchase 2,580,162 shares of the Company's common stock pursuant to the Company's 1999 Stock Option Plan. Upon termination of employment by Mr. Thompson for "Good Reason," as defined in the New Thompson Employment Agreement or by the Company without "Cause", as defined in the New Thompson Employment Agreement, Mr. Thompson was entitled to receive severance benefits for a period of 12 months, payable in accordance with the Company's payroll policy, an amount equal to (i) $2 million, if the termination occurred within one year of the Initial Closing, (ii) $1.5 million, if the termination occurred during the second year, (iii) $1.0 million if the termination occurred in the third year, and (iv) $0.5 million if the termination occurred after the fourth anniversary of the Initial Closing, subject to offset for any amounts owed to the Company by Mr. Thompson and for salary earned by Mr. Thompson from any other employment during that 12 month period.

      On May 13, 1999, Mr. Thompson resigned as Chief Executive Officer of the Company. The Company and Mr. Thompson have agreed in principle to the terms of a severance and consulting arrangement pursuant to which Mr. Thompson will (i) receive $600,000, (ii) receive his automobile, and (iii) be granted 774,049 shares under the Company's 1999 Stock Option Plan, subject to the 1999 Stock Option Plan being approved by the stockholders at the Meeting.

      The Company entered into an employment agreement with Neil B. Kornswiet, the Company's President and One Stop's Chairman, President and Chief Executive Officer on August 28, 1997 with an original expiration date of August 27, 2002. The agreement was amended and restated and extended for an additional two years in August 1998 (as amended, the "Original Kornswiet Employment Agreement"). Under the Original Kornswiet Employment Agreement, Mr. Kornswiet earned a base salary of $900,000 per year and was entitled to a quarterly performance bonus equal to between $1.35 million and $1.65 million depending on the retail and broker loan production of the Company (the "Performance Bonus"). Mr. Kornswiet was also entitled to receive, at the expense of the Company, the use of an automobile (including all maintenance and expenses associated therewith), a standard term life insurance policy in the amount of $1 million, a standard term accidental death policy in the amount of $1 million, under certain circumstances, a long-term disability policy providing an annual disability payment equal to 125% of his base salary and coverage for him and the dependent members of his family under the Company's medical and dental policies. In the event of a Change in Control (as defined in the Original Thompson Employment Agreement), Mr. Kornswiet would have received $30 million minus the amount of any Performance Bonus previously paid (the "Performance Severance Payment"). In the event of a Severance Termination (as defined in the agreement) or a voluntary termination following a Change in Control, Mr. Kornswiet would receive his base salary for three years (or the remaining term of the agreement, if longer), the Performance Severance Payment to the extent not previously paid and an amount, if any, necessary to reimburse him on a net after-tax basis for any applicable federal excise tax. In addition, in the event of a Change in Control, all options would become immediately vested and remain exercisable for the entire remaining term of the option.

      Concurrently with the execution of the Preferred Stock Purchase Agreement with Capital Z, the Company entered into a five-year employment agreement with Neil B. Kornswiet, which supersedes the prior employment agreement (the "New Kornswiet Employment Agreement"). To induce Mr. Kornswiet to enter into the New Kornswiet Employment Agreement, the Company paid to Mr. Kornswiet his June 1998 bonus of $1,460,000, the receipt of which Mr. Kornswiet had previously deferred. The New Kornswiet Employment Agreement became effective on the date of the Initial Closing. The New Kornswiet Employment Agreement supersedes and invalidates any of Mr. Kornswiet's rights and benefits accruing under all other employment, change in control and any and all other agreements between Mr. Kornswiet and the Company and its subsidiaries that provide for the payment of compensation or benefits to Mr. Kornswiet other than (i) benefits provided under the Company's 401(k) plan, (ii) the use of an automobile (including all maintenance and expenses associated therewith) at the expense of the Company, and (iii) stock options granted to Mr. Kornswiet under the Company's various stock option plans and, upon amendments being adopted, certain stock options granted to, and forfeited by, employees of One Stop which were assumed by the Company in connection with the Company's acquisition of One Stop. Under the New Kornswiet Employment Agreement, Mr. Kornswiet will earn an annual base salary of $600,000 and is entitled to receive (i) a guaranteed cash bonus for calendar year 1999 in the amount of $540,000 in the form of a recourse loan which will be forgiven and deemed paid in full so long as Mr. Kornswiet remains employed by the Company through the first anniversary of the effective date of the New Kornswiet Employment Agreement or, if less than one year, through the date his employment is terminated by death, disability, by Mr. Kornswiet for "Good Reason" (as defined in the New Kornswiet Employment Agreement) or by the Company without "Cause" (as defined in the New Kornswiet Employment Agreement), (ii) a cash supplemental bonus for Mr. Kornswiet's first year of employment payable within 2-1/2 months after the first anniversary of the effective date subject to the Board of Directors' determination that the Company has completed a satisfactory program of cost reductions by such anniversary date, (iii) cash bonuses after the 1999 calendar year of between 0-100% of Mr. Kornswiet's annual base salary, with an expected bonus of $400,000 and a bonus in excess of 100% of his annual base salary for extraordinary performance which shall be payable in accordance with a budget approved by the Board of Directors of the Company and the achievement of other non-financial goals adopted by the Board of Directors, and (iv) a loan in the amount of $1,667,000 to be used to purchase shares of Series C Convertible Preferred Stock in the Rights Offering which shall be non recourse provided that Mr. Kornswiet remains employed by the Company through the date of the first anniversary of the effective date of the New Kornswiet Employment Agreement or, if less than one year, termination of employment based upon death, disability, by Mr. Kornswiet with Good Reason or by the Company without Cause. Mr. Kornswiet is also entitled to receive, at the expense of the Company, (i) not less than $2 million of standard term life insurance, (ii) medical and dental benefits for Mr. Kornswiet and members of his family, (iii) a long-term disability policy providing for payments in an amount equal to 60% of Mr. Kornswiet's annual base salary, provided such policy can be obtained for a reasonable cost, (iv) other benefits under the Company's savings, pension and retirement plans and other benefit plans or programs maintained by the Company for the benefit of its executives, and (v) reimbursement of reasonable business expenses incurred in accordance with the Company's policies. Under the New Kornswiet Employment Agreement, the Company will grant Mr. Kornswiet an option to purchase 3,214,642 shares of the Company's common stock pursuant to the Company's 1999 Stock Option Plan. Upon termination of employment by Mr. Kornswiet for Good Reason, or by the Company without Cause, Mr. Kornswiet will be entitled to receive severance benefits for a period of 12 months, payable in accordance with the Company's payroll policy, an amount equal to (i) $2 million, if the termination occurs within one year of the Initial Closing, (ii) $1.5 million, if the termination occurs during the second year,
(iii) $1.0 million if the termination occurs in the third year, and (iv) $0.5 million if the termination occurs after the fourth anniversary of the Initial Closing, subject to offset for amounts owed to the Company by Mr. Kornswiet and for any salary earned by Mr. Kornswiet from another employer during that 12 month period. The New Kornswiet Employment Agreement requires that, for so long as Capital Z or its designated purchasers, owns at least 25% of the outstanding voting securities of the Company, Mr. Kornswiet may not to sell, assign or otherwise transfer during his employment with the Company, in any twelve month period, more than 25% of the aggregate amount of shares of Company stock which Mr. Kornswiet owned immediately prior to the Initial Closing, subject to waiver by the Board of Directors in the event of extraordinary hardship.

      Effective June 1, 1997, the Company entered into a two-year employment agreement with Mark E. Costello, Executive Vice President-Loan Production. Under the agreement, Mr. Costello was entitled to a base salary of $200,000 per year and a quarterly bonus under the Company's performance bonus plan for executive officers. In connection with the Initial Closing, Mr. Costello waived all of his rights under his employment agreement and agreed to purchase 100 shares of Series C Convertible Preferred Stock for $1,000 per share or $100,000, 50% of which will be paid by delivery to the Company of a 6.5% full recourse promissory note. As of the Initial Closing, Mr. Costello is receiving an annual base salary of $200,000 and is entitled to a quarterly bonus based on retail production.

      The Company entered into a second amended and restated employment agreement with Barbara S. Polsky, Executive Vice President, General Counsel and Secretary, effective June 1, 1997, with a term expiring on June 20, 2001. The agreement provides for a base salary of $300,000 per year and a quarterly bonus under the Company's performance bonus plan for executive officers. Ms. Polsky is also entitled to a long-term disability policy providing for an annual disability payment in an amount equal to 100% of her base salary. In the event of a termination without cause, Ms. Polsky will receive two years' base salary plus an amount equal to the performance bonus paid to her for eight fiscal quarters preceding the date of termination. In addition, all options previously granted would become immediately exercisable. In the event of a termination or voluntary resignation in connection with a Change in Control (defined the same as in the Original Thompson Employment Agreement), Ms. Polsky would receive the same benefits as in a termination without cause. The Series B and Series C Convertible Preferred Stock issued to Capital Z at the Initial Closing was a Change in Control as defined in Ms. Polsky's employment agreement which, upon her voluntary resignation from the Company within two years of the Initial Closing, entitles Ms. Polsky to receive approximately $1 million. The Company is currently in discussions with Ms. Polsky regarding the possibility of a waiver of the Change in Control provision, as well as the salary and bonus provisions in Ms. Polsky's employment agreement.

      The Company entered into an amended and restated employment agreement with Joseph Magnus, Executive Vice President, Chief Credit Officer, effective June 1, 1997 with a term expiring on January 15, 2000. Mr. Magnus resigned his executive officer position on November 20, 1998. The agreement provided for a base salary of $160,000 per year and a quarterly bonus under the Company's performance bonus plan for executive officers. If Mr. Magnus' employment would have terminated without cause, he would have received an amount equal to six months' base salary. If Mr. Magnus' employment would have terminated or he voluntarily resigned for Good Reason (defined to include a material reduction in his duties or base salary) in connection with a Change in Control (generally, a 20% change in the voting power of the common stock, certain changes in Board membership, a merger or complete liquidation or dissolution of the Company), he would have received two years' base salary plus an amount equal to the performance bonus paid to him with respect to the eight fiscal quarters preceding the date of termination. In addition, all of the options granted over the term shall become immediately exercisable as of the date of such termination and shall remain so for a period of 12 months thereafter.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During the last fiscal year, executive compensation for the Company was administered by the Compensation Committee of the Board of Directors. Messrs. Kinder, Masters and St. Laurent who are not, and have never been, full-time salaried officers or employees of the Company, served as members of the Compensation Committee during the 1998 fiscal year. The Compensation Committee currently consists of Messrs. Gluckstern, Mizel and St. Laurent.

                            PRINCIPAL STOCKHOLDERS

      The following table sets forth as of June 30, 1999, certain information relating to the ownership of the common stock (which includes shares of common stock issuable upon conversion of Series B and Series C Convertible Preferred Stock), Series B Convertible Preferred Stock and Series C Convertible Preferred Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the common stock, (ii) each of the Company's directors and nominees, (iii) each of the Named Executive Officers (as defined under "Executive Compensation -- Summary Compensation Table") and (iv) all of the Company's executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each of such persons has sole voting and investment power with respect to the shares beneficially owned. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under this Rule, certain shares may be deemed to be beneficially owned by more than one person (such as where persons share voting power or investment power). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

TITLE OF CLASS           NAME AND ADDRESS                                         NUMBER OF SHARES    PERCENT OF CLASS
--------------           ----------------                                         ----------------    ----------------
Common Stock             Specialty Finance Partners
                         One Chase Manhattan Plaza, 44th Floor
                         New York, New York 10005.................................  75,000,000(1)        70.74%

Common Stock             Thirty-Five East Investments LLC
                         35 East 62nd Street
                         New York, New York.......................................   6,388,233(2)        18.16%

Common Stock             Turtle Creek Revocable Trust
                         200 Crescent Court, Suite 1350
                         Dallas, Texas 75201......................................   1,597,057(2)         4.98%

Common Stock             George W. Coombe, Jr. (3)................................       4,300(4)            *
Common Stock             Mark E. Costello (3).....................................      45,375(5)            *
Common Stock             Steven M. Gluckstern (6).................................          --(7)            *
Common Stock             Neil B. Kornswiet (3)....................................   2,407,860(8)         7.62%
Common Stock             Joseph A. Magnus (3)(9)..................................          --               *
Common Stock             Adam M. Mizel (6)........................................          --(7)            *
Common Stock             Barbara S. Polsky (3)....................................      89,000(10)           *
Common Stock             Eric C. Rahe (6).........................................          --(7)            *


                                    Page 40


TITLE OF CLASS           NAME AND ADDRESS                                         NUMBER OF SHARES    PERCENT OF CLASS
--------------           ----------------                                         ----------------    ----------------

Common Stock             Mani A. Sadeghi (6)......................................          --(7)            *
Common Stock             David A. Sklar (3).......................................      83,000(11)           *
Common Stock             David A. Spuria (6)......................................          --(7)            *
Common Stock             Georges C. St. Laurent, Jr. (3)..........................   1,553,300(12)        4.78%
Common Stock             Cary H. Thompson (3).....................................   1,532,248(13)        4.71%
Common Stock             All executive officers, directors and nominees
                         as a group (13 persons)..................................   5,715,083(14)       16.40%

Series B Convertible     Specialty Finance Partners
  Preferred Stock (15)   One Chase Manhattan Plaza, 44th Floor
                         New York, New York 10005.................................      26,704(16)         100%

Series C Convertible     Specialty Finance Partners
  Preferred Stock        One Chase Manhattan Plaza, 44th Floor
                         New York, New York 10005.................................      48,296(17)       96.50%

Series C Convertible     Georges C. St. Laurent, Jr. (3)..........................       1,500(18)        3.00%
  Preferred Stock

Series C Convertible     Cary H. Thompson (3).....................................         250(19)           *
  Preferred Stock

Series C Convertible     All executive officers, directors and nominees
  Preferred Stock        as a group (13 persons) (20).............................       1,750            3.50%

----------

 *  Less than one percent.

(1) Consists of 75,000,000 shares of common stock issuable upon conversion of Series B and Series C Convertible Preferred Stock. Capital Z (through Specialty Finance Partners) holds 26,704 shares of Series B Convertible Preferred Stock and 48,296 shares of Series C Convertible Preferred Stock which, upon completion of the Recapitalization, will be convertible into 75,000,000 shares of common stock. Specialty Finance Partners is a Bermuda general partnership, 99.6% of which is owned by Capital Z and 0.4% of which is owned by Equifin Capital. As disclosed in the Schedule 13D filed with the Securities and Exchange Commission (the "SEC") on January 4, 1999, as a result of the execution of a Management Voting Agreement, dated as of December 23, 1998, between Capital Z, Cary H. Thompson, Neil B. Kornswiet, stockholders and certain executive officers of the Company, Capital Z may, pursuant to Rule 13d-3 of the Exchange Act, be deemed to be the beneficial owner of 3,965,083 shares of common stock of the Company. Capital Z has disclaimed beneficial ownership of these shares. In addition, Capital Z Management, as a result of the receipt of a warrant to purchase 1,250,000 shares of common stock of the Company, may be deemed to be the beneficial owner of 1,250,000 shares of common stock of the Company. Capital Z has disclaimed ownership of these shares.


(2) Includes, in the case of Thirty-Five East Investments LLC ("35 East"), 4,162,368 shares of common stock issuable upon exercise of warrants and, in the case of Turtle Creek Revocable Trust ("Turtle Creek"), 1,040,591 shares of common stock issuable upon the exercise of warrants. Reference is made to the Schedule 13D filed jointly by 35 East and Turtle Creek with the SEC on March 19, 1998. 35 East and Turtle Creek filed jointly, however each disclaimed beneficial ownership in any shares of common stock beneficially owned by the other. The warrants are exercisable at $9.2065 per share.

(3) The address of each individual is in care of the Company at 350 S. Grand Avenue, 52nd Floor, Los Angeles, California 90071.

(4) Includes 3,300 shares of common stock underlying options which are currently exercisable or which will become exercisable within 60 days of June 30, 1999.

(5) Includes 40,575 shares of common stock underlying options which are currently exercisable or which will become exercisable within 60 days of June 30, 1999.

(6) The address of each individual is in care of Capital Z, One Chase Manhattan Plaza, 44th Floor, New York, New York 10005.


                                    Page 41


(7) Each of Messrs. Gluckstern, Mizel, Rahe, Sadeghi, and Spuria has disclaimed beneficial ownership of the Series B and Series C Convertible Preferred Stock held by Capital Z.

(8) Includes 595,000 shares of common stock underlying options which are currently exercisable or which will become exercisable within 60 days of June 30, 1999. If computed excluding options with an exercise price greater than $2.00 per share, Mr. Kornswiet would own 5.84% of the class.

(9) Joseph A. Magnus resigned as an executive officer of the Company on November 20, 1998.

(10)Represents shares of common stock underlying options which are currently exercisable or which will become exercisable within 60 days of June 30, 1999.

(11)Represents shares of common stock underlying options which are currently exercisable or which will become exercisable within 60 days of June 30, 1999.

(12)Includes 3,300 shares of common stock underlying options which are currently exercisable or which will become exercisable within 60 days of June 30, 1999, and, assuming the approval of the Recapitalization by the stockholders, includes 1,500,000 shares of common stock issuable upon conversion of Series C Convertible Preferred Stock.

(13)Includes 1,260,348 shares of common stock underlying options which are currently exercisable or which will become exercisable within 60 days of June 30, 1999 and, assuming the approval of the Recapitalization by the stockholders, includes 250,000 shares of common stock issuable upon conversion of Series C Convertible Preferred Stock. If computed excluding options with an exercise price greater than $2.00 per share, Mr. Thompson would own less than 1.0% of the class.

(14)Includes 2,074,523 shares of common stock underlying options which are currently exercisable or which will become exercisable within 60 days of June 30, 1999 and, assuming the approval of the Recapitalization by the stockholders, includes 1,750,000 shares of common stock issuable upon conversion of Series C Convertible Preferred Stock. If computed excluding options with an exercise price greater than $2.00 per share, all executive officers, directors and nominees would own 11.11% of the class.

(15)Capital Z holds 100% of the issued and outstanding Series B Convertible Preferred Stock. None of the directors, nominees and Named Executive Officers beneficially hold any shares of Series B Convertible Preferred Stock.

(16)Upon completion of the Recapitalization, Capital Z will own 26,704,000 shares of Series B Convertible Preferred Stock. Upon completion of the Recapitalization, the 26,704,000 shares of Series B Convertible Preferred Stock then held by Capital Z will be convertible into 26,704,000 shares of common stock.

(17)Upon completion of the Recapitalization, Capital Z will own 73,296,000 shares of Series C Convertible Preferred Stock. Upon completion of the Recapitalization, the 73,296,000 shares of Series C Convertible Preferred Stock held by Capital Z will be convertible into 73,296,000 shares of common stock.

(18)Upon completion of the Recapitalization, Mr. St. Laurent will own 1,500,000 shares of Series C Convertible Preferred Stock. Upon completion of the Recapitalization, the 1,500,000 shares of Series C Convertible Preferred Stock held by Mr. St. Laurent will be convertible into 1,500,000 shares of common stock.

(19)Upon completion of the Recapitalization, Mr. Thompson will own 250,000 shares of
    Series C Convertible Preferred Stock, which will be less than 1.00% of the
    Series C Convertible Preferred Stock issued and outstanding. Upon completion of the Recapitalization, the 250,000 shares of Series C Convertible
    Preferred Stock held by Mr. Thompson will be convertible into 250,000 shares of common stock.

(20)Other than in the case of Messrs. St. Laurent and Thompson, none of the directors, nominees or Named Executive Officers beneficially hold any shares of Series C Convertible Preferred Stock.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table shows information concerning all compensation paid for services to the Company in all capacities during the last three fiscal years or accrued within the current fiscal year as to the person who served as Chief Executive Officer of the Company during the 1998 fiscal year and each of the other four most highly compensated executive officers of the Company who served in such capacity at the end of the last fiscal year (the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                                                         LONG TERM
                                                 ANNUAL COMPENSATION                   COMPENSATION
                                                 -------------------                   ------------
NAME AND                      FISCAL                                   OTHER ANNUAL    STOCK OPTION      ALL OTHER
PRINCIPAL POSITION             YEAR      SALARY           BONUS       COMPENSATION(1)     AWARDS       COMPENSATION
------------------            ------ --------------  --------------  -------------------------------  -------------
Neil B. Kornswiet              1998     $ 900,000      $5,297,449           --                 --       $40,800(2)
  President(3)                 1997       666,042       4,408,863           --            555,000          N/A
                               1996           N/A             N/A           --                N/A          N/A

Cary H. Thompson               1998     $ 900,000      $       --           --                 --       $4,800(4)
  Former Chief                 1997       634,805       1,073,339           --                 --          N/A
  Executive Officer(5)         1996       125,000         298,000           --          1,821,825          N/A

Barbara S. Polsky              1998     $ 300,000      $  244,000           --             60,000       $13,000(6)
Executive Vice President,      1997       245,000         318,120           --             10,000          N/A
  General Counsel and          1996        35,538              --           --             56,350          N/A
   Secretary(7)

Mark E. Costello               1998     $ 200,000      $  224,188           --             30,000       $12,800(8)
  Executive Vice President     1997       165,000         466,968           --             12,500        4,500(5)
  Loan Production              1996       130,000         201,000           --             11,250        2,438(5)

Joseph Magnus                  1998     $ 180,000      $  220,000           --             30,000       $10,116(9)
  Executive Vice President     1997        69,641         466,968           --                 --          N/A
  Chief Credit Officer(10)     1996           N/A             N/A           --                N/A          N/A

----------

(1) The aggregate amount of all perquisites and personal benefits received by each of the Named Executive Officers in each of fiscal years 1996, 1997 and 1998 was not in excess of $50,000 or 10% of the total of annual salary and bonus reported for such Named Executive Officer.

(2) Consists of $36,000 in employer contributions to the Company's Deferred Compensation Plan and $4,800 in employer contributions to the Company's
    Section 401(k) plan.

(3) Mr. Kornswiet joined the Company in August 1996.

(4) Consists of employer contributions to the Company's Section 401(k) plan.

(5) Mr. Thompson joined the Company in March 1996 and served as Chief Executive Officer from May 1997 to May 1999, prior to which time he served as Chief Operating Officer.

(6) Consists of $8,200 in employer contributions to the Company's Deferred Compensation Plan and $4,800 in employer contributions to the Company's
    Section 401(k) plan.

(7) Ms. Polsky joined the Company in May 1996.

(8) Consists of $8,000 in employer contributions to the Company's Deferred Compensation Plan and $4,800 in employer contributions to the Company's
    Section 401(k) plan.

(9) Consists of $6,400 in employer contributions to the Company's Deferred Compensation Plan and $3,716 in employer contributions to the Company's
    Section 401(k) plan.

(10)Mr. Magnus joined the Company in January 1997 and resigned on November 20, 1998.

OPTION GRANTS IN LAST FISCAL YEAR

      The following table sets forth certain information regarding grants of stock options made during the fiscal year ended June 30, 1998 to the Named Executive Officers.

                      OPTION GRANTS IN LAST FISCAL YEAR


                                                     INDIVIDUAL GRANTS                          POTENTIAL REALIZABLE
                                                        PERCENT OF                                VALUE AT ASSUMED
                                       NUMBER OF       TOTAL OPTIONS    EXERCISE                ANNUAL RATES OF STOCK
                                   SHARES UNDERLYING    GRANTED TO       OR BASE               PRICE APPRECIATION FOR
                                        OPTIONS        EMPLOYEES IN     PRICE PER EXPIRATION       OPTION TERM (1)
NAME                                  GRANTED (2)     FISCAL YEAR (3)   SHARE (4)    DATE         5%            10%
----                              -----------------  ----------------- ---------- ---------- ------------  --------
Neil B. Kornswiet                           --               --              --          --          --             --
Cary H. Thompson(5)                         --               --              --          --          --             --
Barbara S. Polsky (6)                   60,000              6.63%       $ 13.44   11/18/2007   $506,896     $1,284,805
Mark E. Costello (6)                    30,000              3.32%       $ 13.44   11/18/2007   $253,448     $  642,402
Joseph A. Magnus (6)(7)                 30,000              3.32%       $ 13.44   11/18/2007   $253,448     $  642,402

(1) The potential realizable value is based on the assumption that the common stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the option term. These amounts are calculated pursuant to the applicable requirements of the SEC and do not represent a forecast of the future appreciation of the Company's common stock. Mr. Kornswiet joined the Company in August 1996.

(2) All of the options set forth in this chart were granted for a term of 10 years.

(3) Options covering an aggregate of 904,300 shares were granted to eligible employees during the fiscal year ended June 30, 1998.

(4) Options were granted at an exercise price equal to the fair market value of the Company's common stock, as determined by reference to the closing price reported on the NYSE on the last trading day prior to the date of grant. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares, subject to certain conditions.

(5) On May 13, 1999, Mr. Thompson resigned as the Chief Executive Officer of the Company.

(6) These options become exercisable as to 1/5 of the shares on November 18, 1997. The remaining shares vest at a rate of 20% on each anniversary of the date of grant thereafter until fully vested.

(7) On November 20, 1998, Mr. Magnus resigned as an executive officer of the Company.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTIONS

      The following table sets forth, for each of the Named Executive Officers, certain information regarding the exercise of stock options during the fiscal year ended June 30, 1998 and the value of options held at fiscal year end.


                AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR-END OPTION VALUES (1)

                                                                                         VALUE OF ALL
                                                               NUMBER OF SHARES           UNEXERCISED
                                                            UNDERLYING UNEXERCISED       IN-THE-MONEY
                                                               OPTIONS AT FISCAL       OPTIONS AT FISCAL
                                                                   YEAR-END             YEAR-END(2)(3)
                                   SHARES ACQUIRED   VALUE       EXERCISABLE/            EXERCISABLE/
NAME                                 ON EXERCISE   REALIZED      UNEXERCISABLE           UNEXERCISABLE
----                              ---------------  -------- ----------------------  ------------------
Neil B. Kornswiet                        --           --     550,000   /     --             --/          --
Cary Thompson                            --           --     900,303   / 719,997    $2,168,494/ $ 1,012,500
Barbara S. Polsky                        --           --      49,750   / 76,500     $    4,200/ $    15,600
Mark Costello                            --           --      18,075   / 37,250     $   33,038/ $     7,800
Joseph A. Magnus                         --           --      25,000   / 52,500     $    2,340/ $     8,160


(1) All amounts shown in this table have been adjusted to reflect the three-for-two split of the common stock effected on February 21, 1997.

(2) Based upon the last reported sale price of the common stock on the NYSE on June 30, 1998 ($13.75) less the option exercise price.

(3) As of July 15, 1999, none of the options outstanding were in-the-money. The closing price on July 15, 1999 was $1.625.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. Executive officers, directors, and greater-than-ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations from the Company's reporting persons that they have complied with the relevant filing requirements, the Company believes that, during the year ended June 30, 1998, all relevant Section 16(a) filing requirements were complied with.

SECTION 401(k) PLAN

      The Company has a tax-qualified cash or deferred profit sharing plan (the "401(k) Plan") covering all employees over the age of 21 who have completed six months of service with the Company prior to a plan entry date. Pursuant to the 401(k) Plan, eligible employees may make salary deferral (before-tax) contributions of up to 15% of their compensation per plan year up to a specified maximum contribution as determined by the Internal Revenue Service. The 401(k) Plan also includes provisions which authorize the Company to make discretionary contributions. Such contributions, if made, are allocated among all eligible employees as determined under the 401(k) Plan. No discretionary contributions were made by the Company for the calendar year 1998. The trustees under the 401(k) Plan invest the assets of each participant's account in selected investment options at the direction of such participant.

DEFERRED COMPENSATION PLAN

      In April 1997, the Company implemented a deferred compensation plan for highly compensated employees and directors of the Company. In October 1998, the Company suspended contributions to the Deferred Compensation Plan and subsequently the Deferred Compensation Plan was terminated. The plan was unfunded and non-qualified. Eligible participants could defer a portion of their compensation (including bonuses) and receive a Company matching amount up to 4% of their annual base salary. The Company could also make discretionary contributions to the plan. For the 1998 fiscal year, the Company made no matching or discretionary contributions to the plan.

                              PERFORMANCE GRAPH

      Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of the Company's common stock with the cumulative return of the NYSE Stock Market (US Companies) Index and the Index for NYSE/AMEX/NASDAQ Stocks (SIC 6160-6169 US Companies) Mortgage Bankers and Brokers for the period commencing July 1, 1993 and ending on June 30, 1998. The information contained in the performance graph shall not be deemed "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing. The stock price performance on the following graph is not necessarily indicative of future stock price performance.



                             [PERFORMANCE GRAPH]



                                          JUN 93  JUN 94  JUN 95   JUN 96  JUN 97  JUN 98
                                          ------  ------  ------   ------  ------  ------
Aames Financial Corporation                100    87.73   193.01   578.01  449.72  337.35
NY Stock Exchange Index                    100    98.43   117.16   144.20  185.64  232.33
Peer Group                                 100    91.54   128.34   187.59  216.97  243.50


                     REPORT OF THE COMPENSATION COMMITTEE
                          ON EXECUTIVE COMPENSATION

      The following report of the Compensation Committee of the Board of Directors shall not be deemed to be incorporated by reference into any previous filing by the Company under either the Securities Act or the Exchange Act that incorporates future Securities Act or Exchange Act filings in whole or in part by reference.

      During the 1998 fiscal year, the Compensation Committee of the Board of Directors was comprised of Dr. Melvyn Kinder, Georges St. Laurent and Lee Masters, none of whom are, or were full-time, salaried officers or employees of the Company. The Board of Directors delegated to the Compensation Committee the responsibility for developing and administering policies which govern the total compensation program for the Named Executive Officers of the Company. The Committee also administered the Company's stock option plans.

      The goal of the Company's executive compensation program is to retain, motivate and reward management through the compensation policies and awards, while aligning their interests more closely with that of the Company and stockholders. In furtherance of this goal, the program consists of three main components: (1) base salary; (2) bonuses which are either discretionary or based on individual and Company performance; and (3) stock options to provide long-term incentives for performance and to align executive officer and stockholder interests.

EXECUTIVE COMPENSATION

      Base salaries for the Named Executive Officers were established by the Compensation Committee based on the recommendations of management which considered, and applied subjectively as appropriate, individual performance and achievement, areas of responsibility, position, the extent to which the officers' skills were in demand or were marketed to other companies or industries and internal and external comparability. Base salaries for other executive officers were established by the Chief Executive Officer who applies the same criteria. The base salary for Mr. Kornswiet was initially established under the terms of the Original Kornswiet Employment Agreement entered into in connection with the Company's acquisition of One Stop, a company of which Mr. Kornswiet was the Chief Executive Officer, President and sole stockholder. Under the initial terms of the Original Kornswiet Employment Agreement, Mr. Kornswiet was appointed Executive Vice President of the Company and Chief Executive Officer and President of One Stop. Upon his appointment as President of the Company in May 1997, the Original Kornswiet Employment Agreement was revised by the Compensation Committee to increase his annual base salary from $750,000 to $900,000. Bonuses paid to the Company's executive officers (excluding the Chief Executive Officer and President) were based on Company performance under the terms of the Company's performance bonus plan. See -- "Performance Bonus Plan." Under the terms of the Original Kornswiet Employment Agreement, during the 1998 fiscal year, Mr. Kornswiet was entitled to a cash bonus equal to 7.5% of One Stop's pre-tax adjusted net income (as defined in the Original Kornswiet Employment Agreement). In fiscal 1999 and through the Initial Closing, Mr. Kornswiet was entitled to a quarterly cash bonus equal to between $1.35 million and $1.65 million depending on the retail and broker loan production of the Company. Due to the Company's financial position in late 1998, Mr. Kornswiet had agreed to defer his bonus of $1.46 million due for 1998's fourth fiscal quarter. However, on February 10, 1999, as a material inducement to Capital Z's investment, Mr. Kornswiet agreed to terminate the Original Kornswiet Employment Agreement and enter into the New Kornswiet Employment Agreement. To induce Mr. Kornswiet to agree to terminate his then existing employment agreement and to give up his change of control payment which would otherwise have been triggered by the investment by Capital Z and the valuable ongoing rights to bonuses based on the retail and broker loan production (without which Capital Z had informed the Company that it would be unwilling to proceed with its investment), the Company agreed to pay to Mr. Kornswiet his bonus of $1.46 million for 1998's fourth fiscal quarter. The other employees were entitled to discretionary bonuses.

      The Compensation Committee believes that it is important for key employees to have long-term incentives through an equity interest in the Company. Accordingly, from time to time, the Company has granted key employees stock options pursuant to the Company's stock option arrangements. The Committee granted options upon the recommendations of management. As of June 30, 1998, the Company's six key employees (excluding the Company's then Chief Executive Officer) held options to acquire 971,575 shares of the Company's common stock.

PERFORMANCE BONUS PLAN

      In October 1995, the Compensation Committee adopted a performance bonus plan (the "Old Performance Bonus Plan") for executives, other than those primarily responsible for the origination and purchase of loans, which provided for a performance-based cash bonus equal to a specified dollar level (the "Payment Amount") for every percentage point for which return on average equity exceeds a specified return (the "Target ROE"). The Target ROE was set at fifteen percent. The Compensation Committee believed that a fifteen percent return was generally perceived as a good return on equity for a financial services company, and only performance in excess of a good return should be rewarded through the performance-based compensation program. Each Performance Bonus Plan participant was given a Payment Amount based on the participant's contribution to, and impact upon, the success of the Company. For fiscal 1998, the range in Payment Amounts for Old Performance Bonus Plan participants was from $4,000 to $15,000. Commencing June 1997 through the fiscal quarter ending December 31, 1997, the quarterly bonuses paid to Old Performance Bonus Plan participants were fixed at the third 1997 fiscal quarter levels pending review of the Old Performance Bonus Plan by the Compensation Committee. In November 1997 and as amended in May 1998, the Compensation Committee determined that a bonus based on return on average equity may not provide the appropriate management incentives for a company that historically operated on a negative cash flow basis and requires continuous access to the capital markets and adopted the New Performance Bonus Plan. All executive officers, other than the Chief Executive Officer and the President, participated in the New Performance Bonus Plan. Under the New Performance Bonus Plan, bonuses were paid quarterly and were tied to (i) the achievement by each participant of certain predetermined goals established annually by the Chief Executive Officer subject, in the case of the Named Executive Officers, to approval by the Compensation Committee, (ii) the achievement by the Company of net income goals established annually by the Chief Executive Officer and presented to the Board of Directors, and (iii) maximum levels of bonus for each individual established annually by the Chief Executive Officer subject, in the case of the Named Executive Officers, to approval by the Compensation Committee. Participants received the full quarterly bonus in each quarter where at least seventy percent of the individual and Company performance goals are met. Where the Company achieved at least seventy percent of its goals, but the participant achieved less than seventy percent of his or her goals, bonuses may be paid based on the participant's percentage of achievement of his or her individual goals.

      As a consequence of the Initial Closing, executive and employee performance bonus goals and amounts are currently being revised.

EXECUTIVE COMPENSATION--CHIEF EXECUTIVE OFFICER

      From May 7, 1997 to May 13, 1999, Mr. Thompson, served as the Company's Chief Executive Officer. Prior to May 7, 1997, Mr. Thompson was the Chief Operating Officer of the Company and his compensation was established under the terms of the Original Thompson Employment Agreement entered into in March 1996 and amended in May 1997 and August 1998 with the approval of the Compensation Committee. Under that agreement, and until May 7, 1997, Mr. Thompson was paid a base salary of $500,000 and received a performance bonus under the Company's Performance Bonus Plan with a Payment Amount of $45,000 for each percentage point for which return on average equity exceeded the Target ROE. The Original Thompson Employment Agreement also provided for the grant of stock options covering 1,795,950 shares. The Compensation Committee believed that the grant of the options to Mr. Thompson was necessary to attract Mr. Thompson to the Company and provided the appropriate level of long-term incentive to foster continued strong growth in stockholder values.

      Upon his appointment as Chief Executive Officer in May 1997, the Original Thompson Employment Agreement was revised by the Compensation Committee to increase his base salary to $900,000. Further, at Mr. Thompson's request, the Compensation Committee replaced the performance bonus provisions of his agreement with a discretionary bonus subject to the approval of the Board of Directors or the stockholders. Considering the number of stock options Mr. Thompson was granted at the time he became Chief Executive Officer, the Committee believes his compensation was primarily performance based. On February 10, 1999, Mr. Thompson agreed to terminate the Original Thompson Employment Agreement and enter into the New Thompson Employment Agreement. On May 13, 1999, Mr. Thompson resigned as Chief Executive Officer.


STATEMENT REGARDING TAX POLICY COMPLIANCE

      Section 162(m) of the Code limits the deductible allowable to the Company for compensation paid to the chief executive officer and each of the four other most highly compensated executive officers to $1.0 million. Qualified performance-based compensation is excluded from this limitation if certain requirements are met, including receipt of stockholder approval or if amounts are paid pursuant to a written contract that was in effect on February 17, 1993 and not subsequently materially modified. Under certain circumstances, the Compensation Committee, in its discretion, may authorize payments, such as salary, bonuses or otherwise that may cause an executive officer's income to exceed the deductible limits. The fiscal 1998 compensation paid to Mr. Kornswiet in excess of $1.0 million exceeded the deductible limits.

                                             Compensation Committee:


                                             Melvyn Kinder, Chairman
                                             Lee Masters
                                             Georges St. Laurent

                   PROPOSAL TO APPROVE THE ADOPTION OF THE
              AAMES FINANCIAL CORPORATION 1999 STOCK OPTION PLAN

INTRODUCTION

     The proposed Aames Financial Corporation 1999 Stock Option Plan (the "1999 Plan") was adopted by the Company's Board of Directors effective as of February 10, 1999, as amended and as subject to the approval of the 1999 Plan by the stockholders. The 1999 Plan supersedes the Company's 1991 Stock Incentive Plan, 1999 Stock Incentive Plan, 1996 Stock Incentive Plan, 1997 Stock Option Plan and 1997 Non-Qualified Stock Option Plan and provides for the issuance of options to purchase shares of the Company's common stock ("Shares") to officers, key employees and consultants of the Company and its subsidiaries. Subject to adjustment for stock splits, stock dividends and other similar events, the total number of Shares reserved for issuance under the 1999 Plan shall be 14,612,008 Shares.

      Although this Proxy Statement contains a summary of the principal features of the 1999 Plan, this summary is not intended to be complete and reference should be made to Exhibit "A" to this Proxy Statement for the complete text of the 1999 Plan.

PURPOSE

      The 1999 Plan is intended as an incentive and to encourage stock ownership by officers and certain other key employees of the Company in order to increase their proprietary interest in the Company's success and to encourage them to remain in the employ of the Company.

EFFECTIVE DATE; DURATION

      The 1999 Plan is effective as of the Initial Closing, subject to (i) the approval by the stockholders of the Company and (ii) the consummation, on or prior to the earlier of September 30, 1999 or the date of the Meeting (if, in the latter case, any of the proposed amendments to the Certificate of Incorporation is defeated at the Meeting), of the Recapitalization. The expiration date of the 1999 Plan, after which no options may be granted, is December 31, 2008.

ADMINISTRATION

      The 1999 Plan will be administered by the Compensation Committee of the Company's Board of Directors, which will consist of not less than three members, two of whom will be appointed by Capital Z during any period that Capital Z and/or its designated purchasers under the Preferred Stock Purchase Agreement own at least 25% of the outstanding voting securities of the Company. The Compensation Committee determines which individuals may participate in the 1999 Plan and the type, extent and terms of the options to be granted. In addition, a Stock Option Committee has been established with the authority to grant options to the Chief Executive Officer and to the four highest compensated officers other than the Chief Executive Officer. Grants made by the Stock Option Committee are subject to ratification by the Compensation Committee.

ELIGIBILITY AND NONDISCRETIONARY GRANTS

      The 1999 Plan provides that options may be granted to officers and other key employees of the Company (excluding members of the Committee), subject to the limitations on incentive stock options. In addition, options which are not incentive stock options may be granted to consultants or other key persons (excluding members of the Compensation Committee) who the Compensation Committee determines should receive options under the 1999 Plan. The approximate number of individuals eligible to participate in the 1999 Plan is fifty.

TERMS OF OPTIONS

      The terms of options granted under the 1999 Plan are determined by the Compensation Committee. In the sole and absolute discretion of the Compensation Committee, such options may be either "incentive stock options" within the meaning of Section 422 of the Code ("ISOs"), or non-qualified options. However, to the extent that the aggregate market value of the Shares with respect to which ISOs are exercisable for the first time by any individual under the 1999 Plan and all other incentive plans of the Company and any parent or subsidiary of the Company during any calendar year exceeds $100,000, such options shall not be treated as ISOs. Each option will be evidenced by an option agreement between the Company and the optionee to whom such option is granted on such terms and conditions as shall be determined by the Compensation Committee from time to time. The terms of the option agreements need not be identical. Each option is, however, subject to the following terms and conditions:

      Exercise of the Option. The Compensation Committee determines when options granted under the 1999 Plan may be exercisable. Payment for Shares purchased under an option granted under the 1999 Plan must be made in full upon exercise of the option, by certified bank or cashier's check payable to the order of the Company or by any other means acceptable to the Company.

      Option Price. Unless otherwise provided by the Compensation Committee in the option agreement, the option exercise price of each option granted under the 1999 Plan will not be less than the fair market value of the stock at the time the option is granted. The ISO exercise price shall equal or exceed the fair market value of the Shares on the date the option is granted. The exercise price for ISOs granted to individuals beneficially holding at least 10% of the outstanding securities of the Company shall equal or exceed 110% of the fair market value of the Shares on the date the option is granted. The Compensation Committee has determined that initial grants made to certain executive officers will be at $1.00 per share. Such options granted shall be measured and recognized as compensation expenses to the Company based upon the per share fair value of the Company's common stock at the time of grant, net of the $1.00 per share grant.

      Termination of Options. All options granted under the 1999 Plan expire ten years from the date of grant, or such shorter period as is determined by the Compensation Committee. No option is exercisable by any person after such expiration. In the event that any outstanding option under the Plan for any reason expires, is terminated or is canceled prior to the end of the period during which options may be granted, the Shares called for by the unexercised portion of such option may again be subject to an option under the 1999 Plan.

      Non-Transferability of Options. No option granted under the 1999 Plan shall be transferable except by will or the laws of descent and distribution. During the lifetime of the optionee, the option shall be exercisable only by him. The Compensation Committee may, however, in its sole discretion, allow for transfer of options which are not ISOs to other persons or entities, subject to such conditions or limitations as it may establish.

      Non-Transferability of Underlying Stock. Unless otherwise provided in an option agreement or agreed to by the Compensation Committee at the time of exercise, all option holders agree not to sell or otherwise transfer more than 25% of the common stock purchased pursuant to an option in any given year and in the aggregate not to sell or otherwise transfer more than 25% of such stock for so long as Capital Z or its designated purchasers own at least 25% of the outstanding voting securities of the Company.

      Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1999 Plan as may be determined by the Compensation Committee.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

      The aggregate number of shares of stock which may be purchased pursuant to options granted under the 1999 Plan, the maximum number of shares for which options may be granted to any one person, the number of shares of stock covered by each outstanding option and the price per share thereof in each such option shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of stock resulting from a stock split or other subdivision or consolidation of shares of stock or for other capital adjustments or payments of stock dividends or distributions or other increases or decreases in the outstanding shares of stock without receipt of consideration by the Company. Any adjustment shall be conclusively determined by the Compensation Committee.

      In the event of any change in the outstanding shares of stock by reason of any recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to common stockholders other than cash dividends, the Compensation Committee shall make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of shares of stock or other securities issued or reserved for issuance pursuant to the 1999 Plan, and the number or kind of shares of stock or other securities covered by outstanding options, and the option price thereof.

CHANGE IN CONTROL

      Except as otherwise provided in a particular option agreement, in the event of a Change in Control (as defined in the 1999 Plan), all options shall become immediately exercisable with respect to 100% of the shares subject to such options. Provided, however, that subject to certain exceptions, no event shall be treated as a Change in Control unless a Capital Z Realization Event has occurred (as defined in the 1999 Plan).

MARKET VALUE

      The market value of the shares of common stock on the New York Stock Exchange on July 15, 1999 was $1.625 per share.

SHARES SUBJECT TO THE 1999 PLAN

      As noted above, the total number of shares of common stock reserved for issuance under the 1999 Plan is 14,612,008. No single person may receive options for more than 7,306,004 shares of common stock during the term of the 1999 Plan.

AMENDMENT AND TERMINATION OF THE 1999 PLAN

      The Board of Directors may, without the consent of the Company's stockholders or optionees under the 1999 Plan, at any time terminate the 1999 Plan entirely and at any time or from time to time amend or modify the 1999 Plan. No such amendment or termination shall adversely affect options already granted under the 1999 Plan without the optionee's consent. Approval of the stockholders is required to amend the 1999 Plan for the purpose of (a) increasing the total number of Shares which may be purchased pursuant to options granted under the 1999 Plan, except adjustments made for recapitalizations, or
(b) expand the class of employees eligible to receive options under the 1999
Plan.

FEDERAL INCOME TAX CONSEQUENCES

      The following is a brief description of the federal income tax treatment which will generally apply to options granted under the 1999 Plan, based on federal income tax laws in effect on the date of this Proxy Statement. The exact federal income tax treatment of options will depend on the specific circumstances of the recipient. No information is provided herein with respect to estate, inheritance, gift, state or local tax laws, although there may be certain tax consequences upon the receipt or exercise of an option or the disposition of any acquired shares under those laws.

      Incentive Stock Options. Generally, the optionee is not taxed and the Company is not entitled to a deduction on the grant or the exercise of an ISO. If the optionee sells the shares acquired upon the exercise of an ISO ("ISO Shares") at any time after the later of (i) one year after the date of transfer of shares to the optionee pursuant to the exercise of such ISO or (ii) two years after the date of grant of such ISO (the "ISO Holding Period"), then the optionee will recognize capital gain or loss equal to the difference between the sales price and the exercise price paid for the ISO Shares, and the Company will not be entitled to any deduction. If the optionee disposes of the ISO Shares at any time during the ISO Holding Period, then (i) the optionee will recognize capital gain in an amount equal to the excess, if any, of the sales price over the fair market value of the ISO Shares on the date of exercise) the optionee will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of the ISO Shares on the date of exercise, over the exercise price paid for the ISO Shares, (iii) the optionee will recognize capital loss equal to the excess, if any, of the exercise price paid for the ISO Shares over the sales price of the ISO Shares and (iv) the Company will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the optionee.

      For purposes of computing an optionee's "alternative minimum tax," an ISO is treated as a non-qualified stock option, as discussed below. Thus, the amount by which the fair market value of ISO Shares on the date of exercise (or such later date as discussed below under "Special Rules for Insiders") exceeds the exercise price will be included as a positive adjustment in the calculation of an optionee's "alternative minimum taxable income" ("AMTI"). The "alternative minimum tax" imposed on individual taxpayers is generally equal to the amount by which 26% or 28% (depending on the optionee's AMTI) of the individual's AMTI (reduced by certain exemption amounts) exceeds his or her regular income tax liability for the year. A taxpayer's alternative minimum tax attributable to this spread may be credited against the taxpayer's regular tax liability in later years to the extent that the regular tax liability exceeds the alternative minimum tax in any such year.

      Non-qualified Stock Options. The grant of a non-qualified stock option is generally not a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise of the non-qualified stock option ("Non-Qualified Option Shares") (determined as of the date of the exercise) over the exercise price of such option, and the Company will be entitled to a deduction equal to such amount. See "Special Rules for Insiders," below. A subsequent sale of the Non-Qualified Option Shares generally will give rise to capital gain or loss equal to the difference between the sales price and the sum of the exercise price paid for such shares plus the ordinary income recognized with respect to such shares. Such gain or loss will be treated as short-term depending on the optionee's holding period for the shares involved in the disposition. If an optionee receives a non-qualified stock option having an exercise price that is only a small fraction of the value of the underlying Non-Qualified Option Shares on the date of grant, such optionee may be required to include the value of the option in taxable income at the time of grant.

      Special Rules for Insiders. If an optionee is a director, officer or stockholder subject to Section 16 of the Exchange Act (an "Insider") and exercises an option within six months of the date of grant, the timing of the recognition of any ordinary income should be deferred until the amount of ordinary income should be determined based on the fair market value (or sales price in the case of a disposition) of the common stock upon the earlier of the following two dates: (i) six months after the date of grant or (ii) a disposition of the common stock, unless the Insider makes an election under
Section 83(b) of the Code (an "83(b) Election") within 30 days after exercise to recognize ordinary income based on the value of the common stock on the date of exercise. In addition, special rules apply to an Insider who exercises an option having an exercise price greater than the fair market value of the underlying common stock on the date of exercise.

      Miscellaneous Tax Issues. Special rules will apply in cases where an optionee pays the exercise price of the option or applicable withholding tax obligations under the 1999 Plan by delivering previously owned common stock or by reducing the amount of common stock otherwise issuable pursuant to the option. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares. The 1999 Plan provides that, in the event of certain changes in ownership or control of the Company, the right to exercise options otherwise subject to a vesting schedule may be accelerated. In the event such acceleration occurs and depending upon the individual circumstances of the recipient, certain amounts with respect to such options may constitute "excess parachute payments" under the "golden parachute" provisions of the Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any "excess parachute payments" and the Company will be denied any deduction with respect to such payment. It should be noted that while the Company's intent is to prevent Section 162(m) of the Code from limiting the deductibility of options, no advance determination will be obtained from the Internal Revenue Service in this regard. For this reason, and because of possible unforeseen future events, it is impossible to determine the precise extent to which the Company will be entitled to a tax deduction in connection with the exercise of options.

NEW PLAN BENEFITS

      The following table sets forth the grants the Company is currently obligated under employment or other agreements to provide to the following Named Executive Officers under the 1999 Plan.

                                                         NUMBER OF SHARES OF COMMON
NAME AND POSITION                                         STOCK UNDERLYING OPTIONS
-----------------                                         ------------------------

Mark E. Costello
 Executive Vice President - Loan Production                        400,000

Cary H. Thompson                                                   774,049
 Former Chief Executive Officer

Neil B. Kornswiet
   President                                                     3,214,642


      All of these options will have an exercise price of $1.00 per share. Such options granted shall be measured and recognized as compensation expenses to the Company based upon the per share fair value of the Company's common stock at the time of grant, net of the $1.00 per share grant. All options will vest and become exercisable on the ninth anniversary of the date of grant, subject to earlier vesting based upon the attainment of certain stock price targets. Vested options may only be exercised, however, upon completion of certain service requirements. Upon a change of control, all unvested options become vested and exercisable, subject to certain conditions. The Company intends to grant options to purchase up to 6,130,000 shares of common stock at $1.00 per share under the 1999 Plan to other key employees.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

      The Board of Directors has unanimously approved the adoption of the 1999 Plan. The affirmative vote of a majority of votes be cast by the holders of outstanding shares of common stock and Series B and Series C Convertible Preferred Stock who are present (either in person or by Proxy) at the Meeting, voting as a single class, is required for the adoption of the 1999 Plan. Unless marked otherwise, proxies received will be voted for the adoption of the 1999 Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE APPROVAL OF THE AAMES FINANCIAL CORPORATION 1999 STOCK OPTION PLAN.

                    PROPOSAL TO RATIFY THE APPOINTMENT OF
                           INDEPENDENT ACCOUNTANTS

        Effective February 22, 1999, the Company dismissed PricewaterhouseCoopers LLP ("PwC") as its independent public accountants. The Audit Committee of the Board of Directors approved this action. During the two most recent fiscal years and through February 22, 1999, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreement(s) in their reports. PwC audited the consolidated balance sheets of the Company at June 30, 1998 and 1997, and the related statement of operations, stockholders' equity and cash flows, for the fiscal years ended June 30, 1998 and June 30, 1997 (collectively, the "Financial Statements"). PwC's reports on the Financial Statements did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

         Effective February 22, 1999, the Board of Directors appointed Ernst & Young LLP to serve as independent accountants of the Company to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending June 30, 1999. Representatives of Ernst & Young LLP are expected to be present at the Meeting, will have an opportunity to make a statement if they desire to do so and will respond to appropriate questions from stockholders.

         The ratification of the appointment of Ernst & Young LLP as the Company's independent accountants will require the affirmative vote of a majority of the votes cast by the holders of outstanding shares of common stock and Series B and Series C Convertible Preferred Stock, who are present (either in person or by Proxy) at the Meeting, voting together as a single class.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

                            PROPOSALS OF STOCKHOLDERS

        SEC rules and regulations provide that if the date of the Company's 1999 Annual Meeting is advanced or delayed more than 30 days from the anniversary date of the 1998 Annual Meeting, stockholder proposals intended to be included in the proxy materials for the 1999 Annual Meeting must be received by the Company within a reasonable time before the Company begins to print and mail the proxy materials for the 1999 Annual Meeting. In the event a stockholder proposal is not received by the Company within a reasonable time before the Company begins to print and mail proxy materials for the 1999 Annual Meeting, the proxy to be solicited by the Board of Directors for the 1999 Annual Meeting will confer discretionary authority on the holders of the proxy to vote the shares if the proposal is presented at the 1999 Annual Meeting without any discussion of the proposal in the proxy statement for such meeting. Upon determination by the Company that the date of the 1999 Annual Meeting will be advanced or delayed by more than 30 days from the anniversary date of the 1998 Annual Meeting, the Company will disclose such change in the earliest possible quarterly report on Form 10-Q. Please address your proposals to Aames Financial Corporation, 350 S. Grand Ave., 52nd Floor, Los Angeles, California 90071, Attention: Corporate Secretary.

                                OTHER MATTERS

      The Board of Directors is not aware of any matter to be acted upon at the Meeting other than described in this Proxy Statement. Unless otherwise directed, all shares represented by the persons named in the accompanying Proxy will be voted in favor of the proposals described in this Proxy Statement. If any other matter properly comes before the Meeting, however, the Proxy holders will vote thereon in accordance with their best judgment.

                        ANNUAL REPORT TO STOCKHOLDERS

      The Company's Annual Report to Stockholders for the fiscal year ended June 30, 1998 was mailed to stockholders on October 14, 1998. A copy of the Company's Form 10-K/A for the fiscal year ended June 30, 1998 is being mailed to stockholders concurrently with this Proxy Statement.

                            REPORTS ON FORM 10-K AND 10-K/A

      THE COMPANY UNDERTAKES, UPON WRITTEN REQUEST, TO PROVIDE, WITHOUT CHARGE, TO EACH PERSON FROM WHOM THE ACCOMPANYING PROXY IS SOLICITED A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS AMENDED BY 10-K/A FOR THE YEAR ENDED JUNE 30, 1998, AND AS FILED WITH THE SEC, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, BUT EXCLUDING EXHIBITS THERETO. REQUESTS SHOULD BE ADDRESSED TO AAMES FINANCIAL CORPORATION, 350 S. GRAND AVENUE, LOS ANGELES, CALIFORNIA 90071, ATTN: EXECUTIVE VICE PRESIDENT - FINANCE.

DATED:  August 6, 1999                      ON BEHALF OF THE BOARD OF DIRECTORS

                                             Barbara S. Polsky
                                             Secretary

                                                                     EXHIBIT "A"

                         AAMES FINANCIAL CORPORATION
                            1999 STOCK OPTION PLAN


                                  ARTICLE I.

                                   PURPOSE

            This Stock Option Plan (the "Plan") is intended as an incentive and to encourage stock ownership by officers and certain other key employees of Aames Financial Corporation (the "Company") in order to increase their proprietary interest in the Company's success and to encourage them to remain in the employ of the Company.

            The term "Company," when used in the Plan with reference to eligibility and employment, shall include the Company and its subsidiaries. The word "subsidiary," when used in the Plan, shall mean any subsidiary of the Company within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

            It is intended that certain options granted under this Plan will qualify as "incentive stock options" under Section 422 of the Code. All grants under the Plan shall be subject to obtaining the approvals required to be obtained under Article XVIII by September 30, 1999. If either of such approvals is not obtained on a timely basis, all grants under the Plan shall be void AB INITIO, and the Plan shall be of no further force or effect.

                                 ARTICLE II.

                                ADMINISTRATION

            The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board") appointed by the Board which shall consist of not less than three members, two of whom shall be appointed by Capital Z Financial Services Fund II, L.P. ("Capital Z") during any period that Capital Z and/or its designated purchasers under the Preferred Stock Purchase Agreement by and among the Company and Capital Z, dated as of the 23rd day of December, 1998 (the "Purchase Agreement") own at least 25% of the outstanding voting securities of the Company (the "Minimum Stock Ownership Threshold"). However, notwithstanding anything to the contrary in this Section, only the Stock Option Committee (the "Stock Option Committee") shall have the authority to grant stock options, to the Chief Executive Officer and to the four highest compensated officers other than the Chief Executive Officer and all such grants shall be effective only upon ratification by the Committee. Each of the members of the Stock Option Committee should be an "outside director" within the meaning of Section 162(m) of the Code. Subject to the provisions of the Plan, the Committee shall have sole authority, in its absolute discretion: (a) to determine which of the eligible employees of the Company shall be granted options; (b) to authorize the granting of both incentive stock options and nonqualified options; (c) to determine the times when options shall be granted and the number of shares to be optioned; (d) to determine the option price of the shares subject to each option, which price shall be not less than the minimum specified in ARTICLE V; (e) to determine the time or times when each option becomes exercisable, the duration of the exercise period and any other restrictions on the exercise of options issued hereunder; (f) to prescribe the form or forms of the option agreements under the Plan (which forms shall be consistent with the terms of the Plan but need not be identical); (g) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (h) to construe and interpret the Plan, the rules and regulations and the option agreements under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all optionees.

                                 ARTICLE III.

                                    STOCK

            The stock to be optioned under the Plan shall be shares of authorized but unissued Common Stock of the Company, par value $.001 per share, or previously issued shares of Common Stock reacquired by the Company (the "Stock"). Under the Plan, the total number of shares of Stock which may be purchased pursuant to options granted hereunder shall not exceed, in the aggregate, 14,612,008 shares, except as such number of shares shall be adjusted in accordance with the provisions of ARTICLE X hereof.

            The number of shares of Stock available for grant of options under the Plan shall be decreased by the sum of the number of shares with respect to which options have been issued and are then outstanding and the number of shares issued upon exercise of options. In the event that any outstanding option under the Plan for any reason expires, is terminated or is canceled prior to the end of the period during which options may be granted, the shares of Stock called for by the unexercised portion of such option may again be subject to an option under the Plan.

                                 ARTICLE IV.

                         ELIGIBILITY OF PARTICIPANTS

            Subject to ARTICLE VII in the case of incentive stock options, officers and other key employees of the Company (excluding any person who is a member of the Committee) shall be eligible to receive options under the Plan. In addition, options which are not incentive stock options may be granted to consultants or other key persons (excluding any person who is a member of the Committee) who the Committee determines shall receive options under the Plan. No person may receive options for more than 7,306,004 shares of Outstanding Stock during the term of the Plan.

                                  ARTICLE V.

                            OPTION EXERCISE PRICE

            Subject to ARTICLE VII in the case of incentive stock options, except as otherwise provided by the Committee in the option agreement, the option exercise price of each option granted under the Plan shall not be less than the Fair Market Value of stock at the time the option is granted. Fair Market Value shall in all cases be based on trading days occurring after the "Initial Closing Date" as such term is defined in the Purchase Agreement. For purposes of the Plan, the Fair Market Value on a given date means (i) if the Stock is listed on a national securities exchange, the average of the closing sale prices reported as having occurred on the primary exchange with which the Stock is listed and traded during the twenty (20) trading days occurring immediately prior to such date; (ii) if the Stock is not listed on any national securities exchange but is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the average between the high bid price and low ask price reported during the twenty (20) trading days occurring immediately prior to such date; or (iii) if the Stock is not listed on a national securities exchange nor quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service.

                                 ARTICLE VI.

                        EXERCISE AND TERMS OF OPTIONS

            Subject to this ARTICLE VI, the Committee shall determine the dates after which options may be exercised, in whole or in part. If an option is exercisable in installments, installments or portions thereof which are exercisable and not exercised shall remain exercisable.

            Unless otherwise provided in the option agreement or agreed to by the Committee at the time of exercise, each optionee shall enter into a binding agreement with the Company at the time of grant pursuant to which such optionee agrees (i) not to sell, assign or otherwise transfer more than 25% of the Stock purchased pursuant to an Option in any given year and (ii) in aggregate not to sell, assign or otherwise transfer more than 25% of the Stock purchased pursuant to an Option over a five year period beginning on the effective date of this Plan. Appropriate legends shall be placed on the stock certificates evidencing shares issued upon exercise of options to reflect such transfer restrictions.

            Any other provision of the Plan to the contrary notwithstanding, but subject to ARTICLE VII in the case of incentive stock options, no option shall be exercised after the date ten years from the date of grant of such option (the "Termination Date").

            If prior to the Termination Date, an optionee shall cease to be employed by the Company by reason of a disability, as defined in Section 22(e)(3) of the Code, or by reason of retirement on or after age 65 ("Retirement") the option shall remain exercisable until the earlier of the Termination Date or one year after the date of cessation of employment to the extent the option was exercisable at the time of cessation of employment.

            In the event of the death of an optionee prior to the Termination Date and while employed by the Company, or while entitled to exercise an option pursuant to the preceding paragraph or the next to last sentence of the subsequent paragraph, the option shall remain exercisable until the earlier of the Termination Date or one year after the date of death, by the person or person to whom the optionee's rights under the option pass by will or the applicable laws of descent and distribution, to the extent that the optionee was entitled to exercise it on the date of death.

            Unless otherwise provided in the option agreement, if an optionee voluntarily terminates employment with the Company for reasons other than (i) death, (ii) disability, (iii) Retirement, or (iv) Good Reason (as hereinafter defined), or if an optionee's employment with the Company is terminated for Cause (as hereinafter defined), all options previously granted to such optionee which have not been exercised prior to such termination shall lapse and be canceled. If the Company terminates an optionee's employment without Cause, or if an optionee terminates his employment for Good Reason, all options previously granted to such optionee which were vested and satisfied all conditions to exercisability immediately prior to such termination shall continue to be vested and exercisable for a period not extending beyond the earlier of the Termination Date or one year after the date of such termination. In addition, if a Change in Control (as defined in Article XI hereof) occurs within six months from the date of termination of employment of an optionee referred to in the preceding sentence, unvested options shall become vested and exercisable to the same extent as if the Change in Control had occurred on the date of his termination of employment, and any such options shall continue to be exercisable until the earlier of the Termination Date or the first anniversary of optionee's termination of employment.

            In the case of any optionee who has an employment agreement with the Company, it shall be a condition to exercise of an option that the optionee not have engaged in any material and knowing or intentional breach of his employment agreement. After the expiration of the exercise period described in any of the preceding four paragraphs hereof, options shall terminate together with all of the optionee's rights thereunder, to the extent not previously exercised.

            For purposes of the Plan, the Company shall have "Cause" to terminate an optionee's employment if the Company has cause to terminate the optionee's employment under any existing employment agreement between the optionee and the Company or, in the absence of an employment agreement between the optionee and the Company, if the Company terminates the optionee after the Company reasonably determines that the optionee: (1) shall have been determined by a court of law to have committed any felony including, but not limited to, a felony involving fraud, theft, misappropriation, dishonesty, embezzlement, or any other crime involving moral turpitude, or if the optionee shall have been arrested or indicted for violation of any criminal statute constituting a felony, provided the Company reasonably determines that the continuation of the optionee's employment after such event would have an adverse impact on the operation or reputation of the Company or its affiliates (subsequent references to the "Company" in this paragraph shall be deemed to refer to the Company or its affiliates); (2) shall have committed one or more acts or gross negligence or willful misconduct that, in the good faith opinion of the Company, materially impair the goodwill or business of the Company or cause material damage to its property, goodwill, or business, or would, if known, subject the Company to public ridicule; (3) shall have refused or failed to a material degree to perform his duties hereunder (continuing without cure for ten
(10) days after receipt of written notice of need to cure); (4) shall have violated any material written Company policy provided to the Executive during or prior to the Term (continuing without cure for ten (10) days after receipt of written notice of need to cure) and that has caused material harm to the Company; or (5) knew, or should have known, that the Company materially, and knowingly or intentionally breached any representation, warranty, or covenant under the Purchase Agreement or, if the optionee has an employment agreement with the Company, the optionee shall have materially and intentionally or knowingly breached any provision of such employment agreement.

            For purposes of the Plan, in the case of an optionee who is not an employee of the Company, references to employment herein shall be deemed to refer to such person's relationship to the Company.

            Upon any merger or reorganization or other business combination in which the Company shall not be the surviving corporation, or a dissolution or liquidation of the Company, or a sale of all or substantially all of the Company's assets, all outstanding options shall terminate; PROVIDED, HOWEVER, that the Company shall cause either (i) the optionees to be paid an amount equal to the difference between (A) the aggregate fair market value (determined in accordance with ARTICLE V of the Plan) of the Stock subject to options held by the optionees at the time of such transaction that have become vested and exercisable by the terms of the Plan and the applicable option agreements (either as a result of or prior to such transaction) and (B) the aggregate exercise price of such options, or (ii) the surviving or resulting corporation to grant the optionees substitute options to purchase its shares on such terms and conditions, both as to the number of shares and otherwise, which the Committee shall deem appropriate.

            Notwithstanding the foregoing provisions of this ARTICLE VI or the terms of any option agreement, the Committee may in its sole discretion accelerate the exercisability of any option granted hereunder. Any such acceleration shall not affect the terms and conditions of any such option other than with respect to exercisability.

                                 ARTICLE VII.

                        SPECIAL PROVISIONS APPLICABLE
                       TO INCENTIVE STOCK OPTIONS ONLY

            To the extent the aggregate fair market value (determined as of the time the option is granted) of the Stock with respect to which any options granted hereunder which are intended to be incentive stock options may be exercisable for the first time by the optionee in any calendar year (under this Plan or any other stock option plan of the Company or any parent or subsidiary thereof) exceeds $100,000, such options shall not be considered incentive stock options.

            No incentive stock option may be granted to an individual who, at the time the option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof, unless such option (i) has an option price of at least 110 percent of the fair market value of the Stock on the date of the grant of such option; and (ii) cannot be exercised more than five years after the date it is granted.

            Each optionee who receives an incentive stock option must agree to notify the Company in writing immediately after the optionee makes a disqualifying disposition of any Stock acquired pursuant to the exercise of an incentive stock option. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (a) two years after the date the optionee was granted the incentive stock option or (b) one year after the date the optionee acquired Stock by exercising the incentive stock option.

                                ARTICLE VIII.

                              PAYMENT FOR SHARES

            Payment for shares of Stock purchased under an option granted hereunder shall be made in full upon exercise of the option, by certified or bank cashier's check payable to the order of the Company or by any other means acceptable to the Company. The Stock purchased shall thereupon be promptly delivered; PROVIDED, HOWEVER, that the Company may, in its discretion, require that an optionee pay to the Company, at the time of exercise, such amount as the Company deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise or the transfer of shares thereupon.

                                 ARTICLE IX.

                     NON-TRANSFERABILITY OF OPTION RIGHTS

            No option shall be transferable except by will or the laws of descent and distribution. During the lifetime of the optionee, the option shall be exercisable only by him. The Committee may, however, in its sole discretion, allow for transfer of options which are not incentive stock options to other persons or entities, subject to such conditions or limitations as it may establish.

                                  ARTICLE X.

                ADJUSTMENT FOR RECAPITALIZATION, MERGER, ETC.

            The aggregate number of shares of Stock which may be purchased pursuant to options granted hereunder, the maximum number of shares for which options may be granted to any one person, the number of shares of Stock covered by each outstanding option and the price per share thereof in each such option shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of stock resulting from a stock split or other subdivision or consolidation of shares of Stock or for other capital adjustments or payments of stock dividends or distributions or other increases or decreases in the outstanding shares of Stock without receipt of consideration by the Company. Any adjustment shall be conclusively determined by the Committee.

            In the event of any change in the outstanding shares of Stock by reason of any recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than cash dividends, the Committee shall make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of shares of Stock or other securities issued or reserved for issuance pursuant to the Plan, and the number or kind of shares of Stock or other securities covered by outstanding options, and the option price thereof. In instances where another corporation or other business entity is being acquired by the Company, and the Company has assumed outstanding employee option grants and/or the obligation to make future or potential grants under a prior existing plan of the acquired entity, similar adjustments are permitted at the discretion of the Committee. The Committee shall notify optionees of any intended sale of all or substantially all of the Company's assets within a reasonable time prior to such sale.

            The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option.

                                 ARTICLE XI.

                         EFFECT OF CHANGE IN CONTROL

            (a) Except to the extent otherwise provided in a particular option agreement or in paragraph (c) below, in the event of a "Change in Control," notwithstanding any unsatisfied service requirement established in the option agreement, such option shall become immediately exercisable with respect to 100 percent of the shares subject to such option.

            (b) For purposes of the Plan, a Change in Control shall, subject to subsection (c) below, be deemed to occur if, after the date the conditions of Article XVIII have been satisfied (i) any "person" (as that term is used in Sections 13 and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than Capital Z or any of its affiliates, is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of 50% or more of either the outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally, (ii) the Company is merged, consolidated or reorganized into or with another corporation or another legal entity and, as a result of such merger, consolidation or reorganization, less than 50% of the combined voting power of the then-outstanding securities of such corporation or entity immediately after such transaction is held in the aggregate by the holders of the combined voting power of the securities of the Company entitled to generally in the election of directors of the Company immediately prior to such transaction, (iii) individuals who constitute the Board at the beginning of such period cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's shareholders of each new director was approved by a vote of at least three-quarters of the directors then still in office who were directors at the beginning of the period or (iv) the Company undergoes a liquidation or dissolution or a sale of all or substantially all of the assets of the Company. No merger, consolidation or corporate reorganization in which the owners of the combined voting power of the Company's then outstanding voting securities entitled to vote generally prior to said combination, own 50% or more of the resulting entity's outstanding voting securities shall, by itself, be considered a Change in Control.

            (c) Notwithstanding any other provision of this Plan, unless (i) an optionee terminates his employment for Good Reason, or (ii) is terminated by the Company without Cause, in either case within one year after a Change in Control (as defined in subsection (b) above), no event shall be treated as a Change in Control unless all equity securities of the Company then held by Capital Z are contemporaneously exchanged for cash or other liquid assets, which Capital Z is free to sell on a basis reasonably likely to result in receipt of cash proceeds equal to or greater than the price payable to shareholders upon a Change in Control (such event is referred to as a "Capital Z Realization Event" and such price is referred to as the "Change in Control Price"). If an optionee's employment is terminated by the Company without Cause or by the optionee for Good Reason within one year after a Change in Control (as defined in subsection (b) above), the event shall be treated as both a Change in Control and a Capital Z Realization Event with respect to such optionee and acceleration of vesting shall occur to the extent the performance conditions established in the option agreement were satisfied as of the date of the Change in Control.

                                 ARTICLE XII.

                       NO OBLIGATION TO EXERCISE OPTION

            Granting of an option shall impose no obligation on the recipient to exercise such option.

                                ARTICLE XIII.

                               USE OF PROCEEDS

            The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.

                                 ARTICLE XIV.

                           RIGHTS AS A STOCKHOLDER

            An optionee or a transferee of an option shall have no rights as a stockholder with respect to any share covered by his option until he shall have become the holder of record of such share, and he shall not be entitled to any dividends or distributions or other rights in respect of such share for which the record date is prior to the date on which he shall have become the holder of record thereof.

            Notwithstanding anything herein to the contrary, the Committee, in its sole discretion, may restrict the transferability of all or any number of shares issued under the Plan upon the exercise of an option by legending the stock certificate as it deems appropriate.

                                 ARTICLE XV.

                              EMPLOYMENT RIGHTS

            Nothing in the Plan or in any option granted hereunder shall confer on any optionee any right to continue in the employ of the Company or any of its subsidiaries, or to interfere in any way with the right of the Company or any of its subsidiaries to terminate the optionee's employment at any time for any reason, whether or not for Cause.

                                 ARTICLE XVI.

                             COMPLIANCE WITH LAW

            The Company is relieved from any liability for the nonissuance or non-transfer or any delay in issuance or transfer of any shares of Stock subject to options under the Plan which results from the inability of the Company to obtain or in any delay in obtaining from any regulatory body having jurisdiction, all requisite authority to issue or transfer shares of Stock of the Company either upon exercise of the options under the Plan or shares of Stock issued as a result of such exercise if counsel for the Company deems such authority necessary for lawful issuance or transfer of any such shares. Appropriate legends may be placed on the stock certificates evidencing shares issued upon exercise of options to reflect such transfer restrictions.

            Each option granted under the Plan is subject to the requirement that if at any time the Committee determines, in its discretion, that the listing, registration or qualification of shares of Stock issuable upon exercise of options is required by any securities exchange or under any state or Federal law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of options or the issuance of shares of Stock, no shares of Stock shall be issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions or with such conditions as are acceptable to the Committee.

                                ARTICLE XVII.

                           CANCELLATION OF OPTIONS

            The Committee, in its discretion, may, with the consent of any optionee, cancel any outstanding option hereunder.

                                ARTICLE XVIII.

                  EFFECTIVE DATE AND EXPIRATION DATE OF PLAN

            The Plan is effective as of the "Initial Closing ", as such term is defined in the Purchase Agreement, subject to (i) approval by the stockholders of the Company in a manner which complies with Section 162(m) and
Section 422(b)(1) of the Code and the Treasury Regulations thereunder, such approval to occur at the next meeting of stockholders of the Company, and (ii) the consummation, on or prior to September 30, 1999, of the "Recapitalization," as such term is defined in the Purchase Agreement. The expiration date of the Plan, after which no option may be granted hereunder, shall be December 31, 2008.

                                 ARTICLE XIX.

                     AMENDMENT OR DISCONTINUANCE OF PLAN

            The Board may, without the consent of the Company's stockholders or optionees under the Plan, at any time terminate the Plan entirely and at any time or from time to time amend or modify the Plan, provided that no such action shall adversely affect options theretofore granted hereunder without the optionee's consent, and provided further that no such action by the Board, without approval of the stockholders, may (a) increase the total number of shares of Stock which may be purchased pursuant to options granted under the Plan, except as contemplated in ARTICLE X, or (b) expand the class of employees eligible to receive options under the Plan.

                                 ARTICLE XX.

                                MISCELLANEOUS

            (a) Options shall be evidenced by option agreements (which need not be identical) in such forms as the Committee may from time to time approve. Such agreements shall conform to the terms and conditions of the Plan and may provide that the grant of any option under the Plan and Stock acquired pursuant to the Plan shall also be subject to such other conditions (whether or not applicable to the option or Stock received by any other optionee) as the Committee determines appropriate, including, without limitation, provisions to assist the optionee in financing the purchase of Stock through the exercise of options, provisions for the forfeiture of, or restrictions on, resale or other disposition of shares under the Plan, and provisions to comply with Federal and state securities laws and Federal and state income tax withholding requirements.

            (b) If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

            (c) No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith; PROVIDED, HOWEVER, that approval of the Company's Board of Directors shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

            (d) The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without reference to the principles of conflicts of law thereof.

            (e) No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Optionees shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

            (f) Each member of the Committee and each member of the Company's Board of Directors shall be fully justified in relaying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and upon any other information furnished in connection with the Plan by any person or persons other than such member.

            (g) References to "Good Reason" as used herein shall relate only to optionees who have employment agreements with the Company, and in such cases, shall have the same meaning as set forth in such employment agreement. If the optionee does not have an employment agreement with the Company, or has an employment agreement that does not use the term Good Reason, then provisions relating to such term shall not apply.

            (h) Except as otherwise specifically provided in the relevant plan document, no payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit-sharing, group insurance or other benefit plan of the Company.

            (i) The expenses of administering the Plan shall be borne by the Company.

                  Masculine pronouns and other words of masculine gender shall refer to both men and women.

                                    * * *

As adopted by the Board of Directors of
Aames Financial Corporation as of June 9, 1999

                                                                   EXHIBIT "B"

                            PROPOSED AMENDMENTS TO
                       ARTICLE FOURTH OF THE COMPANY'S
                         CERTIFICATE OF INCORPORATION

CURRENT CERTIFICATE OF INCORPORATION

   The first paragraph of Article Fourth of the Certificate of Incorporation currently reads as follows:

   "FOURTH: The total number of shares which the Corporation shall have the authority to issue is 51,000,000, consisting of 50,000,000 shares of common stock, par value $0.001 per share (the "Common Stock") and 1,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock")."

AMENDMENT UPON APPROVAL OF THE COMMON STOCK PROPOSAL

   Upon approval of the Common Stock Proposal, without consideration of the Preferred Stock Proposal, the Preferred Stock Amendment Proposal or the Stock Split, the first paragraph of Article Fourth of the Certificate of Incorporation would be amended to read as follows:

   "FOURTH: The total number of shares which the Corporation shall have the authority to issue is 401,000,000, consisting of 400,000,000 shares of common stock, par value $0.001 per share (the "Common Stock") and 1,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock").

AMENDMENT UPON APPROVAL OF THE PREFERRED STOCK PROPOSAL

   Upon approval of the Preferred Stock Proposal, without consideration of the Common Stock Proposal, the Preferred Stock Amendment Proposal and the Stock Split, the first paragraph of Article Fourth of the Certificate of Incorporation would be amended to read as follows:

   "FOURTH: The total number of shares which the Corporation shall have the authority to issue is 250,000,000, consisting of 50,000,000 shares of common stock, par value $0.001 per share (the "Common Stock") and 200,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock").

AMENDMENT UPON APPROVAL OF THE COMMON STOCK PROPOSAL AND THE PREFERRED STOCK PROPOSAL

   Upon approval of the Common Stock Proposal and the Preferred Stock Proposal, without consideration of the Preferred Stock Amendment Proposal and the Stock Split, the first paragraph of Article Fourth of the Certificate of Incorporation would be amended to read as follows:

   "FOURTH: The total number of shares which the Corporation shall have the authority to issue is 600,000,000, consisting of 400,000,000 shares of common stock, par value $0.001 per share (the "Common Stock") and 200,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock").

AMENDMENT UPON APPROVAL OF THE PREFERRED STOCK PROPOSAL AND THE STOCK SPLIT

   Upon approval of the Preferred Stock Proposal and the Stock Split, without consideration of the Common Stock Proposal and the Preferred Stock Amendment Proposal, the first paragraph of Article Fourth of the Certificate of Incorporation would be amended to read as follows:

   "FOURTH: The total number of shares which the Corporation shall have the authority to issue is 250,000,000, consisting of 50,000,000 shares of common stock, par value $0.001 per share (the "Common Stock") and 200,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock").

    Simultaneously with the effective date of this amendment (the "EFFECTIVE DATE"), each share of the Corporation's Series B Convertible Preferred Stock having a par value of $0.001 per share issued and outstanding immediately prior to the Effective Date (the "PRE-SPLIT SERIES B PREFERRED STOCK") shall automatically and without any action on the part of the holder thereof be reclassified as and changed into one thousand (1,000) shares of Series B Convertible Preferred Stock, par value of $0.001 per share (the "POST-SPLIT SERIES B STOCK"). Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Pre-Split Series B Convertible Preferred Stock (the "PRE-SPLIT SERIES B CERTIFICATES," whether one or more) shall be entitled to receive upon surrender of such Pre-Split Series B Certificates to the Corporation's Secretary for cancellation, a certificate or certificates (the "POST-SPLIT SERIES B CERTIFICATES," whether one or more) representing the number of whole shares of Post-Split Series B Convertible Preferred Stock into which and for which the shares of Pre-Split Series B Convertible Preferred Stock formerly represented by such Pre-Split Series B Certificates so surrendered, are reclassified pursuant to the terms hereof. From and after the Effective Date, Pre-Split Series B Certificates shall represent only the right to receive Post-Split Series B Certificates pursuant to the provisions hereof. If more than one Pre-Split Series B Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of Post-Split Series B Convertible Preferred Stock for which the Post-Split Series B Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Pre-Split Series B Certificates so surrendered. If any Post-Split Series B Certificate is to be issued in a name other than that in which the Pre-Split Series B Certificate surrendered for exchange are issued, the Pre-Split Series B Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Pre-Split Series B Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Corporation's Secretary that such taxes are not payable;

    Simultaneously with the Effective Date, each share of the Corporation's Series C Convertible Preferred Stock having a par value of $0.001 per share issued and outstanding immediately prior to the Effective Date (the "PRE-SPLIT SERIES C PREFERRED STOCK") shall automatically and without any action on the part of the holder thereof be reclassified as and changed into one thousand (1,000) shares of Series C Convertible Preferred Stock, par value of $0.001 per share (the "POST-SPLIT SERIES C STOCK"). Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Pre-Split Series C Convertible Preferred Stock (the "PRE-SPLIT SERIES C CERTIFICATES," whether one or more) shall be entitled to receive upon surrender of such Pre-Split Series C Certificates to the Corporation's Secretary for cancellation, a certificate or certificates (the "POST-SPLIT SERIES C CERTIFICATES," whether one or more) representing the number of whole shares of Post-Split Series C Convertible Preferred Stock into which and for which the shares of Pre-Split Series C Convertible Preferred Stock formerly represented by such Pre-Split Series C Certificates so surrendered, are reclassified pursuant to the terms hereof. From and after the Effective Date, Pre-Split Series C Certificates shall represent only the right to receive Post-Split Series C Certificates pursuant to the provisions hereof. If more than one Pre-Split Series C Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of Post-Split Series C Convertible Preferred Stock for which the Post-Split Series C Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Pre-Split Series C Certificates so surrendered. If any Post-Split Series C Certificate is to be issued in a name other than that in which the Pre-Split Series C Certificate surrendered for exchange are issued, the Pre-Split Series C Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Pre-Split Series C Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Corporation's Secretary that such taxes are not payable;

    The Corporation's Series A Preferred Stock shall not be affected by the filing of this Amendment."

AMENDMENT UPON APPROVAL OF THE COMMON STOCK PROPOSAL, THE PREFERRED STOCK PROPOSAL AND THE STOCK SPLIT

    Upon approval of the Common Stock Proposal, the Preferred Stock Proposal and the Stock Split, the first paragraph of Article Fourth of the Certificate of Incorporation would be amended to read as follows:

   "FOURTH: The total number of shares which the Corporation shall have the authority to issue is 600,000,000, consisting of 400,000,000 shares of common stock, par value $0.001 per share (the "Common Stock") and 200,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock").

   Simultaneously with the effective date of this amendment (the "EFFECTIVE DATE"), each share of the Corporation's Series B Convertible Preferred Stock having a par value of $0.001 per share issued and outstanding immediately prior to the Effective Date (the "PRE-SPLIT SERIES B PREFERRED STOCK") shall automatically and without any action on the part of the holder thereof be reclassified as and changed into one thousand (1,000) shares of Series B Convertible Preferred Stock, par value of $0.001 per share (the "POST-SPLIT SERIES B STOCK"). Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Pre-Split Series B Convertible Preferred Stock (the "PRE-SPLIT SERIES B CERTIFICATES," whether one or more) shall be entitled to receive upon surrender of such Pre-Split Series B Certificates to the Corporation's Secretary for cancellation, a certificate or certificates (the "POST-SPLIT SERIES B CERTIFICATES," whether one or more) representing the number of whole shares of Post-Split Series B Convertible Preferred Stock into which and for which the shares of Pre-Split Series B Convertible Preferred Stock formerly represented by such Pre-Split Series B Certificates so surrendered, are reclassified pursuant to the terms hereof. From and after the Effective Date, Pre-Split Series B Certificates shall represent only the right to receive Post-Split Series B Certificates pursuant to the provisions hereof. If more than one Pre-Split Series B Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of Post-Split Series B Convertible Preferred Stock for which the Post-Split Series B Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Pre-Split Series B Certificates so surrendered. If any Post-Split Series B Certificate is to be issued in a name other than that in which the Pre-Split Series B Certificate surrendered for exchange are issued, the Pre-Split Series B Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Pre-Split Series B Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Corporation's Secretary that such taxes are not payable;

   Simultaneously with the Effective Date, each share of the Corporation's Series C Convertible Preferred Stock having a par value of $0.001 per share issued and outstanding immediately prior to the Effective Date (the "PRE-SPLIT SERIES C PREFERRED STOCK") shall automatically and without any action on the part of the holder thereof be reclassified as and changed into one thousand (1,000) shares of Series C Convertible Preferred Stock, par value of $0.001 per share (the "POST-SPLIT SERIES C STOCK"). Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Pre-Split Series C Convertible Preferred Stock (the "PRE-SPLIT SERIES C CERTIFICATES," whether one or more) shall be entitled to receive upon surrender of such Pre-Split Series C Certificates to the Corporation's Secretary for cancellation, a certificate or certificates (the "POST-SPLIT SERIES C CERTIFICATES," whether one or more) representing the number of whole shares of Post-Split Series C Convertible

   Preferred Stock into which and for which the shares of Pre-Split Series C Convertible Preferred Stock formerly represented by such Pre-Split Series C Certificates so surrendered, are reclassified pursuant to the terms hereof. From and after the Effective Date, Pre-Split Series C Certificates shall represent only the right to receive Post-Split Series C Certificates pursuant to the provisions hereof. If more than one Pre-Split Series C Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of Post-Split Series C Convertible Preferred Stock for which the Post-Split Series C Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Pre-Split Series C Certificates so surrendered. If any Post-Split Series C Certificate is to be issued in a name other than that in which the Pre-Split Series C Certificate surrendered for exchange are issued, the Pre-Split Series C Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Pre-Split Series C Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Corporation's Secretary that such taxes are not payable;

   The Corporation's Series A Preferred Stock shall not be affected by the filing of this Amendment."

                                                                   EXHIBIT "C"

                             PROPOSED AMENDMENTS TO
                THE CERTIFICATE OF INCORPORATINO WITH RESPECT TO THE
                    SERIES B CONVERTIBLE PREFERRED STOCK AND
                      SERIES C CONVERTIBLE PREFERRED STOCK


CURRENT CERTIFICATE OF INCORPORATION WITH RESPECT TO THE SERIES B CONVERTIBLE PREFERRED STOCK

      Article III, Subsection D(2) of the Series B Certificate of Designations currently reads as follows:

      "2. If the Recapitalization is not consummated prior to June 30, 1999, the Dividend Rate shall be deemed to be 15% per annum during the period commencing on such date and ending on the date the Recapitalization is consummated."


AMENDMENT OF THE CERTIFICATE OF INCORPORATION WITH RESPECT TO THE SERIES B CONVERTIBLE PREFERRED STOCK UPON APPROVAL OF THE PREFERRED STOCK AMENDMENT PROPOSAL

      "2. If the Recapitalization is not consummated prior to the earlier to occur of September 30, 1999 and the date of a meeting of the stockholders of the Company at which any proposal necessary to consummate the Recapitalization is defeated, the Dividend Rate shall be deemed to be 15% per annum during the period commencing on such date and ending on the date the Recapitalization is consummated."


CURRENT CERTIFICATE OF INCORPORATION WITH RESPECT TO THE SERIES C CONVERTIBLE PREFERRED STOCK

      Article III, Subsection D(2) of the Series C Certificate of Designations currently reads as follows:

      "2. If the Recapitalization is not consummated prior to June 30, 1999, the Dividend Rate shall be deemed to be 15% per annum during the period commencing on such date and ending on the date the Recapitalization is consummated."


AMENDMENT OF THE CERTIFICATE OF INCORPORATION WITH RESPECT TO THE SERIES C CONVERTIBLE PREFERRED STOCK UPON APPROVAL OF THE PREFERRED STOCK AMENDMENT PROPOSAL

      "2. If the Recapitalization is not consummated prior to the earlier to occur of September 30, 1999 and the date of a meeting of the stockholders of the Company at which any proposal necessary to consummate the Recapitalization is defeated, the Dividend Rate shall be deemed to be 15% per annum during the period commencing on such date and ending on the date the Recapitalization is consummated."

                                                                   EXHIBIT "D"

                                 December 21, 1998



PRIVATE AND CONFIDENTIAL

The Board of Directors
Aames Financial Corporation
350 South Grand Avenue
Los Angeles, CA  90071

Dear Sirs:

      You have requested our opinion as to the fairness from a financial point of view to the stockholders of Aames Financial Corporation (the "Company") of the consideration to be received by the Company from Capital Z Financial Services Fund II, L.P. ("Capital Z") for its investment in the Company pursuant to a Preferred Stock Purchase Agreement dated as of December 21, 1998 (the "Preferred Stock Purchase Agreement") by and between the Company and Capital Z. The Preferred Stock Purchase Agreement provides, among other things, for: (i) the investment of $75.0 million through the purchase by Capital Z or its designees of newly designated Series B Convertible Preferred Stock of the Company (the "Series B Preferred Stock") and newly designated Series C Convertible Preferred Stock of the Company (the "Series C Preferred Stock" and, together with the Series B Preferred Stock, the "Preferred Stock") in a private placement transaction (the "Initial Closing"); (ii) after the Initial Closing and completion of a recapitalization of the Company, an offering (the "Rights Offering") to the Company's common stockholders of non-transferable rights to purchase up to $25.0 million of Series C Preferred Stock; and (iii) the sale to Capital Z or its designees of any and all shares of Series C Preferred Stock not purchased by the Company's common stockholders in such Rights Offering (the transactions referred to in clauses (i), (ii) and (iii) are collectively referred to as the "Preferred Stock Issuance").

      Under the Preferred Stock Purchase Agreement, Capital Z will, on the date of Initial Closing, subject to the satisfaction or waiver of certain conditions, purchase shares of Preferred Stock with an aggregate purchase price of $75.0 million. Pursuant to the Rights Offering, the common stockholders of the Company will have the opportunity to purchase non-transferable rights to purchase shares of Series C Preferred Stock for an aggregate purchase price of $25.0 million. Capital Z will act as standby purchaser with respect to the Rights Offering, will purchase all shares of Series C Preferred Stock that are not purchased by the Company's stockholders at the same per share purchase price offered to the common stockholders and will be paid a standby commitment fee of warrants to purchase 1.25 million shares of the Company's common stock, par value $.001 per share (the "Common Stock"), at an exercise price of $1.00 per share. The Company will also pay Capital Z a $2.0 million financial advisory fee in connection with the transactions under the Preferred Stock Purchase Agreement.

      The Preferred Stock will be convertible at any time after the date of issuance into shares of Common Stock at a ratio of one share of Common Stock for each $1.00 liquidation preference of Preferred Stock. The Preferred Stock will accrue dividends at a rate of 6.5% per annum, payable quarterly, which the Company has the option of accruing for the first two years. The Preferred Stock will be redeemable by the Company at its option on the tenth anniversary of its issuance. The terms of the Series B Preferred Stock and the Series C Preferred Stock will be identical, except that the Series C Preferred Stock will have no rights to vote to elect directors of the Company. If the Company does not obtain stockholder approval of certain amendments to its certificate of incorporation (the "Recapitalization"), and complete such Recapitalization, by June 30, 1999, then (i) the dividend rate on the Preferred Stock will increase to 15.0% per annum; and (ii) the Preferred Stock will become mandatorily redeemable on the sixth anniversary of its issuance; and (iii) the Company will issue to Capital Z additional warrants to purchase 2.5 million shares of Common Stock at an exercise price of $1.00 per share.

      After completion of the transactions under the Preferred Stock Purchase Agreement, Capital Z will own Preferred Stock convertible into Common Stock: (i) constituting approximately 57.2% of the fully-diluted Common Stock if the Rights Offering is fully subscribed by the Company's common stockholders and (ii) constituting approximately 76.3% of the fully-diluted Common Stock if the common stockholders of the Company do not purchase any Preferred Stock in the Rights Offering.

      As more fully reflected in the Company's quarterly report on Form 10-Q for the first quarter ending September 30, 1998, the Company's operating performance and overall financial position have been materially adversely affected by global conditions in the capital and credit markets, which conditions have particularly affected companies in the subprime home equity finance sector. These market conditions have negatively impacted the Company's ability to securitize its mortgage loans and to achieve securitization gains, severely restricted the Company's access to credit facilities, precluded access to public equity and debt markets and adversely affected the premiums received in the whole loan market. The Company has advised us that under current conditions and at the present rate it is using cash, without the infusion of capital provided by the Preferred Stock Purchase Agreement or from another comparable transaction, the Company's current assets may be insufficient to satisfy its funding requirements and to allow it to continue to originate loans and to operate its business through the end of its fiscal quarter ending March 31, 1999.

      In arriving at our opinion, we reviewed the Preferred Stock Purchase Agreement as well as certain financial and other information that was publicly available or furnished to us by the Company, including information provided during discussions with management. Included in the information provided during such discussions were certain financial projections prepared by management of the Company for the period from January 1, 1998 to December 31, 2000, including the Company's weekly cash position through March 31, 1999. We also reviewed an orderly liquidation analysis prepared by management based on the Company's projections regarding cash flow from the Company's residual assets. In addition, we reviewed certain financial and securities data of the Company and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

      In rendering our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company or its representatives, or that was otherwise reviewed by us. With respect to the financial projections and the liquidation analysis supplied to us, we have assumed that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of the Company as to the future operating and financial performance of the Company and its financial assets. We have not assumed any responsibility for making an independent evaluation of the Company's assets or liabilities or for making any independent verification of any of the information reviewed by us. In addition, we have relied as to certain legal matters on advice of counsel to the Company, including that, the Company's Board of Directors owed and continues to owe its fiduciary duty to the Common Stockholders of the Company.

      The Company has considered various alternative transactions and courses of action other than the transactions under the Preferred Stock Purchase Agreement, including other potential private placements or public offerings of equity, securitizations, additional bank and warehouse financing, strategic joint ventures, asset sales, mergers and other business combinations. The Company's management has advised us that, based on time constraints and other factors, it does not believe that there are alternative transactions or courses of action, other than the transactions under the Preferred Stock Purchase Agreement, practically available to the Company that would effectively address the Company's liquidity and capital concerns.

      Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We are expressing no opinion herein as to the prices at which the Preferred Stock or the Common Stock will actually trade at any time. Our opinion does not address the relative merits of the transactions under the Preferred Stock Purchase Agreement and the other business strategies that might exist for the Company. Our opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote on the amendments required to effectuate the transactions under the Preferred Stock Purchase Agreement.

      Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. DLJ has performed investment banking and other services for the Company in the past and has received usual and customary compensation for such services. Most recently, DLJ (i) acted as financial advisor to the Company in connection with a $38.0 million equity investment in April 1998 and (ii) acted as co-manager of a $150.0 million senior note offering for the Company in October 1996. DLJ's asset-backed group has lead and co- managed 2 and 4 mortgaged-backed securitizations, respectively, for the Company during the past two years. Certain investment funds affiliated with DLJ and certain employees of DLJ are limited partners of Capital Z. Such funds and employees have an aggregate investment in Capital Z of approximately $25 million.

            Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the consideration to be received by the Company from Capital Z for its investment under the Preferred Stock Purchase Agreement is fair to the Company's stockholders from a financial point of view.

                                       Very truly yours,

                                       DONALDSON, LUFKIN & JENRETTE
                                       SECURITIES CORPORATION

                                                                   EXHIBIT "E"

                                   July 16, 1999



PRIVATE AND CONFIDENTIAL

Continuing Directors of the Board
Aames Financial Corporation
350 South Grand Avenue
Los Angeles, CA  90071

Dear Sirs:

      You have requested our opinion as to the fairness from a financial point of view to the stockholders of Aames Financial Corporation (the "Company") of the consideration to be received by the Company from Capital Z Financial Services Fund II, L.P. ("Capital Z") for its additional investment in the Company pursuant to Amendment No. 3, dated as of July 16, 1999 (the "Amendment"), to the Preferred Stock Purchase Agreement, dated as of December 23, 1998 (as amended, including Amendment No. 3, the "Preferred Stock Purchase Agreement") by and between the Company and Capital Z. The Amendment provides, among other things, that (i) Capital Z will purchase from the Company 25,000 shares (the "Additional Shares") of Series C Convertible Preferred Stock, par value $0.001 per share (the "Series C Preferred Stock"), with an aggregate liquidation preference of $25 million for an aggregate purchase price of $25 million (the "Additional Investment") and (ii) the Company will pay a fee to Capital Z consisting of warrants to purchase 1.25 million shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), at an exercise price of $1.00 per share. Pursuant to the Preferred Stock Purchase Agreement, among other things, Capital Z and certain other investors designated by it invested $76.5 million to purchase a combination of Series C Preferred Stock and Series B Convertible Preferred Stock, par value $0.001 per share (the "Series B Preferred Stock" and together with the Series C Preferred Stock, the "Preferred Stock") (the "Original Transaction").

      After the closing of the Additional Investment and completion of the Recapitalization (as defined below) of the Company, the Company will make an offering (the "Right Offering") to the Company's common stockholders of non-transferable rights to purchase up to approximately $31 million aggregate liquidation preference of the Series C Preferred Stock at the same price per share as the Additional Investment. Capital Z will act as standby purchaser with respect to the up to $25 million aggregate liquidation preference of Series C Preferred Stock that are not purchased by the Company's stockholders at the same per share purchase price offered to the common stockholders. For acting as standby underwriter in the Rights Offering, the Company will pay Capital Z a standby commitment fee consisting of warrants to purchase 1.25 million shares of Common Stock, at an exercise price of $1.00 per share.

      The Preferred Stock will be convertible at any time after the date of issuance into shares of Common Stock at a ratio of one share of Common Stock for each $1.00 liquidation preference of Preferred Stock. The Preferred Stock will accrue dividends at a rate of 6.5% per annum, payable quarterly, which the Company has the option of accruing for the first two years. The Preferred Stock will be redeemable by the Company at its option on the tenth anniversary of its issuance. The Series C Preferred Stock will have no rights to vote to elect directors of the Company. If the Company does not obtain stockholder approval of certain amendments to its certificate of incorporation (the "Recapitalization"), and complete such Recapitalization, by September 30, 1999, then (i) the dividend rate on the Preferred Stock will increase to 15.0% per annum; and (ii) the Preferred Stock will become mandatorily redeemable on the sixth anniversary of its issuance; and (iii) the Company will issue to Capital Z additional warrants to purchase 3.0 million shares of Common Stock at an exercise price of $1.00 per share.

      After completion of the transactions under the Preferred Stock Purchase Agreement (including the Additional Investment), Capital Z will own Preferred Stock convertible into Common Stock: (i) constituting approximately 64.9% of the diluted Common Stock if the Rights Offering is fully subscribed by the

Company's common stockholders and (ii) constituting approximately 80.5% of the diluted Common Stock if the common stockholders of the Company do not purchase any Preferred Stock in the Rights Offering.

      As more fully reflected in the Company's quarterly reports to the SEC during the past year, the Company's operating performance and overall financial position have been materially adversely affected by global conditions in the capital and credit markets, which conditions have particularly affected companies in the subprime home equity finance sector. These market conditions have negatively impacted the Company's ability to securitize its mortgage loans and to achieve securitization gains, severely restricted the Company's access to credit facilities, precluded access to public equity and debt markets and adversely affected the premiums received in the whole loan market. The Company has advised us that under current conditions and at the present rate it is using cash, without the infusion of capital provided by the Preferred Stock Purchase Agreement or from another comparable transaction, the Company will have to operate at very low levels of liquidity which may be insufficient to satisfy its funding requirements and to allow it to continue to originate loans and to operate its business through the end of its fiscal quarter ending September 30, 1999.

      In arriving at our opinion, we reviewed the Amendment and the original Preferred Stock Purchase Agreement, as amended, as well as certain financial and other information that was publicly available or furnished to us by the Company, including information provided during discussions with management. Included in the information provided during such discussions were certain financial projections prepared by management of the Company for the period from July 1, 1998 to December 31, 2000, including the Company's weekly cash position through August 31, 1999. We also reviewed an orderly liquidation analysis prepared by management based on the Company's projections regarding cash flow from the Company's residual assets. In addition, we reviewed certain financial and securities data of the Company and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

      In rendering our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company or its representatives, or that was otherwise reviewed by us. With respect to the financial projections and the liquidation analysis supplied to us, we have assumed that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of the Company as to the future operating and financial performance of the Company and its financial assets. We have not assumed any responsibility for making an independent evaluation of the Company's assets or liabilities or for making any independent verification of any of the information reviewed by us. In addition, we have relied as to certain legal matters on advice of counsel to the Company, including that the Company's Board of Directors owed and continues to owe its fiduciary duty to the common stockholders of the Company.

      The Company has considered various alternative transactions and courses of action other than the transactions under the Amendment, including other potential private placements or public offerings of equity, securitizations, additional bank and warehouse financing, strategic joint ventures, asset sales, mergers and other business combinations. The Company's management has advised us that, based on time constraints and other factors, it does not believe that there are alternative transactions or courses of action, other than the transactions under the Amendment, practically available to the Company that would effectively address the Company's liquidity and capital concerns. We were not requested to, nor did we, assist the Company in considering such alternatives or advise the Company in its negotiation of the Amendment. We understand that the Amendment and the terms and conditions thereof have been approved by non-interested directors of the Company.

      Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We are expressing no opinion herein as to the prices at which the Preferred Stock or the Common Stock will actually trade at any time. Our opinion does not address the relative merits of the transactions under the Amendment and the other business strategies that might exist for the Company. Our opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote on the amendments required to effectuate the transactions under the Amendment.

      Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. DLJ has performed investment banking and other services for the Company in the past and has received usual and customary compensation for such services. Most recently, DLJ (i) acted as financial advisor to the Company in connection with a $38.0 million equity investment in April 1998 (ii) acted as co-manager of a $150.0 million senior note offering for the Company in October 1996 and (iii) acted as exclusive advisor to the Company relating to the Original Transaction. DLJ's asset-backed group has lead and co- managed two and four mortgaged-backed securitizations, respectively, for the Company during the past two years. Certain investment funds affiliated with DLJ and certain employees of DLJ are limited partners of Capital Z. Such funds and employees have an aggregate investment in Capital Z of approximately $25 million.

      Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the consideration to be received by the Company from Capital Z for the Additional Investment under the Amendment is fair to the Company's stockholders from a financial point of view.

                                    Very truly yours,

                                    DONALDSON, LUFKIN & JENRETTE
                                    SECURITIES CORPORATION

PROXY

                         AAMES FINANCIAL CORPORATION

                        ANNUAL MEETING OF STOCKHOLDERS
                              September 13, 1999

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned holder(s) of common stock of Aames Financial Corporation, a Delaware corporation (the "Company"), hereby acknowledge(s) receipt of the Proxy Statement and the Notice of the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on September 13, 1999, at 10:00 a.m., Los Angeles time, at the Hotel Inter-Continental, 251 S. Olive Street, Los Angeles, California, and hereby further revokes all previous proxies and appoints Barbara
S. Polsky, David A. Sklar and Ralph W. Flick as proxies of the undersigned, with full power of substitution for and in the name of the undersigned, at the Annual Meeting and any adjournment(s) thereof with the same effect as if the undersigned were present, for the following purposes:

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

COMMON STOCK                                                Please mark your vote as     [X]
                                                            indicated in this example.
1. To approve an increase of the Company's authorized         FOR      AGAINST               ABSTAIN
common stock by 350,000,000 shares, to an aggregate of       [   ]      [   ]                 [   ]
400,000,000 shares.


2. To approve an increase of the Company's authorized         FOR      AGAINST               ABSTAIN
preferred stock by 199,000,000 shares to an aggregate of     [   ]      [   ]                 [   ]
200,000,000 shares.

3.  To approve a change to September 30, 1999, the date        FOR      AGAINST              ABSTAIN
on which Proposals 1, 2 and 4 must be approved.               [   ]      [   ]                [   ]

4. To approve a 1,000-for-1 forward split of the              FOR      AGAINST               ABSTAIN
Company's Series B and Series C Convertible Preferred         [   ]      [   ]                 [   ]
Stock outstanding as of September 13, 1999.

5.  ELECTION OF DIRECTORS:  The election of the following            FOR the nominee      WITHHOLD AUTHORITY
person as a director of the Company, as provided in the              listed (except as    (TO VOTE FOR
Company's Proxy Statement:  Eric Rahe                                marked to the        ALL THE NOMINEES
                                                                     contrary) [   ]      LISTED) [   ]




Instruction: To vote against any one nominee, write that
nominee's name in the space provided below:
----------------------------



6. The adoption of the Company's 1999 Stock Option Plan.
                                                              FOR      AGAINST                  ABSTAIN
                                                             [   ]      [   ]                    [   ]



7. The ratification of the appointment of Ernst & Young
LLP as the independent accountants of the Company for         FOR      AGAINST                  ABSTAIN
fiscal 1999.                                                 [   ]      [   ]                    [   ]

     _____THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS YOU HAVE
          INDICATED ABOVE. IF NO INDICATION HAS BEEN MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ABOVE NOMINEES AND IN FAVOR OF THE PROPOSALS AND, AS THE PROXY DEEMS ADVISABLE, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

          YOUR VOTE IS IMPORTANT TO THE COMPANY

          PLEASE SIGN AND RETURN YOUR PROXY BY TEARING OFF THE TOP .PORTION OF THIS SHEET AND RETURNING IT IN THE ENCLOSED POSTAGE- PAID ENVELOPE.

Signature(s) __________________________________, Signature, if held jointly
_____________________ Date________________________, 1999 (Please sign exactly as your name appears on your stock certificate.) When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign. If a corporation, sign in full corporation name by President or other authorized officer. If a partnership, sign in partnership name by authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.